      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 1999


                                                              FILE NO. 333-72295
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------


                               Amendment No. 2 to


                                    Form S-1
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------
                           CANARGO ENERGY CORPORATION
             (Exact name of Registrant as specified in its charter)

          DELAWARE                          1311                         91-0881481
(State or other jurisdiction    (Primary Standard Industrial    (IRS Employer Identification
    of incorporation or         Classification Code Number)                 No.)
       organization)

  SUITE 1580, 727 - 7TH AVENUE S.W., CALGARY, ALBERTA T2P 0Z5  TELEPHONE (403)
                                    777-1185
         (Address and telephone number of principal executive offices)
                      ------------------------------------

                                SUSAN E. PALMER
                           CANARGO ENERGY CORPORATION
  1400 BROADFIELD BOULEVARD, SUITE 100, HOUSTON, TEXAS 77084  TELEPHONE (281)
                                    492-6992
           (Name, address and telephone number of agent for service)
                      ------------------------------------
                Please forward a copy of all correspondence to:
                             ALAN D. JACOBSON, ESQ.
                         KELLY LYTTON MINTZ & VANN LLP
 1900 AVENUE OF THE STARS, SUITE 1450, LOS ANGELES, CALIFORNIA 90067  TELEPHONE
                                 (310) 277-5333
                      ------------------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                      ------------------------------------


    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.



                   SUBJECT TO COMPLETION, DATED JUNE 7, 1999



                                     [LOGO]



                           CANARGO ENERGY CORPORATION


                                  COMMON STOCK


                          MINIMUM -- 11,500,000 SHARES

                          MAXIMUM -- 21,264,643 SHARES


     CanArgo Energy Corporation is offering a minimum of 11,500,000 shares and a maximum of 21,264,643 shares of its common stock at a price of U.S.$0.30 per share or in Norwegian kroner at a price of NOK2.35 per share. The minimum subscription is 1,000 shares.



     The common stock is traded in the over-the-counter market under the symbol GUSH. On June 3, 1999, the high and low prices of the common stock on the OTC Bulletin Board were $0.28 and $0.26 per share, respectively. The common stock is also traded on the Oslo Stock Exchange under the symbol CNR. On June 3, 1999, the high and low prices of the common stock on the Oslo Stock Exchange were NOK2.15 and NOK2.15, respectively.


     YOU SHOULD CAREFULLY CONSIDER THE INFORMATION REGARDING RISKS ASSOCIATED WITH A PURCHASE OF THE COMMON STOCK THAT ARE DESCRIBED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 6.


                                                                                           PROCEEDS TO
                                                    PRICE                SALES               CANARGO
                                                  TO PUBLIC           COMMISSIONS        BEFORE EXPENSES
                                              -----------------    -----------------    -----------------
Per Share.................................    $     0.30           $     0.024          $     0.276
Minimum Offering:.........................    $   3,450,000        $    276,000         $   3,174,000
Maximum Offering:.........................    $   6,379,393        $    510,341         $   5,869,052



     All subscription payments will be deposited into escrow accounts and no funds will be disbursed to CanArgo until at least 11,500,000 shares are sold. If the minimum number of shares is not sold by the termination of the offering, all proceeds deposited in the escrow accounts will be promptly refunded to subscribers in full, without interest and without any deduction of any kind.



     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



     The offering will terminate on the earlier of:



          - the time when all the shares are sold, or



          - at 9:00 a.m. Texas local time and 4:00 p.m. Norway local time on June 30, 1999, unless CanArgo extends this date, without notice, to not later than August 6, 1999.


                       PROSPECTUS DATED JUNE      , 1999

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. The information in this prospectus is current only as of the date of this prospectus, regardless of the time this prospectus is delivered to you or the time you purchase the common stock. This information could change and be different as of a later date.

This prospectus is not an offer to sell, nor is it seeking an offer to buy, the common stock in any jurisdiction where the offer or sale is not permitted.


No action is being taken in any jurisdiction other than the United States and Norway to permit a public offering of the common stock or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States and Norway are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable in that jurisdiction.



                               TABLE OF CONTENTS



                                                              PAGE
                                                              ----
Summary.....................................................    3
Risk Factors................................................    6
Forward-looking Statements..................................   15
The Offering................................................   17
Use of Proceeds.............................................   22
Market for Common Stock and Dividend Policy.................   23
Capitalization..............................................   26
Selected Consolidated Financial Data........................   27
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   28
Business....................................................   41
Management..................................................   59
Related Transactions........................................   66
Ownership of Voting Securities..............................   68
Description of Capital Stock................................   72
Shares Eligible for Future Resale...........................   75
Legal Matters...............................................   76
Experts.....................................................   76
Available Information.......................................   77
Index to Financial Statements...............................   78

                                    SUMMARY


This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the common stock. You should read the entire prospectus carefully.

Unless otherwise indicated by the context, the term "CanArgo" refers to CanArgo Energy Corporation and its consolidated subsidiaries. All share and per share amounts in this prospectus have been adjusted to reflect a 1-for-2 reverse stock split of CanArgo's common stock effected in July 1998.


                           CANARGO ENERGY CORPORATION


CanArgo Energy Corporation, a Delaware corporation, is an oil and gas exploration and production company that owns interests in oil and gas properties located in the Republic of Georgia and elsewhere in Eastern Europe. CanArgo's principal activity involves the rehabilitation and development of oil and gas fields with a productive history that indicate the potential for increased production through the application of modern production techniques. CanArgo is producing crude oil at the Ninotsminda field in Georgia through a 68.5% owned subsidiary, Ninotsminda Oil Company Limited. CanArgo is currently directing most of its efforts and resources to the development of the Ninotsminda field and needs the proceeds of this offering to continue that development. To the extent that it has the financial and other resources to do so, CanArgo intends to rehabilitate and develop, or engage in exploratory drilling on, other oil and gas fields in which it has an interest.

CanArgo's principal executive offices are located at Suite 1580, Guinness House, 727 - 7th Avenue, S.W., Calgary, Alberta, Canada T2P 0Z5, and its telephone number is (403) 777-1185.

                                  THE OFFERING


MINIMUM OFFERING.............   11,500,000 shares, or approximately $3,450,000.



MAXIMUM OFFERING.............   21,264,643 shares, or approximately $6,379,393.



SHARES OF COMMON STOCK TO BE
OUTSTANDING AFTER THIS
OFFERING, BASED ON SHARES
OUTSTANDING AT APRIL 30,
1999.........................   Minimum offering: 31,026,324 shares
                                Maximum offering: 40,790,967 shares



ESCROW ACCOUNT...............   All subscription payments will be deposited into
                                escrow accounts, and no funds will be disbursed to CanArgo until the minimum number of shares is sold.



OFFERING PERIOD..............   The offering will terminate on the earlier of:



                                -  the time when all shares offered are sold, or


                                - at 9:00 a.m. Texas local time and 4:00 p.m. Norway local time on June 30, 1999, unless CanArgo extends this date, without notice, to not later than August 6, 1999.

USE OF PROCEEDS..............   CanArgo will use the net proceeds of the
                                offering to make a $2,000,000 loan to
                                Ninotsminda Oil Company to be used to develop the Ninotsminda field and as general working capital.

OTC BULLETIN BOARD SYMBOL....   GUSH

OSLO STOCK EXCHANGE SYMBOL...   CNR

RISKS........................   An investment in the common stock is very risky.
                                CanArgo has experienced significant losses and has generated minimal revenues. CanArgo needs the proceeds of this offering to continue development of the Ninotsminda field and to develop its other oil and gas properties.
                                Numerous other risks are associated with an investment in CanArgo common stock. You should carefully consider the risks that are detailed under "Risk Factors" beginning at page 6.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

Since 1994, CanArgo's operations have generated minimal revenues and CanArgo has had substantial operating losses. The following table summarizes CanArgo's operating results for the year ended December 31, 1998 and the quarter ended March 31, 1999. On July 15, 1998, CanArgo acquired CanArgo Oil and Gas Inc., which owns 68.5% of Ninotsminda Oil Company, and the operating results of those subsidiaries are included from that date.

                                                    YEAR ENDED        QUARTER ENDED
                                                 DECEMBER 31, 1998    MARCH 31, 1999
                                                 -----------------    --------------
                                                                       (UNAUDITED)
Revenues.......................................     $   820,952         $ 113,667
Operating loss.................................      (6,487,758)         (926,330)
Net loss.......................................      (6,110,323)         (971,223)
Net loss per common share......................           (0.39)            (0.05)

The following table summarizes CanArgo's balance sheet at March 31, 1999 on an actual basis and as adjusted to reflect:



     - the application of the estimated net proceeds from the sale of a minimum of 11,500,000 shares and a maximum of 21,264,643 shares of common stock, and



     - the full disbursement of a $6,000,000 loan to Ninotsminda Oil Company. This loan and $2,000,000 of the net proceeds are treated as restricted funds because they may only be used for the development of the Ninotsminda oil field.



                                                     MARCH 31, 1999
                                        -----------------------------------------
                                                              AS ADJUSTED
                                                       --------------------------
                                                         MINIMUM        MAXIMUM
                                          ACTUAL        OFFERING       OFFERING
                                        -----------    -----------    -----------
                                        (UNAUDITED)
Working capital (deficit).............  $  (744,161)   $    60,839    $ 2,697,293
Restricted funds......................           --      8,000,000      8,000,000
Total assets..........................   46,317,321     55,122,321     57,758,775
Long-term debt........................           --      6,000,000      6,000,000
Minority interest in subsidiaries.....    4,464,698      4,464,698      4,464,698
Total stockholders' equity............   39,169,710     41,974,710     44,611,164



The consolidated financial data summarized above is further explained in the following sections of this prospectus:



-  "Use of Proceeds,"



-  "Capitalization,"



-  "Selected Consolidated Financial Data,"



- "Management's Discussion and Analysis of Financial Condition and Results of Operations" and



-  "Notes to Consolidated Financial Statements."

                                  RISK FACTORS


This offering involves a high degree of risk. You should carefully consider the risks described below, as well as all other information in this prospectus, before investing in CanArgo common stock. This prospectus contains forward-looking statements that involve risks and uncertainties. Future events and CanArgo's actual results could differ materially from those anticipated in these forward-looking statements. Some of the important factors that might cause such a difference are discussed in the various risk factors that follow and in the "Forward-Looking Statements" section of this prospectus.

CANARGO HAS NOT YET ESTABLISHED PROFITABLE OPERATIONS.

CanArgo has limited experience as an oil and gas production company. During the few years that CanArgo has been an oil and gas production company, its oil and gas properties have produced minimal revenues, which have been far exceeded by its expenses. As a result, CanArgo has experienced recurring operating losses, and its operations have not generated and are not generating positive cash flows. During 1998, CanArgo had revenues of $821,000 and a net loss of $6,110,000, and in the three months ended March 31, 1999, CanArgo had revenues of $113,700 and a net loss of $971,000. CanArgo has not yet operated profitably. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for an explanation of CanArgo's operating results.

TO CONTINUE OPERATING, CANARGO REQUIRES EXTERNAL FINANCING IMMEDIATELY AND THEN MUST ESTABLISH A PROFITABLE BUSINESS WITH POSITIVE CASH FLOW.

CanArgo is required to provide or arrange for all capital and operating financing for its principal oil and gas properties. CanArgo had negative working capital at March 31, 1999, when current liabilities exceeded current assets by $744,000. As a result, unless CanArgo is able to obtain funds from outside sources and generate positive cash flows from its operations, CanArgo will not be able to continue its operations. CanArgo needs the proceeds of this offering to continue its planned operations significantly beyond June 30, 1999.


To enable Ninotsminda Oil Company Limited, a majority-owned subsidiary of CanArgo, to receive funding of a $6,000,000 loan from the International Finance Corporation to finance development of the Ninotsminda oil field, CanArgo must make a $2,000,000 subordinated loan to Ninotsminda Oil Company and satisfy various other conditions. If that subordinated loan is not made by June 30, 1999, the IFC has the right, on notice to CanArgo, to terminate its loan commitment. CanArgo is conducting this offering in order to raise the funds to make the $2,000,000 subordinated loan and to generate additional working capital, as described under "Use of Proceeds." If CanArgo is unable to make the $2,000,000 loan, it may be unable to continue with the development of the Ninotsminda oil field.


For a discussion of CanArgo's financial condition, liquidity and capital requirements, see "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CANARGO'S FINANCIAL STATEMENTS ASSUME CONTINUED OPERATIONS.

CanArgo's financial statements are prepared on the assumption that it will continue to operate despite its need for external financing and its negative cash flows. As a result, the financial statements do not reflect the reduction in the value of CanArgo's assets that would be expected if CanArgo were to cease operations. The report of CanArgo's independent accountants on CanArgo's consolidated financial statements for the year ended December 31, 1998 is qualified with respect to this assumption. For an expanded discussion of the going concern assumption that was made in connection with the preparation of CanArgo's financial statements, see Note 3 of "Notes to Consolidated Financial Statements."

CANARGO'S FUTURE IS DEPENDENT ON THE SUCCESS OF THE NINOTSMINDA OIL FIELD.

CanArgo is directing substantially all of its efforts and most of its available funds to the development of the Ninotsminda oil field in the Republic of Georgia and some ancillary activities closely related to the Ninotsminda field project. This decision is based on management's assessment of the promise of the Ninotsminda field. However, CanArgo cannot assure investors that its development plans for the Ninotsminda field will be successful. For example, the Ninotsminda field may not produce sufficient quantities of oil and gas to justify the investment CanArgo has made and is making in that field, and CanArgo may not be able to produce the oil and gas at a sufficiently low cost or to market the oil and gas produced at a sufficiently high price to generate a positive cash flow and a profit. See "Business -- Ninotsminda Oil Field" for a description of this development project.

CANARGO'S INTEREST IN THE NINOTSMINDA FIELD COULD BE FORFEITED OR REDUCED.

CanArgo currently owns 68.5% of Ninotsminda Oil Company, which has the rights to develop and produce oil and gas from the Ninotsminda field. If the International Finance Corporation makes a $6,000,000 loan to Ninotsminda Oil Company, it will have the right to convert all or part of that loan into common shares of Ninotsminda Oil Company. If the IFC were to convert all of the loan, CanArgo's interest in Ninotsminda Oil Company would be reduced from 68.5% to 54.8%. As a result, CanArgo's share in the profits, if any, generated by Ninotsminda Oil Company would be reduced.

In addition, Ninotsminda Oil Company has pledged substantially all of its assets to secure the loan it expects to receive from International Finance Corporation, and CanArgo has pledged all of the shares it owns in Ninotsminda Oil Company to secure its guaranty of the repayment of a significant portion of the $6 million IFC loan. If Ninotsminda Oil Company is unable to repay its loan from the IFC, it may have to transfer its interest in the Ninotsminda field to the IFC, in which case CanArgo would lose its interest in the Ninotsminda field. Likewise, if CanArgo is called upon to satisfy its guaranty and is unable to do so, CanArgo could lose all or a portion of its stock ownership interest in Ninotsminda Oil Company. See "Business -- Ninotsminda Oil Field -- International Finance Corporation Loan" for a discussion of the principal terms of the IFC loan.

CANARGO COULD BE REQUIRED TO PURCHASE NINOTSMINDA OIL COMPANY SHARES AT PRICES IN EXCESS OF FAIR MARKET VALUE.

In the event the International Finance Corporation converts all or a portion of its loan to Ninotsminda Oil Company into shares of Ninotsminda Oil Company stock, it will have the right for a period that could extend until 2007 to require CanArgo to purchase a portion of those shares at a formula price. That price could exceed the fair market value of the shares at the time CanArgo is required to purchase the shares. See "Business -- Ninotsminda Oil
Field -- International Finance Corporation Loan" for a more detailed discussion of CanArgo's purchase obligation.

CANARGO COULD BE REQUIRED TO WRITE OFF THE VALUE OF UNSUCCESSFUL PROPERTIES AND PROJECTS.

In order to realize the carrying value of its oil and gas properties and ventures, CanArgo must produce oil and gas in sufficient quantities and then sell such oil and gas at sufficient prices to produce a profit. CanArgo has a number of unevaluated oil and gas properties and interests in ventures with similar properties having carrying values totaling $18,990,000 at March 31, 1999, that it has not actively developed. The risks associated with successfully developing unevaluated oil and gas properties are even greater than those associated with successfully continuing development of producing oil and gas properties, since the existence and extent of commercial quantities of oil and gas in unevaluated properties have not been established. During 1997, CanArgo recorded impairment charges totaling $19.4 million relating to three unsuccessful ventures. CanArgo could be required in the future to write off its investments in additional projects, including the Ninotsminda field project, if such projects prove to be unsuccessful.

CANARGO MAY NOT BE ABLE TO RAISE THE ADDITIONAL FUNDS IT NEEDS FOR ITS LONG-TERM OIL AND GAS DEVELOPMENT PLANS.


It will take many years and substantial cash expenditures to develop fully CanArgo's oil and gas properties. CanArgo generally has the principal responsibility to provide financing for its oil and gas properties and ventures. CanArgo believes that the aggregate funds to be provided by the following sources will be sufficient to finance CanArgo's operations and current development plan for the Ninotsminda field only until mid-2000:



-  the minimum net proceeds of this offering,



-  a $6 million loan from the International Finance Corporation,



-  cash generated by operations, and



-  proceeds from the sale of assets not central to CanArgo's business plan.


Thereafter, CanArgo estimates that full development of the Ninotsminda oil field over an additional two to three year period will cost an additional $16,000,000. Accordingly, CanArgo may need to raise additional funds from outside sources in order to pay for project development costs beyond those currently budgeted through mid-2000. CanArgo may not be able to obtain that additional financing. If adequate funds are not available, CanArgo will be required to scale back or even suspend its operations.

CANARGO'S OIL AND GAS ACTIVITIES INVOLVE RISKS, MANY OF WHICH ARE BEYOND ITS CONTROL.

CanArgo's exploration, development and production activities are subject to a number of factors and risks, many of which may be beyond CanArgo's control. First, CanArgo must successfully identify commercial quantities of oil and gas. The development of an oil and gas deposit can be affected by a number of factors which are beyond the operator's control, such as:

-  Unexpected or unusual geological conditions.

-  The recoverability of the oil and gas on an economic basis.

-  The availability of infrastructure and personnel to support operations.

-  Local and global oil prices.

-  Government regulation.

CanArgo's activities can also be affected by a number of hazards, such as:

-  Labor disputes.

-  Natural phenomena, such as bad weather and earthquakes.

- Operating hazards, such as fires, explosions, blow-outs, pipe failures and casing collapses.

- Environmental hazards, such as oil spills, gas leaks, ruptures and discharges of toxic gases.

Any of these hazards could result in damage, losses or liability for CanArgo. CanArgo experiences an increased risk of some of these hazards in connection with operations that involve the rehabilitation of fields where less than optimal practices and technology were employed in the past, as was often the case in Eastern Europe. CanArgo does not purchase insurance covering all of the risks and hazards that are involved in oil and gas exploration, development and production.

THE DEVELOPMENT OF CANARGO'S PROPERTIES IS AFFECTED BY CONDITIONS IN EASTERN EUROPE.

CanArgo's principal oil and gas properties, including the Ninotsminda field, are located in Eastern Europe. Development of these fields is subject to a number of conditions endemic to Eastern European countries, including:

- POLITICAL INSTABILITY -- The present governmental arrangements in the Eastern European countries in which CanArgo operates were established relatively recently, when they replaced Communist regimes. If they fail to maintain the support of their citizens, these governments could themselves be replaced by other institutions, including a possible reversion to a totalitarian form of government. CanArgo's operations typically involve joint ventures or other participatory arrangements with the national government or state-owned companies. As a result, CanArgo's operations could be adversely affected by political instability, changes in government institutions, personnel or policies, or shifts in political power. There is also the risk that governments could seek to nationalize, expropriate or otherwise take over CanArgo's oil and gas properties.

- SOCIAL AND ECONOMIC INSTABILITY -- The political institutions in Eastern Europe have recently become more fragmented, and the economic institutions of Eastern European countries have recently converted to a market economy from a planned economy. Social and economic instability have accompanied these changes due to many factors which include:

   -  Low standards of living.

   -  High unemployment.

   -  Undeveloped legal and social institutions.

   -  Conflicts with neighboring countries.

This instability can make continued operations difficult or impossible.

- INADEQUATE OR DETERIORATING INFRASTRUCTURE -- Countries in Eastern Europe often either have underdeveloped infrastructures or, as a result of shortages of resources, have permitted infrastructure improvements to deteriorate. The lack of necessary infrastructure improvements can adversely affect operations. For example, the lack of a reliable power supply caused Ninotsminda Oil Company to suspend drilling of one well and the testing of a second well during the 1998-99 winter season.

- CURRENCY RISKS -- Payment to CanArgo for oil and gas products sold in Eastern European countries may be in local currencies. Although CanArgo currently sells its oil principally for U.S. dollars, it may not be able to continue to demand payment in hard currencies. Although most Eastern European currencies are presently convertible into U.S. dollars, there is no assurance that convertibility will continue. Even if currencies are convertible, the rate at which they convert into U.S. dollars is subject to fluctuation. In addition, CanArgo's ability to transfer currencies into or out of Eastern European countries may be restricted or limited in the future.

CANARGO'S OPERATIONS ARE SIGNIFICANTLY AFFECTED BY CHANGES IN THE MARKET PRICE OF OIL AND GAS.

Prices for oil and natural gas are subject to wide fluctuations in response to a number of factors which are beyond CanArgo's control, including:

-  Changes in the supply and demand for oil and natural gas.

-  Actions of the Organization of Petroleum Exporting Countries.

-  Weather conditions.

-  Domestic and foreign governmental regulations.

-  The price and availability of alternative fuels.

-  Political conditions in the Middle East and elsewhere.

-  Overall economic conditions.

A reduction in oil prices can affect the economic viability of CanArgo's operations. For example, the significant decline in oil prices during 1998 adversely affected CanArgo's results of operations and increased its operating loss in 1998. There can be no assurance that oil prices will be at a level that will enable CanArgo to operate at a profit.

CANARGO'S ACTUAL OIL AND GAS PRODUCTION COULD VARY SIGNIFICANTLY FROM ITS RESERVE ESTIMATES.

Estimates of oil and natural gas reserves and their values by petroleum engineers are inherently uncertain. These estimates are based on professional judgments about a number of elements including:

-  The amount of recoverable crude oil and natural gas present in a reservoir.

-  The costs that will be incurred to produce the crude oil and natural gas.

-  The rate at which production will occur.

Reserve estimates are also based on evaluations of geological, engineering, production and economic data. The data can change over time due to, among other things:

-  Additional development activity.

-  Evolving production history.

-  Changes in production costs, market prices and economic conditions.

As a result, the actual amount, cost and rate of production of CanArgo's oil and gas reserves and the revenues derived from sale of the oil and gas produced in the future will vary from those anticipated in the most recent report on CanArgo's oil and gas reserves prepared by AMH Group Ltd. as of December 31, 1998. The magnitude of those variations may be material. Some elements of the reserve report are discussed in the "Business -- Ninotsminda Oil
Field -- Reserves" section of this prospectus.

CANARGO'S OIL AND GAS OPERATIONS ARE SUBJECT TO EXTENSIVE GOVERNMENTAL
REGULATION.

Governments at all levels -- national, regional and local -- regulate oil and gas activities extensively. CanArgo must comply with laws and regulations which govern many aspects of its oil and gas business, including

-  Exploration.

-  Development.

-  Production.

-  Occupational health and safety.

-  Labor standards.

-  Environmental matters.

CanArgo expects the trend towards more burdensome regulation of its business to result in increased costs and operational delays. This trend is particularly applicable in developing economies, such as those in Eastern Europe where CanArgo has its principal operations. In these countries, the evolution towards a more developed economy is often accompanied by a move towards the more burdensome regulations that typically exist in the more developed economies.

CANARGO IS INVOLVED IN LITIGATION AND SUBJECT TO THREATENED CLAIMS.

CanArgo is involved in a significant lawsuit which is described under "Business -- Legal Proceedings." CanArgo could incur significant costs to defend this or other lawsuits. The lawsuits could divert the attention and efforts of management from normal business operations. In addition, CanArgo's business, financial condition, results of operations, cash flows and prospects could be materially adversely affected if it were to lose a lawsuit. CanArgo may also be subject to claims arising from its decision to cease active development on some Eastern European projects, which are discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Contingent Liabilities and Obligations."

CANARGO ENCOUNTERS COMPETITION.

The oil and gas industry can be highly competitive. CanArgo's competitors include integrated oil and gas companies, independent oil and gas companies, drilling and income programs, and individuals. Many of its competitors are large, well-established, well-financed companies. Because of its small size and lack of financial resources, CanArgo may not be able to compete effectively with these companies. A more complete discussion of competition is contained in this prospectus under the heading "Business -- Competition."

CANARGO'S OPERATIONS ARE DEPENDENT ON ITS CHIEF EXECUTIVE.


David Robson, CanArgo's chairman and chief executive officer, does not have an employment agreement with CanArgo and could leave at will. He is the CanArgo executive who has the most experience in the oil and gas industry and who has the most extensive business relationships in Eastern Europe. CanArgo's business and operations could be significantly harmed if Mr. Robson were to leave CanArgo or become unavailable to CanArgo because of illness or death. Neither Mr. Robson nor any other CanArgo employee is prohibited from competing with CanArgo after he or she leaves the employ of CanArgo. CanArgo does not carry key employee insurance on any of its employees.


THE MARKETABILITY OF CANARGO COMMON STOCK IS ADVERSELY AFFECTED BY ITS CURRENT LOW PRICE.

Due to its low trading price, CanArgo common stock was delisted from The Nasdaq National Market on March 29, 1999. It now trades on the OTC Bulletin Board. Some investors view low-priced stocks, even if not classified as penny stock under SEC regulations, as unduly speculative and therefore not appropriate candidates for investment. Many institutional investors have internal policies prohibiting the purchase of or maintenance of positions in low-priced stocks. This has the effect of limiting the pool of potential purchasers of CanArgo common stock at present price levels. As a result of the Nasdaq delisting, CanArgo stockholders may experience difficulty in obtaining accurate and timely price quotations for the common stock. They may also find greater percentage spreads between bid and asked prices, and more difficulty in completing transactions and higher transactions costs when buying or selling the common stock. For more information regarding the Nasdaq delisting and CanArgo's response, see "Market for Common Stock and Dividend Policy."

CANARGO COULD LOSE THE LISTING FOR ITS COMMON STOCK ON THE OSLO STOCK EXCHANGE.

The listing of CanArgo's common stock on the Oslo Stock Exchange has been a secondary listing, with the primary listing having been on The Nasdaq Stock Market. CanArgo common stock was delisted from The Nasdaq Stock Market on March 29, 1999. If CanArgo's common stock is not readmitted to trading on The Nasdaq Stock Market and CanArgo is not able to establish another listing acceptable to the Oslo Stock Exchange, CanArgo could not maintain a secondary listing on the Oslo Stock Exchange. Administrative requirements relating to an Oslo Stock Exchange primary listing make that not a feasible alternative for CanArgo.

CANARGO'S PROPOSED 1-FOR-25 REVERSE STOCK SPLIT COULD REDUCE ITS MARKET CAPITALIZATION.

At the annual meeting of CanArgo stockholders scheduled to be held on June 16, 1999, CanArgo will seek stockholder approval of a 1-for-25 reverse stock split of the outstanding shares of its common stock. The reasons for the reverse split are discussed under "Market for Common Stock and Dividend Policy." There is no assurance, however, that after the reverse split is effected one newly combined share will have a market value as great as that of 25 shares of common stock immediately before the reverse stock split.

EXISTING STOCKHOLDERS WHO DO NOT PURCHASE IN THIS OFFERING WILL EXPERIENCE DILUTION.


The maximum number of shares being offered is equal to the aggregate number of outstanding shares of CanArgo common stock and exchangeable shares of CanArgo Oil & Gas Inc. which can be exchanged for shares of CanArgo common stock outstanding on April 30, 1999. The public offering price is significantly less than the net tangible book value per share of the common stock, which was $1.84 at March 31, 1999. Stockholders who do not purchase shares in this offering, or who purchase less than the number of shares they own, will experience dilution in their percentage ownership in CanArgo and in the net tangible book value per share of the shares they hold.


DURING THIS OFFERING, YOUR ABILITY TO SELL COMMON STOCK WILL BE IMPAIRED.

This offering may continue until August 6, 1999. Until the offering is terminated, investors who wish to sell their shares will have to compete for buyers with CanArgo's offering of shares pursuant to this prospectus. It is unlikely that investors will be able to sell their shares on the open market during the offering for more than a price which together with the "spread" required by a market maker equals the price at which shares are being sold in this offering. CanArgo can give no assurance that the market price of the common stock will be at or above the public offering price during or after the offering.

SUBSCRIPTIONS ARE NOT REVOCABLE.


Once a subscription is delivered, it may not be revoked or altered, even if the market price for the common stock falls below the offering price on the cover page of this prospectus. Subscribers will have no rights as stockholders until certificates for the shares purchased are issued and delivered. For more information regarding the subscription procedures, see "The Offering."



PURCHASERS OF THE COMMON STOCK MAY NOT BE ABLE TO ENFORCE THEIR LEGAL RIGHTS AGAINST CANARGO AND OTHERS.



CanArgo's directors and officers and the experts named in this prospectus are residents of Canada, the United States, the United Kingdom and Norway. As a result, purchasers of the common stock, depending on their location, may not be able to effect service of process within their own country on CanArgo, its directors and officers, or the named experts. Also, because substantially all of CanArgo's assets, on a consolidated basis, are located in Eastern Europe, purchasers may not be able to enforce or satisfy judgments against CanArgo.



THE ACTUAL AMOUNT OF GROSS PROCEEDS FROM THIS OFFERING WILL BE AFFECTED BY FOREIGN CURRENCY FLUCTUATIONS.



CanArgo is offering the shares at fixed prices in both U.S. dollars and Norwegian kroner. If the value of the U.S. dollar increases in relation to the Norwegian kroner during the offering period, the actual gross proceeds received by CanArgo in U.S. dollars from sales of shares in Norwegian kroner will be less than if CanArgo had sold the shares for U.S. dollars only. Accordingly, statements in this prospectus as to gross and net proceeds to be obtained from this offering are estimates only and assume no adverse effects due to currency fluctuations.

SALES OF COMMON STOCK DURING THE OFFERING COULD AFFECT ITS MARKET PRICE.

Open market sales of common stock that is outstanding at the start of this offering may adversely affect the market price of the shares during or after this offering. Approximately 14,937,030 outstanding shares of common stock are freely tradeable. For additional information regarding shares that could be sold during the offering, see "Shares Eligible for Future Resale."

FUTURE STOCK ISSUANCES COULD HAVE ANTI-TAKEOVER EFFECTS.

CanArgo's board of directors may at any time issue additional shares of preferred stock and common stock without any prior approval by the stockholders. If the proposed 1-for-25 reverse stock split discussed earlier is effected, after completion of this offering there would be approximately 45,000,000 authorized but unissued shares of common stock and 4,999,900 authorized but unissued shares of preferred stock available for issuance at the discretion of the board of directors, assuming no significant stock issuances by CanArgo after the date of this prospectus except in this offering. Holders of outstanding shares have no right to purchase a pro rata portion of additional shares of common or preferred stock issued by CanArgo. The issuance of additional shares could have an anti-takeover effect under some circumstances as described in the section "Description of Capital Stock -- Preferred Stock."

                           FORWARD-LOOKING STATEMENTS



This prospectus contains various forward-looking statements. When used in this prospectus, the words "estimate," "project," "anticipate," "expect," "intend," "believe," "hope," "may" and similar expressions, as well as "will," "shall" and other indications of future tense, are intended to identify forward-looking statements. The forward-looking statements are based on CanArgo's current expectations and speak only as of the date made. These forward-looking statements involve risks, uncertainties and other factors that in some cases have affected CanArgo's historical results and could cause actual results in the future to differ significantly from the results anticipated in forward-looking statements made in this prospectus. Important factors that could cause such a difference are discussed in this prospectus, particularly in this section and the sections "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." You are cautioned not to place undue reliance on the forward-looking statements.


Few of the forward-looking statements in this prospectus deal with matters that are within the unilateral control of CanArgo. Joint venture, acquisition, financing and other agreements and arrangements must be negotiated with independent third parties and, in some cases, must be approved by governmental agencies. These third parties generally have interests that do not coincide with those of CanArgo and may conflict with CanArgo's interests. Unless CanArgo and the third parties are able to compromise their various objectives in a mutually acceptable manner, agreements and arrangements will not be consummated.

Operating entities in various foreign jurisdictions must be registered by governmental agencies, and production licenses for development of oil and gas fields in various foreign jurisdictions must be granted by governmental agencies. These governmental agencies generally have broad discretion in determining whether to take or approve various actions and matters. In addition, the policies and practices of governmental agencies may be affected or altered by political, economic and other events occurring either within their own countries or in a broader international context.

CanArgo does not have a majority of the equity in the entity that is the licensed developer of some projects, such as the Stynawske field project, that CanArgo may pursue in Eastern Europe, even though CanArgo may be the designated operator of the oil or gas field. In these circumstances, the concurrence of co-venturers may be required for various actions. Other parties influencing the timing of events may have priorities that differ from those of CanArgo, even if they generally share CanArgo's objectives. As a result of all of the foregoing, among other matters, any forward-looking statements regarding the occurrence and timing of future events may well anticipate results that will not be realized.

Demands by or expectations of governments, co-venturers, customers and others may affect CanArgo's strategy regarding the various projects. Failure to meet such demands or expectations could adversely affect CanArgo's participation in such projects or its ability to obtain or maintain necessary licenses and other approvals.

CanArgo's ability to finance all of its present oil and gas projects and other ventures according to present plans is dependent upon obtaining additional funding. An inability to obtain financing could require CanArgo to scale back or abandon its project development, capital expenditure, production and other plans. The availability of equity or debt financing to CanArgo or to the entities that are developing projects in which CanArgo has interests is affected by many factors, including:

-  world economic conditions;

-  international relations;

-  the stability and policies of various governments;

- fluctuations in the price of oil and gas and the outlook for the oil and gas industry;

-  competition for funds; and

- an evaluation of CanArgo and specific projects in which CanArgo has an interest.

Rising interest rates might affect the feasibility of debt financing that is offered. Potential investors and lenders will be influenced by their evaluations of CanArgo and its projects and comparisons with alternative investment opportunities.

                                  THE OFFERING


GENERAL


CanArgo is offering a minimum of 11,500,000 shares and a maximum of 21,264,643 shares of its common stock at a purchase price of $0.30 per share or NOK2.35 per share. Subscribers may pay for the shares either in U.S. dollars or in Norwegian kroner. CanArgo anticipates that shares of its common stock will be sold through dealers who will receive a sales commission. Shares may also be sold through officers and directors of CanArgo who will not receive commissions or other compensation in connection with those sales. Subscriptions will be accepted in the order of the date and time they are received by the escrow agents until all 21,264,643 shares being offered pursuant to this prospectus are sold or this offering otherwise terminates.



The offering will commence at 9:00 a.m. Texas local time and 4:00 p.m. Oslo local time on the date after the day when prospectuses are first available for distribution in Norway. The offering will terminate on the earlier of:



-  the time when all 21,264,643 shares have been sold, or



- at 9:00 a.m. Texas local time and 4:00 p.m. Norway local time on June 30, 1999, unless this date is extended by CanArgo, without notice to subscribers, to a date not later than August 6, 1999.



Purchasers of common stock outside of the United States may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the public offering price.


ESCROW OF PROCEEDS


Signature Stock Transfer, Inc., located in Dallas, Texas, and Orkla Finans (Fondsmegling) ASA, located in Oslo, Norway, will serve as escrow agents in connection with this offering. Orkla Finans will also solicit subscribers for the shares as explained under "Solicitations by Dealers" below. Payments for subscriptions delivered to the escrow agents will be promptly deposited into escrow accounts established at banks by each of the escrow agents. The funds will remain in the escrow accounts until subscriptions relating to the funds have been accepted and certificates for the shares of common stock purchased have been issued. No subscriptions will be accepted and no certificates for shares will be issued and sold unless and until CanArgo receives and accepts aggregate subscriptions for at least 11,500,000 shares.



When share certificates have been issued to the subscribers, the proceeds from the sale of those shares will be disbursed to CanArgo. After a minimum of 11,500,000 shares have been issued and sold, subscriptions will be accepted, share certificates issued and proceeds disbursed from time to time during the remaining term of the offering. If at least 11,500,000 shares are not issued and sold by the date this offering is terminated, all proceeds deposited in the escrow accounts will be promptly refunded to the subscribers in full, without interest and without any deduction of any kind.



SUBSCRIPTION PROCEDURE



To subscribe for shares in the offering, you must complete, sign and return an originally signed subscription agreement and transmit full payment for the shares subscribed. Facsimile or other copies of executed documents will not be accepted. You must subscribe for a minimum of 1,000 shares.

Subscribers may pay for the shares either in U.S. dollars or Norwegian kroner. Payment may be made by wire transfer in accordance with the instructions set forth in the subscription agreement. Payment may also be made by check, bank draft or money order, as follows:



- for subscriptions delivered to Signature Stock Transfer, Inc., payable to "SST Holdings Inc. Escrow #2."



- for subscriptions delivered to Orkla Finans, payable to "Orkla Finans Escrow Account for CanArgo Energy Corporation."



If your subscription is solicited by a dealer who has entered into a selling agent agreement with CanArgo, you may deliver your completed subscription agreement and make payment in the normal and customary manner to that dealer. That dealer has agreed in the selling agent agreement to immediately deliver the subscription agreement and payment for the shares to an escrow agent.



The subscription price will be considered to have been received only when the funds have cleared the banking system. Subscribers are urged to consider paying the subscription price by means of wire transfers or certified or bank cashier's checks or money orders. Payments made by personal or company checks that have not been certified will be considered received only upon clearance. Even domestic checks that have not been certified may take more than five business days to clear, so subscribers intending to pay with uncertified personal or company checks are urged to make payment sufficiently in advance of the termination date.



The completed subscription agreements and payments must be delivered to Orkla Finans by 4:00 p.m., Oslo local time, or to Signature Stock Transfer, Inc. by 9:00 a.m. Texas local time, on the termination date of the offering.



We suggest, for your protection, that you deliver your subscription documents to an escrow agent by overnight or express mail courier. If you mail the documents, we suggest you use registered mail. Unless you deliver your subscription agreement and payment to the dealer who has solicited it, you should deliver the subscription agreement and payment to either of the following:



        Signature Stock Transfer, Inc.,

        as Agent for CanArgo Energy Corporation
        14675 Midway Road -- Suite 221
        Dallas, Texas 75244-9651
        United States of America

        or


        Orkla Finans (Fondsmegling) ASA,


        as Agent for CanArgo Energy Corporation


        Tordenskioldsgt. 8/10


        P.O. Box 1724 Vika


        N-0121 Oslo


        Norway



Once delivered, you may not revoke or change your subscription, even if the market price for the common stock falls below the public offering price during the offering.


CanArgo may reject any subscription in full or in part. The subscription price paid with subscriptions that are not accepted for any reason will be promptly returned without interest or any deduction of any kind. Subscriptions accompanied by an overpayment which are otherwise in order will be accepted and a check will be mailed to the subscriber for the amount of the overpayment.


Certificates for shares will be promptly delivered to subscribers after the minimum offering has been sold and promptly after later subscriptions have been accepted. In the case of shares traded on the Oslo Stock Exchange, certificates for the shares will be issued in the name of Den norske Bank and registered in the Norwegian VPS, or securities registration system. Norwegian subscribers will be informed by Den norske Bank or by Orkla Finans of such registration for their account. Subscribers will not be deemed to be holders of the shares of common stock they are purchasing until the stock certificates representing those shares are issued and delivered. At that time, subscribers will acquire all voting and other rights of holders of common stock with respect to the shares purchased in this offering.


CanArgo will decide all questions as to the validity, form and eligibility of subscriptions, and CanArgo's interpretation of the terms and conditions of the offering will be final and binding. CanArgo may waive any irregularities in any subscription. CanArgo is not required to notify you of any defect or irregularity in your subscription.


If you have any questions or need assistance concerning the procedures for subscribing for shares, you should call Susan E. Palmer, who is CanArgo's corporate secretary, at (281) 492-6992, or contact the dealer, if any, who has solicited your subscription.


DETERMINATION OF OFFERING PRICE


CanArgo has determined the public offering price of the shares based on the recent trading history of the common stock on the OTC Bulletin Board and the Oslo Stock Exchange, management's assessment of CanArgo's assets and business prospects, and prevailing market conditions. Information regarding the market prices of the common stock on the OTC Bulletin Board, the Nasdaq National Market and the Oslo Stock Exchange since the beginning of 1997 and recent prices can be found at "Market for Common Stock and Dividend Policy -- Market for Common Stock."



The public trading price of the common stock may differ from the public offering price set forth on the first page of this prospectus during the offering. If the public trading price were to exceed the subscription price, persons interested in acquiring common stock would be unlikely to purchase shares on the OTC Bulletin Board or the Oslo Stock Exchange for more than the subscription price if they could purchase shares at the subscription price directly from CanArgo in this offering. For that reason, stockholders who wish to sell their shares during the offering will probably be required to ask a price that, when coupled with the "spread" required by a market maker, is no more than the subscription price.



CanArgo's net tangible book value per share as of March 31, 1999 was $1.84 per share. Since this amount exceeds the public offering price by a substantial amount, purchasers in this offering will not experience dilution of the subscription price they pay in this offering in relation to net tangible book value per share. Existing stockholders who do not subscribe in this offering for at least the same number of shares as they own will, however, experience dilution in the net tangible book value of the shares they hold.

SOLICITATIONS BY DEALERS


CanArgo intends to use the services of a limited number of securities dealers who are qualified in the jurisdictions in which this offering will be made to solicit purchasers of the common stock. No dealer will be obligated to take or purchase any of the shares. As compensation for their services, CanArgo will pay the dealers a commission of 8% of the purchase price of the shares they sell. No commissions will be paid with respect to subscriptions that are rejected, including subscriptions rejected because the minimum of 11,500,000 shares is not sold in the offering. Subscriptions solicited by dealers will remain subject to CanArgo's right to accept or reject any subscription. CanArgo will also reimburse the dealers' expenses in connection with the sale of common stock incurred with the consent of CanArgo in an amount not to exceed 2% of the purchase price of the shares they sell.



CanArgo has entered into selling agent agreements with:



     -  Credifinance Securities Limited of Toronto, Ontario, Canada,



     - David Williamson Associates Limited of London, England, and



     - Orkla Finans (Fondsmegling) ASA of Oslo, Norway, which is also acting as an escrow agent in this offering.



CanArgo may also enter into selling agent agreements with other foreign and domestic dealers. Each selling agent agreement with a dealer qualified in a jurisdiction outside the United States will prohibit that dealer from soliciting purchases of common stock from any person present in the United States or otherwise within the definition of U.S. person contained in Rule 901 under the United States Securities Act of 1933. Those selling agent agreements will also prohibit the foreign dealers from directing any selling efforts towards identifiable groups of U.S. citizens resident outside the United States. CanArgo and the dealers have agreed to indemnify each other against various liabilities in connection with this offering, including liabilities arising under the Securities Act. The selling agent agreements will terminate when this offering terminates.


CanArgo may also sell common stock in this offering directly through its officers and directors. No commissions or expense reimbursement will be paid with respect to these sales.


TAX CONSIDERATIONS



All prospective investors are urged to consult their own legal and tax advisors with respect to:



     - the tax consequences of an investment in the common stock in their particular circumstances, and



     - the application and effect of the laws of the United States or any state, local, foreign or other taxing jurisdiction on their ownership and disposition of the common stock.



The following discussion summarizes some of the tax consequences to purchasers of the common stock who are Norwegian residents.



The United States and Norway have entered into a tax treaty for the avoidance of double taxation on income and net wealth dated December 31, 1971. Individual stockholders are subject to net wealth net tax in Norway on shares in U.S. companies. According to the tax treaty, Norway has an exclusive right to net wealth taxation on shares owned by

Norwegian residents. Stock listed on the SMB-list, small and medium sized businesses, of the Oslo Stock Exchange, such as CanArgo's common stock, is valued at 65% of the stock exchange price at the end of the year. The marginal net wealth tax rate is at present 1.1%.



Dividends on shares in the U.S. companies owned by Norwegian residents are subject to income tax in both Norway and the U.S. The U.S. taxation is limited to a withholding tax at 15%, provided the shares are not attributed to a fixed place of business in the U.S. Norway will credit the withholding tax against the Norwegian taxes that fall on the dividends. Dividends are taxed as ordinary income in Norway, at a present rate of 28%.



According to the tax treaty, a Norwegian company owning more than 10% of the capital of a U.S. company is further entitled to a credit against Norwegian taxes for the underlying U.S. corporation tax, inasmuch as the tax relates to the dividends received, and limited to the Norwegian taxes that fall on such dividends.



Capital gains on the realization of shares is subject to income tax in Norway as ordinary income, at a present rate of 28%. Capital loss is deductible against ordinary income. Capital gains or losses are computed as the difference between the amount received and the acquisition price, including the price for any rights letter. Broker's commissions and other financing costs paid in connection with the sale or redemption are deductible against capital gains. According to the tax treaty, Norway has an exclusive right to tax capital gains on shares owned by Norwegian residents. However, if the stockholder within the last 12 months before the realization owned more than 25% of the shares and more than 50% of the company assets at the end of the last three income years was physically present in the U.S., the U.S. has an exclusive right to tax capital gains on the realization of such shares.

                                USE OF PROCEEDS



After deducting (a) the maximum sales commissions and dealer expenses payable and (b) estimated expenses of the offering of approximately $300,000, CanArgo expects that the net proceeds from this offering will be:



-  approximately $2,805,000 if the minimum number of shares is sold, and



-  approximately $5,440,000 if the maximum number of shares is sold.


CanArgo intends to use the net proceeds for the following purposes:

- $2,000,000 will be used to make a subordinated loan to Ninotsminda Oil Company. CanArgo must make this loan by June 30, 1999 so that Ninotsminda Oil Company can receive funding of a $6,000,000 loan from the International Finance Corporation. The combined $8,000,000 will be used to complete the current development program for the Ninotsminda oil field which is expected to be completed by mid-2000. Additional information regarding CanArgo's development plans for the Ninotsminda oil field and the loan from the International Finance Corporation is contained in the section
   "Business -- Ninotsminda Oil Field."


- The remaining net proceeds from the offering, about $805,000 in the case of a minimum offering and about $3,440,000 in the case of a maximum offering, will be used for general working capital purposes, including the reduction of outstanding accounts payable and the development of oil and gas projects.



CanArgo believes that the aggregate funds to be provided from the following sources will be sufficient to satisfy its operating needs during the twelve month period following the offering:



-  the net proceeds from the minimum offering,



-  the $6 million loan from the International Finance Corporation,



-  cash generated from operations, and



- estimated proceeds of $900,000 from the planned sale of assets not central to its business plan.



CanArgo cannot assure investors that it will be able to complete any asset sales or that the proceeds from any asset sales will be as great as CanArgo currently anticipates. The net proceeds of this offering will be invested in short-term, investment-grade, interest-bearing securities until they are used.

                  MARKET FOR COMMON STOCK AND DIVIDEND POLICY


MARKET FOR COMMON STOCK

CanArgo's common stock traded from April 6, 1995 through March 29, 1999 on the Nasdaq National Market under the symbol "GUSH." CanArgo common stock has also been listed and traded on the Oslo Stock Exchange since May 1995 under the symbol "CNR." On March 29, 1999, CanArgo was advised by The Nasdaq Stock Market that it had delisted CanArgo's common stock effective with the close of business on March 29, 1999. On March 30, 1999, CanArgo's common stock commenced trading on the OTC Bulletin Board.


The following table sets forth the high and low sales prices of the common stock on the Nasdaq National Market and the Oslo Stock Exchange for the periods indicated, and the high and low bid prices on the OTC Bulletin Board for the period after March 29, 1999. Average daily trading volume on these markets during these periods is also provided. Nasdaq National Market data is provided by The Nasdaq Stock Market; OTC Bulletin Board data is provided by Nasdaq Trading and Market Services; and Oslo Stock Exchange data is derived from published financial sources. The over-the-counter quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions. Sales prices on the Oslo Stock Exchange were converted from Norwegian kroner into United States dollars on the basis of the daily 10:00 a.m. exchange rate for buying United States dollars with Norwegian kroner announced by the Central Bank of Norway. Prices in Norwegian kroner are denominated "NOK."



                                  NASDAQ/OTC                       OSE
                          --------------------------    --------------------------
                                             AVERAGE                       AVERAGE
                                              DAILY                         DAILY
QUARTER ENDED              HIGH      LOW     VOLUME      HIGH      LOW     VOLUME
-------------             ------    -----    -------    ------    -----    -------
March 31, 1997..........  $14.25    $8.75    49,338     $14.22    $8.96    210,918
June 30, 1997...........   10.13     7.81    21,109       9.52     7.92    103,931
September 30, 1997......    9.13     4.84    23,603       8.86     4.96    157,173
December 31, 1997.......    7.00     1.19    62,684       6.46     1.66    284,036
March 31, 1998..........    2.63     1.44    27,015       2.38     1.60    153,177
June 30, 1998...........    2.25     1.00    15,520       2.13     1.20     65,617
September 30, 1998......    1.81     0.47    10,266       1.60     0.53     24,924
December 31, 1998.......    0.81     0.22    34,570       0.67     0.20     27,493
March 29, 1999..........    0.47     0.19    25,642       0.57     0.23     16,412
June 30, 1999 (through
  May 31, 1999).........    0.44     0.19    22,335       0.41     0.23     13,923



On June 3, 1999 the high and low prices of the common stock on the OTC Bulletin Board were $0.28 and $0.26 per share, respectively. On that date the high and low prices of the common stock on the Oslo Stock Exchange were NOK2.15 and NOK2.15, respectively.


On April 30, 1999, 19,526,324 shares of common stock were outstanding and held of record by 3,795 stockholders. In addition, 1,738,319 exchangeable shares issued by CanArgo Oil & Gas Inc., a subsidiary of CanArgo, were outstanding on that date. Each exchangeable share may be exchanged for one share of common stock, as described in the section "Description of Capital Stock."

PLANS TO SEEK READMISSION TO NASDAQ

On March 29, 1999, The Nasdaq Stock Market advised CanArgo that the common stock had been delisted from The Nasdaq Stock Market because of the failure to meet Nasdaq's continued listing requirement that the bid price for a listed security be at least $1.00 per share. The bid price for CanArgo's common stock has been below $1.00 since August 1998. CanArgo had requested an exception to the minimum bid price requirement while it pursued a plan, including a reverse split of the common stock, to increase the bid price for the common stock to a level above $1.00 per share. The Nasdaq Listing Qualifications Panel that considered the request, however, rejected it, which resulted in the delisting.

CanArgo has requested the Nasdaq Listing and Hearing Review Council to review and reconsider the delisting decision. Based upon discussions with members of the Nasdaq staff, CanArgo's management believes that one factor that will be taken into consideration in the review process is the bid price for the common stock at the time of the review. CanArgo believes that its prospects for a reversal of the delisting decision will be enhanced if the bid price for the common stock at the time of the review is well in excess of Nasdaq's continued listing requirement of a $1.00 per share minimum bid price and particularly if the bid price is in excess of Nasdaq's initial listing requirement of a $5.00 per share minimum bid price. On the other hand, CanArgo believes that an affirmation of the delisting decision is virtually certain if the bid price for the common stock at the time of the review remains below $1.00 per share. There can be no assurance that an elevated bid price will result in the common stock being readmitted to trading on The Nasdaq Stock Market. The Review Council is expected to begin its review of the delisting decision no earlier than July 1999.


CanArgo's board of directors has proposed a 1-for-25 reverse split of the common stock in an attempt to establish a common stock structure that might achieve a bid price in excess of the $5.00 minimum bid price required under Nasdaq's initial listing requirements for the Nasdaq National Market. CanArgo's board of directors had initially considered proposing a 1-for-10 reverse split but decided to propose the 1-for-25 reverse split in order to increase the possibility that the bid price after the reverse split would be great enough to qualify the common stock for listing on The Nasdaq Stock Market or a national securities exchange. CanArgo will seek stockholder approval of this reverse stock split at the annual meeting of stockholders scheduled for June 16, 1999. Although any increase in the bid price for the common stock resulting from the reverse split may be less than proportionate to the decrease in the number of shares outstanding, the reverse stock split, if implemented, should result in a substantially higher bid price for the shares. That price, however, may not meet the initial listing requirements of the Nasdaq National Market. See "Market for Common Stock" above for information regarding recent stock prices. If the stockholders approve the reverse stock split, CanArgo's board of directors would retain the power to delay or abandon the implementation of the reverse stock split.


If the Review Council reverses the delisting decision, the common stock would be readmitted to trading on the Nasdaq National Market. CanArgo does not expect a decision from the Review Council before October 1999.

If the Review Council does not readmit CanArgo's common stock to trading on the Nasdaq National Market, CanArgo will consider applying for listing to the Nasdaq SmallCap Market or a national securities exchange, provided it then satisfies the applicable minimum initial listing requirements. CanArgo believes that securities listed on The Nasdaq Stock Market, as compared to securities traded on the OTC Bulletin Board, generally benefit from:

-  smaller percentage spreads between bid and asked prices;

-  greater availability of accurate and timely quotations; and

-  lower transactions costs.

Securities listed on the Nasdaq National Market and national securities exchanges are exempt from the registration requirements of state securities laws. This exemption reduces the time and costs associated with complying with state securities laws when raising capital.

The listing of CanArgo's common stock on the Oslo Stock Exchange has been a secondary listing, with the primary listing having been on The Nasdaq Stock Market. If CanArgo's common stock is not readmitted to trading on The Nasdaq Stock Market and CanArgo is not able to establish another primary listing acceptable to the Oslo Stock Exchange, CanArgo could not maintain a secondary listing on the Oslo Stock Exchange. While CanArgo could apply for a primary listing on the Oslo Stock Exchange, administrative requirements relating to a primary listing make an Oslo Stock Exchange primary listing not a feasible alternative for CanArgo. Thus, CanArgo's ability to maintain its listing on the Oslo Stock Exchange may depend upon its ability to regain its listing on The Nasdaq Stock Market or to establish another listing in the United States.

DIVIDEND POLICY

CanArgo has not paid any cash dividends on its common stock. CanArgo currently intends to retain future earnings, if any, for use in its business and, therefore, does not anticipate paying any cash dividends in the foreseeable future. The payment of future dividends, if any, will depend on CanArgo's results of operations and financial condition and on such other factors as the board of directors may, in its discretion, consider relevant. Under its loan agreement with International Finance Corporation, Ninotsminda Oil Company's ability to transfer funds to CanArgo and its affiliates is severely restricted. The terms of this loan are described in the section "Business -- International Finance Corporation Loan." In addition, CanArgo may not pay dividends on its common stock unless its subsidiary, CanArgo Oil & Gas Inc., is able to pay and simultaneously pays an equivalent dividend on the exchangeable shares issued by that subsidiary. The terms of the exchangeable shares are described in the section "Description of Capital Stock."

                                 CAPITALIZATION



The following table sets forth the capitalization of CanArgo as of March 31, 1999. The table also presents the capitalization on a pro forma as adjusted basis to reflect (a) the application of the estimated net proceeds from a minimum offering of 11,500,000 shares and a maximum offering of 21,264,643 shares and (b) the full disbursement of a $6,000,000 loan to Ninotsminda Oil Company. You should read this information together with CanArgo's consolidated financial statements.



                                                  AS OF MARCH 31, 1999
                                       ------------------------------------------
                                                              AS ADJUSTED
                                                      ---------------------------
                                          ACTUAL        MINIMUM        MAXIMUM
                                       ------------   ------------   ------------
                                       (UNAUDITED)
Long-term debt(1)....................  $         --   $  6,000,000   $  6,000,000
Stockholders' equity:
  Preferred stock --
     5,000,000 shares authorized; 100
       shares issued and
       outstanding...................            --             --             --
  Common stock --
     50,000,000 shares authorized;
       issued and outstanding:
       19,393,444 shares actual;
       30,893,444 shares as adjusted
       for minimum offering;
       40,658,087 shares as adjusted
       for maximum offering(2);
       1,871,199 additional shares
       issuable without receipt of
       further consideration(3)......     2,126,464      3,276,464      4,252,928
  Capital in excess of par value.....   101,630,441    103,285.441    104,945,431
  Accumulated deficit................   (64,587,195)   (64,587,195)   (64,587,195)
                                       ------------   ------------   ------------
     Total stockholders' equity......    39,169,710     41,974,710     44,611,164
                                       ------------   ------------   ------------
Total liabilities and stockholders'
  equity.............................  $ 46,317,321   $ 55,122,321   $ 57,758,775
                                       ============   ============   ============


-------------------------

(1) The "as adjusted" long-term debt reflects the full amount committed under Ninotsminda Oil Company's loan agreement with the International Finance Corporation. This loan is to be disbursed in installments through June 2000 subject to the satisfaction of various conditions at the time of each disbursement. This loan is described under "Business -- Ninotsminda Oil Field -- International Finance Corporation Loan."

(2) Excludes 3,297,011 shares reserved for issuance in connection with option plans, outstanding warrants and for other purposes.

(3) The 1,871,199 additional shares issuable without receipt of further consideration represent shares of CanArgo common stock issuable upon exchange of exchangeable shares issued or issuable by CanArgo Oil & Gas Inc., a CanArgo subsidiary. The exchangeable shares are described in the section "Description of Capital Stock."

                        SELECTED CONSOLIDATED FINANCIAL DATA


The following tables set forth selected consolidated financial data taken from CanArgo's consolidated financial statements which appear in this prospectus beginning at page F-1. CanArgo acquired CanArgo Oil & Gas Inc. in July 1998. CanArgo Oil & Gas Inc. owns 68.5% of the outstanding stock of Ninotsminda Oil Company. The financial results of CanArgo Oil & Gas Inc. and Ninotsminda Oil Company are included in CanArgo's consolidated financial results from July 16, 1998.

You should read the complete financial statements and related notes of these companies which begin on page F-1 of this prospectus. You should also read the section "Management's Discussion and Analysis of Financial Condition and Results of Operations" for an explanation of CanArgo's financial condition and operating results. In 1996 CanArgo changed its fiscal year end from August 31 to December 31, and in 1994 CanArgo changed its fiscal year end from October 31 to August 31.


                         TEN     TWELVE    TWELVE      FOUR      TWELVE     TWELVE      THREE MONTHS
                       MONTHS    MONTHS    MONTHS     MONTHS     MONTHS     MONTHS          ENDED
                        ENDED     ENDED     ENDED     ENDED      ENDED      ENDED     -----------------
                       8/31/94   8/31/95   8/31/96   12/31/96   12/31/97   12/31/98   3/31/98   3/31/99
                       -------   -------   -------   --------   --------   --------   -------   -------
                                           (IN $1,000 EXCEPT FOR PER SHARE AMOUNTS)      (UNAUDITED)
Revenues.............       3       625        35         17        313        821        81       114
Operating loss.......  (1,466)   (7,882)   (5,640)    (2,983)   (29,090)    (6,488)   (3,025)     (926)
Other income
  (expense)..........    (366)      312      (854)       361      1,202        196       207      (132)
Net loss.............  (1,832)   (7,600)   (6,494)    (2,604)   (27,683)    (6,110)   (2,818)     (971)
Net loss per common
  share -- basic and
  diluted............   (0.90)    (1.82)    (1.04)     (0.28)     (2.47)     (0.39)    (0.25)    (0.05)
Working capital
  (deficit)..........   1,145     4,188    16,926     30,382     13,971      1,366    11,537      (744)
Total assets.........   4,944    10,710    32,089     55,375     37,434     46,568    33,679    46,317
Notes payable and
  long-term debt.....     163        --       300         --         --         --        --        --
Minority interest....      --        --        --         --         --      4,552        --     4,465
Stockholders'
  equity.............   4,181     9,608    30,505     53,245     26,779     40,031    23,961    39,170
Cash dividends per
  common share.......      --        --        --         --         --         --        --        --

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF


                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS



The following discussion should be read together with CanArgo's consolidated financial statements which appear in this prospectus.


LIQUIDITY, CAPITAL RESOURCES AND FINANCIAL CONDITION

During the fourth quarter of 1997, CanArgo commenced a program to preserve its financial resources. That program consisted of efforts to reduce general and administrative expenses and to limit CanArgo's investments in and advances to oil and gas ventures and properties in which it held interests, while CanArgo explored and pursued strategic alternatives with the assistance of investment advisors. As a result of its consideration of strategic alternatives, on February 2, 1998 CanArgo, which was then known as Fountain Oil Incorporated, entered into an agreement with CanArgo Oil & Gas Inc., which was then known as CanArgo Energy Inc. That agreement contemplated a series of transactions to effect a business combination involving those two companies. The business combination was consummated on July 15, 1998. The completion of the business combination had the following principal effects:

- CanArgo Oil & Gas Inc., which owns 68.5% of Ninotsminda Oil Company, became a subsidiary of CanArgo;

- the assets and liabilities of CanArgo Oil & Gas Inc. and the results of its operations subsequent to July 15, 1998 are included in CanArgo's consolidated financial statements, which has had a significant impact on CanArgo's consolidated financial statements;

- each previously outstanding CanArgo Oil & Gas Inc. common share was converted into the right to receive 0.8 share of CanArgo's common stock, which provided the former holders of CanArgo Oil & Gas Inc. securities with the right to receive approximately 47% of CanArgo's common stock;

- the management of CanArgo Oil & Gas Inc. succeeded to a majority of the senior management positions in CanArgo; and

- CanArgo effected a one-for-two reverse stock split and changed its name from Fountain Oil Incorporated to CanArgo Energy Corporation.

Upon completion of the business combination, CanArgo resumed a more active status and has focused its business activities on the development, through Ninotsminda Oil Company, of the Ninotsminda oil field, and some associated ventures.

Under the new management, CanArgo continues to attempt to control expenses and limits its investment in and advances to oil and gas properties and ventures which do not have prospects for early cash flow. CanArgo continues to incur general and administrative costs and project costs for which commitments were made prior to the business combination and which CanArgo would not choose to incur under present circumstances. These costs averaged approximately $40,000 per month during the second half of 1998 and are expected to continue on a diminishing basis through mid-1999.

CanArgo's cash balance at March 31, 1999 is not sufficient to cover CanArgo's working capital requirements and capital expenditure plans for 1999. CanArgo is undertaking this offering in order to raise sufficient capital to fund its current development plans for the Ninotsminda field and to provide general working capital, a portion of which could be used for the development of other projects. The intended use of the net proceeds from this offering is described in the section "Use of Proceeds." CanArgo's management believes that funds provided by the following sources will be sufficient to satisfy its operating needs during the twelve months following this offering:



-  the estimated net proceeds from a minimum offering of 11,500,000 shares,



- the International Finance Corporation loan described in the "Business" section of this prospectus,



-  cash from operations, and



- the anticipated proceeds of approximately $900,000 from the planned disposition of assets not central to its operations.



However, CanArgo cannot assure investors that:


-  CanArgo will be able to complete any asset sales;


-  the proceeds from any asset sales will be as great as CanArgo anticipates;


-  CanArgo's operations will generate positive cash flow; or


- the funds provided by the sources enumerated above or from other sources will be sufficient to satisfy CanArgo's operating needs during the twelve months following this offering.


The current development plan for the Ninotsminda field includes the drilling of a minimum of three development wells plus five major rehabilitations of existing wells, with a view towards increasing oil production. The total budgeted cost of the current development plan is $9,573,000. The current development plan is scheduled to be implemented in 1999 and the first half of 2000, but that timing is dependent upon the prompt availability of funding for the development, whether from this offering or otherwise. CanArgo's current development plan for the Ninotsminda field and the terms of a proposed loan from the International Finance Corporation to finance it are described in the "Business" section of this prospectus.


Since a considerable amount of infrastructure for the Ninotsminda field has been put in place by Georgian Oil, increases in oil production are not expected to increase infrastructure costs substantially. However, CanArgo cannot assure investors that:



-  the Ninotsminda field current development plan will be funded,



-  the funding will be timely,



- the development plan will be successfully completed or will increase production, or



- the Ninotsminda field operating revenues after completion of the development plan will exceed operating costs.


The extent, cost and timing of a full Ninotsminda field development plan are highly speculative and will depend significantly upon the results of the current development program. CanArgo currently projects that the full field development plan for oil would involve the drilling of nine additional wells, would cost an additional $16 million, and would require two to three years to complete. Should Ninotsminda Oil Company attempt to implement such a plan immediately following completion of the current development plan in approximately mid-2000, it could require substantial additional funding. It is unlikely CanArgo could provide such funding unless CanArgo itself obtained substantial additional funding.

Depending upon the amount of revenue generated by operations and partial funding of CanArgo projects by third-party participants, CanArgo believes that it may be required to obtain additional debt or equity financing by the second half of 2000. CanArgo cannot assure investors that it will be able to obtain such financing or that the financing that is available will be offered on terms that are attractive or even acceptable to CanArgo.


Development of the oil and gas properties and ventures in which CanArgo has interests involves multi-year efforts and substantial cash expenditures. Full development of CanArgo's oil and gas properties and ventures will require the availability of substantial additional financing from external sources. CanArgo intends where opportunities exist to transfer portions of its interests in oil and gas properties and ventures to other entities in exchange for such financing. CanArgo generally has the principal responsibility for arranging financing for the oil and gas properties and ventures in which it has an interest. There can be no assurance, however, that CanArgo or the entities that are developing the oil and gas properties and ventures will be able to arrange the financing necessary to develop the projects being undertaken or to support the corporate and other activities of CanArgo. There can also be no assurance that such financing as is available will be on terms that are attractive or acceptable to or are deemed to be in the best interest of CanArgo, such entities and their respective stockholders or participants.

CanArgo's consolidated financial statements do not give effect to any further impairment in the value of its investment in oil and gas ventures and properties or other adjustments that would be necessary if financing cannot be arranged or if their operations are not profitable. Ultimate realization of the carrying value of CanArgo's oil and gas properties and ventures will require production of oil and gas in sufficient quantities and marketing such oil and gas at sufficient prices to provide positive cash flow to CanArgo. Establishment of successful oil and gas operations is dependent upon, among other factors, the following:

- mobilization of equipment and personnel to implement effectively drilling, completion and production activities;

-  achieving significant production at costs that provide acceptable margins;

- reasonable levels of taxation, or economic arrangements in lieu of taxation, in host countries; and

-  the ability to market the oil and gas produced at or near world prices.

CanArgo has plans to mobilize resources and achieve levels of production and profits sufficient to recover the carrying value of its oil and gas properties and ventures. However, if one or more of the above factors, or other factors, are different than anticipated, these plans may not be realized, and CanArgo may not recover the carrying value of its oil and gas properties and ventures. Other risks relating to CanArgo's operations are described in the sections "Risk Factors" and "Forward-Looking Statements."

CanArgo will be entitled to distributions from the various properties and ventures in which it participates in accordance with the arrangements governing the respective properties and ventures. Until the IFC loan is repaid by Ninotsminda Oil Company, CanArgo will have the limited ability to transfer funds from Ninotsminda Oil Company to CanArgo.

CONTINGENT LIABILITIES AND OBLIGATIONS

As a result of CanArgo's decision to cease active development of the Lelyaki, Maykop and Gorisht-Kocul field projects, CanArgo may be subject to contingent liabilities in the form of claims from the ventures developing those projects or from others participating in those projects. These projects are discussed under "Business -- Other Eastern European Projects -- Previously Impaired Projects." CanArgo was advised during the first quarter of 1998 that Intergas, the entity developing the Maykop field project, and a shareholder in Intergas were considering such claims, but no such claims have yet been asserted. CanArgo management is unable to estimate the range that such claims, if any, might total. However, if any claims were determined to be valid, they could have a material adverse effect on CanArgo's financial position, results of operations, cash flows and prospects. Any such claims may be adjudicated in host country forums under host country law.

CanArgo is involved in lawsuits which are described in the section
"Business -- Legal Proceedings." CanArgo could incur significant costs in defending these lawsuits, and the loss of any of these lawsuits could have a material adverse effect on the financial condition, results of operations, cash flows and prospects of CanArgo.

CanArgo has contingent obligations and may incur additional obligations, absolute or contingent, with respect to the acquisition and development of oil and gas properties and ventures in which it has interests that require or may require CanArgo to expend funds and to issue shares of its common stock. CanArgo believes that it has no further obligation to fund any operations relating to the Lelyaki and Maykop field projects. At March 31, 1999, CanArgo had a contingent obligation to issue 187,500 shares of common stock to a third party upon satisfaction of conditions relating to the achievement of specified Stynawske field project performance standards. As CanArgo develops current projects and undertakes other projects, it could incur significant additional obligations.

CHANGES IN FINANCIAL POSITION

As of December 31, 1998, CanArgo had working capital of $1,366,000, compared to working capital of $13,971,000 as of December 31, 1997. The $12,605,000 decrease in working capital principally reflects a reduction in cash and cash equivalents. The payment of liabilities accrued at December 31, 1997, principally those related to CanArgo's Lelyaki field oil and gas venture, resulted in a $9,165,000 reduction in accrued liabilities from December 31, 1997 to December 31, 1998, which was largely offset by the utilization of $8,567,000 of restricted cash during 1998 to pay accrued liabilities.

As of March 31, 1999, CanArgo had a working capital deficit of $744,000, compared to $1,366,000 of working capital as of December 31, 1998. The $2,110,000 decrease in working capital from December 31, 1998 to March 31, 1999 principally reflects a reduction in cash and cash equivalents and an increase in accounts payable.

Cash and cash equivalents decreased $12,239,000 during 1998 from $14,164,000 at December 31, 1997 to $1,925,000 at December 31, 1998, primarily as a result of expenditures on operating and investment activities and activities relating to the business combination. Cash and cash equivalents at December 31, 1998 included $819,000 held by Ninotsminda Oil Company, to which CanArgo has limited access. The utilization of cash during 1998 involved principally the following:

- the net loss of $6,110,000 incurred in 1998, most of which involved cash items;

- the investment of $5,727,000 in oil and gas properties, principally the Ninotsminda field;

- $1,652,000 of investments in and advances to oil and gas and other ventures, principally the acquisition of minority interests in a refinery and a proposed power generation project in the Republic of Georgia; and

- $1,215,000 of capitalized acquisition costs related to the business combination.

The use of cash to fund 1998 expenditures was partially offset by the release of restrictions in 1998 that had applied to $1,133,000 of CanArgo's previously restricted cash.

Cash and cash equivalents decreased $1,219,000 during the three months ended March 31, 1999 from $1,925,000 at December 31, 1998 to $706,000 at March 31,
1999, primarily as a result of expenditures on operating activities. Cash and cash equivalents at March 31, 1999 included $275,000 held by Ninotsminda Oil Company, to which CanArgo has limited access.

Accounts receivable increased from nil at December 31, 1997, when the minimal amount of accounts receivable were classified within other current assets, to $424,000 at December 31, 1998. The increase is primarily as a result of $257,000 of accounts receivable relating to oil sales. In addition, $88,000 of receivables which had previously been included within other current assets were reclassified as accounts receivable at December 31, 1998. Accounts receivable decreased from $424,000 at December 31, 1998 to $382,000 at March 31, 1999. The decrease is primarily as a result of an allowance for doubtful accounts related to prior oil sales.

Advances to operator increased from nil at December 31, 1997 to $377,000 at December 31, 1998 as a result of advance payments made to the entity performing the operations at the Ninotsminda field on behalf and at the direction of CanArgo. Advances to operator decreased from $377,000 at December 31, 1998 to $253,000 at March 31, 1999 as a result of expenditures by the entity performing the operations at the Ninotsminda field on behalf and at the direction of CanArgo.

Inventory increased from nil at December 31, 1997 to $170,000 at December 31, 1998 and to $298,000 at March 31, 1999, as result of placing a portion of CanArgo's oil produced at the Ninotsminda field in storage to be available for sale in the Georgian domestic or regional market or international markets. At March 31, 1999, 91,000 barrels of oil were in storage. Inventories are valued at the lower of cost or market.

Other current assets decreased from $762,000 at December 31, 1997 to $453,000 at December 31, 1998, primarily as a result of:

-  the 1998 amortization of prepaid expenses amounting to $264,000;

- the collection in 1998 of $234,000 on claims that had been included within other current assets; and

- the 1998 reclassification of $88,000 of accounts receivables previously included in other current assets.

These reductions in other current assets were partly offset by the prepayment of insurance premiums amounting to $131,000 in the third quarter of 1998 and 1998 deposits of $169,000. Other current assets decreased from $453,000 at December 31, 1998 to $301,000 at March 31, 1999, primarily as a result of the amortization of prepaid expenses.

The $8,671,000 decrease in current liabilities during the year ended December 31, 1998 is primarily attributable to a $9,165,000 decrease in accrued liabilities. The decrease in accrued liabilities is, in turn, primarily attributable to payment of liabilities accrued at December 31, 1997 relating to:

- bank debt and related interest incurred by Kashtan Petroleum Ltd., the entity operating the Lelyaki field project;

-  Lelyaki field project closedown costs;

-  employee termination costs; and

-  acquisition of oil field equipment.

These reductions in accrued liabilities in 1998 were partially offset by accounts payable for which CanArgo became responsible as a result of the business combination and those arising out of active operations which resumed following completion of the business combination.

Property and equipment, net, increased from $5,942,000 at December 31, 1997 to $6,202,000 at December 31, 1998 and to $6,260,000 at March 31, 1999, primarily as a result of capitalized costs associated with moving two drilling rigs and related equipment to the Republic of Georgia from Cyprus and the acquisition of property and equipment in connection with the business combination.

Oil and gas properties, net increased from $1,479,000 at December 31, 1997 to $30,138,000 at December 31, 1998 primarily as a result of the business combination. The increase was partly offset by 1998 impairment write-downs of the Sylvan Lake project aggregating $900,000 as a result of the quarterly application of the full cost ceiling test in the context of a severe heavy oil price decline in 1998. See Note 2 of Notes to Consolidated Financial Statements, "Summary of Significant Accounting Policies -- Oil and Gas Properties," for a description of the full cost ceiling test.


Oil and gas properties, net increased from $30,138,000 at December 31, 1998 to $31,070,000 at March 31, 1999 primarily as a result of:



- the evaluation of seismic data with respect to the Ninotsminda and Nazvrevi fields for $400,000,



- capitalization of $262,000 of Ninotsminda Oil Company general and administrative expenses related to exploration and development activities, and



-  acquisition of interests with respect to the Ninotsminda field for $110,000.


Investments in and advances to oil and gas and other ventures, net increased from $5,387,000 at December 31, 1997 to $6,878,000 at December 31, 1998. The
increase reflects principally:

-  $1,004,000 of investment in and advances to Georgian American Oil Refinery;

- $468,000 of investment in CanArgo Power Corporation, through which CanArgo is participating in a start-up private power generation project in the Republic of Georgia; and

- $155,000 of advances to Boryslaw Oil Company, the entity developing the Stynawske field project.

These investments and advances were partially offset by CanArgo's $161,000 equity in the loss incurred by Boryslaw Oil Company in 1998.

Investments in and advances to oil and gas and other ventures, net increased from $6,878,000 at December 31, 1998 to $7,049,000 at March 31, 1999. The
increase reflects principally advances of $97,000 to CanArgo Power Corporation and advances of $96,000 to Boryslaw Oil Company. These investments and advances were partially offset by CanArgo's $22,000 equity in the loss of Boryslaw Oil Company in the three months ended March 31, 1999.


As of March 31, 1999 and December 31, 1998 and 1997, CanArgo had net investments in and advances to Boryslaw Oil Company totaling $5,480,000, $5,406,000 and $5,387,000, respectively. CanArgo has the responsibility for arranging financing for this venture, and unless third-party financing can be arranged, CanArgo might have to supply the capital to finance operations until the venture generates positive cash flow. This would have the effect of increasing investments in and advances to oil and gas and other ventures. The amount of such advances may be greater than the amount of the Boryslaw Oil Company operating losses recognized by CanArgo, which would cause such net investment balances to increase. Such investments and advances at the initial stages of development are essentially unevaluated oil and gas properties, and such costs may not be recovered if the venture is not successful. No assurance can be given that CanArgo will be able to arrange third-party financing for such venture, that CanArgo will have sufficient resources to fund the capital and operating needs of the venture, or that the venture will be successful.


CanArgo has the right to acquire an additional interest in Georgian American Oil Refinery for approximately $860,000, which if acquired would result in an increase in investments in and advances to oil and gas and other ventures during 1999.

Minority interest in subsidiaries at December 31, 1998 of $4,552,000, and at March 31, 1999 of $4,465,000, relates to the 31.5% interest of the non-controlling shareholder of Ninotsminda Oil Company.

RESULTS OF OPERATIONS

CanArgo has typically acquired its interests in oil and gas properties through interests in joint ventures, partially owned corporate and other entities and joint operating arrangements. CanArgo's interest in the assets and liabilities of unconsolidated entities is reflected on CanArgo's consolidated balance sheet on a net basis as investment in and advances to oil and gas ventures. CanArgo's share of revenue, other income and expenses of unconsolidated entities is reported in CanArgo's consolidated statement of operations as income or loss from equity investment in oil and gas ventures. CanArgo's interest in the cash flow of unconsolidated entities is reported in CanArgo's consolidated statement of cash flows as distributions from or investment in or advances to oil and gas ventures. Interests acquired in some joint ventures, partnerships and production sharing, working interest and other arrangements are proportionately consolidated. CanArgo will report the same stockholders' equity and net income or loss whether it accounts for various oil and gas ventures using the equity method or on a consolidated basis.

THREE MONTH PERIODS ENDED MARCH 31, 1999 AND 1998

CanArgo recorded operating revenue of $114,000 during the three month period ended March 31, 1999 compared with $81,000 for the three month period ended March 31, 1998. Ninotsminda Oil Company generated $68,000 of revenue in the three month period ended March 31, 1999. Its net share of the 107,800 barrels of gross production from the Ninotsminda field in the period amounted to 39,000 barrels. From its share, Ninotsminda Oil Company placed 31,431 barrels of oil into storage to be held for sale into the Georgian local and regional market. Because lower transportation costs are involved, CanArgo believes that sales of Ninotsminda oil to customers in the Georgian local and regional market generally yield relatively higher net sales prices to Ninotsminda Oil Company than sales to other customers. Net sale prices for Ninotsminda oil sold during the first quarter of 1999 averaged $8.98 per barrel. Oil production from the Sylvan Lake property in Alberta, Canada, accounted for $46,000 of revenue in the three month period ended March 31, 1999 and substantially all revenue for the three month period ended March 31, 1998.


The operating loss for the three month period ended March 31, 1999 amounted to $926,000 compared with $3,025,000 for the corresponding period in 1998. The decrease in the operating loss is attributable primarily to:



- 1998 costs associated with CanArgo's involvement in some Eastern European oil and gas ventures, which involvement CanArgo has effectively terminated,



- 1998 costs associated with CanArgo's business combination with CanArgo Oil & Gas Inc., and



-  the impairment of oil and gas properties which amounted to $800,000 in 1998.


Lease operating expenses decreased to $67,000 for the three month period ended March 31, 1999 as compared to $100,000 for the three month period ended December 31, 1998. The decrease is primarily as a result of a lower level of operating activity with respect to the Sylvan Lake property for the three month period ended March 31, 1999, partially offset by the inclusion of Ninotsminda field expenses.


Direct project costs decreased to $68,000 for the three month period ended March 31, 1999, from $539,000 for the three month period ended March 31, 1998, reflecting 1998 costs associated with CanArgo's involvement in some Eastern European oil and gas ventures, which involvement CanArgo has effectively terminated. This decrease was partially offset by activity related to the Ninotsminda field.



General and administrative costs decreased to $859,000 for the three month period ended March 31, 1999, from $1,457,000 for the three month period ended March 31, 1998. The decrease is primarily attributable to (a) 1998 costs associated with CanArgo's involvement in some Eastern European oil and gas ventures which involvement CanArgo has effectively terminated, and (b) 1998 costs associated with CanArgo's business combination with CanArgo Oil & Gas Inc. This decrease was partially offset by the cost of activity related to the Ninotsminda field.



The decrease in depreciation, depletion and amortization expense from $118,000 for the three month period ended March 31, 1998 to $25,000 for the three month period ended March 31, 1999 is attributable principally to (a) the write-down of the Sylvan Lake properties in 1998 and (b) a decrease in the number of barrels of oil produced from the Sylvan Lake property for the three month period ended March 31, 1999. These decreases were partially offset by depletion related to Ninotsminda field oil production.



The equity loss from investments in unconsolidated subsidiaries decreased to $22,000 for the three month period ended March 31, 1999, from $91,000 for the three month period ended March 31, 1998 as a result of the substantially lower level of activity conducted through unconsolidated subsidiaries in 1998. This lower level of activity reflects the termination of CanArgo's involvement in the development activities of some Eastern European oil and gas ventures conducted through unconsolidated subsidiaries.

During the three months ended March 31, 1998, CanArgo wrote down its oil and gas properties in the Sylvan Lake project by an aggregate $800,000 as a result of a substantial decline of heavy oil prices and the quarterly application of the full cost ceiling test. There was no comparable write down during the three months ended March 31, 1999.

CanArgo recorded net other expenses of $132,000 for the three months ended March 31, 1999, as compared to net other income of $207,000 during the three months ended March 31, 1998. The principal reason for the decrease is lower interest income as a result of lower cash balances for the three months ended March 31, 1999 compared to the same period for the previous year and the payment of a facility fee pursuant to Ninotsminda Oil Company's $6,000,000 loan agreement with the International Finance Corporation.

The net loss of $971,000 or $0.05 per share for the three month period ended March 31, 1999 compares to a net loss of $2,818,000, or $0.25 per share for the three month period ended March 31, 1998. As a result of the issuance of shares in connection with the business combination, the weighted average number of common shares outstanding was substantially higher during the three month period ended March 31, 1999 than during the three month period ended March 31, 1998.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

CanArgo recorded operating revenue of $821,000 during the year ended December 31, 1998, compared with $313,000 for the year ended December 31, 1997. Ninotsminda Oil Company generated $603,000 of 1998 revenue subsequent to the consummation of the business combination in July 1998. Its net share of the 275,300 barrels of gross production from the Ninotsminda field subsequent to the business combination amounted to 92,400 barrels of oil. From its share, Ninotsminda Oil Company placed 41,700 barrels of oil into storage to be held for sale into the Georgian local and regional market. Because lower transportation costs are involved, CanArgo believes that sales of Ninotsminda oil to customers in the Georgian local and regional market generally yield relatively higher net sales prices to Ninotsminda Oil Company than sales to other customers. Sale prices for Ninotsminda oil sold during the second half of 1998 averaged $10.63 per barrel.

Oil production from the Sylvan Lake property in Alberta, Canada accounted for $202,000 of 1998 revenue and substantially all of 1997 revenue. CanArgo also recorded a nominal amount of revenue during the year ended December 31, 1998 from the sale of electrically enhanced oil recovery equipment; there was no revenue from the sale of such equipment for the year ended December 31, 1997.

CanArgo expects that revenue for 1999 should be substantially higher than in 1998, since Ninotsminda field operating results will be included for the full twelve months and CanArgo has plans to increase Ninotsminda field production substantially during 1999.

Prices for crude oil are subject to wide fluctuations in response to changes in supply and demand and additional political, economic and other factors. The significant decline in oil prices during 1998 adversely affected the results of CanArgo's operations for that year. World oil prices are likely to have a significant impact on CanArgo's revenue and operating profit or loss in 1999 and subsequent years.


The operating loss for 1998 amounted to $6,488,000, compared with $29,090,000 for 1997. The decrease in the operating loss is attributable primarily to (a) the impairment in 1997 of oil and gas ventures, oil and gas properties, property and equipment and other assets which aggregated $19,424,000, and (b) a $3,778,000 loss in 1997 representing CanArgo's equity in the loss of oil and gas ventures. Both are associated with CanArgo's decision in

1997 to effectively terminate its involvement in some Eastern European oil and gas ventures and write off its investment related to them.

Lease operating expenses increased to $843,000 during 1998, as compared to $200,000 for 1997, primarily as a result of the inclusion of Ninotsminda field expenses subsequent to the business combination.


Direct project costs decreased to $1,157,000 in 1998 from $1,753,000 for 1997, reflecting the 1997 termination of CanArgo's involvement in some Eastern European oil and gas ventures. This decrease was partially offset by activity related to the Ninotsminda field subsequent to the business combination.


The decrease in depreciation, depletion and amortization expense from $345,000 for 1997 to $239,000 during 1998 is attributable principally to the write-down of proved properties in the Sylvan Lake area in the first and second quarter of 1998 as a result of a severe decline in the price of heavy oil and the quarterly application of the full cost ceiling test. These write-downs had the effect of reducing the per barrel depletion expense for oil produced at the Sylvan Lake field. The decrease in 1998 depreciation, depletion and amortization expense related to the Sylvan Lake write-downs was partially offset by depletion related to Ninotsminda field oil production subsequent to the business combination and to a 1998 increase in the number of barrels of oil produced from the Sylvan Lake property.


The equity loss from investments in unconsolidated subsidiaries decreased to $161,000 during 1998, from $3,778,000 for 1997, as a result of the substantially lower level of activity conducted through unconsolidated subsidiaries in 1998. The lower level of activity was due to the 1997 termination of development activities of some Eastern European oil and gas ventures conducted through unconsolidated subsidiaries.


During 1998, CanArgo wrote down its oil and gas properties in the Sylvan Lake project by an aggregate $900,000 as a result of a substantial decline of heavy oil prices and the quarterly application of the full cost ceiling test. If oil prices decline further, CanArgo may experience additional impairments of these or other properties. In 1998 CanArgo also wrote down the carrying value of oil field camp equipment by $113,000 to its estimated recoverable amount. The $1,013,000 in 1998 impairment expense compares to an aggregate of $19,424,000 of impairment expense recorded in 1997.

CanArgo recorded net other income of $196,000 for 1998, as compared to $1,202,000 during 1997. The principal reason for the decrease is CanArgo's 1998 payment of interest expense related to the Lelyaki field project. This was partially offset by a reduction in the loss that CanArgo recorded on the disposition of miscellaneous equipment and property, which dropped from $271,000 in 1997 to $30,000 in 1998.

The net loss of $6,110,000, or $0.39 per share, for 1998 compares to a net loss of $27,683,000, or $2.47 per share, for 1997. As a result of the issuance of shares in connection with the business combination, the weighted average number of common shares outstanding was substantially higher during 1998 than during 1997.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED AUGUST 31, 1996

CanArgo recorded operating revenue of $313,000 during the year ended December 31, 1997 compared with $35,000 for the year ended August 31, 1996. Revenue in both years was related to a modest amount of oil and gas production from property in Alberta, Canada in which CanArgo has interests. The 1997 production was generated primarily at the Sylvan Lake property in which CanArgo acquired an interest in 1997.

CanArgo incurred an operating loss of $29,090,000 for the year ended December 31, 1997, compared to an operating loss of $5,640,000 for the year ended August 31, 1996. The increase in the operating loss is attributable primarily to (a) the impairment of oil and gas ventures, oil and gas properties, and property and equipment and other assets which aggregated $19,424,000 in 1997, and (b) a $3,778,000 loss representing CanArgo's equity in the loss of oil and gas ventures. There were no comparable impairment charges in fiscal 1996, and in that year, CanArgo's equity in the loss of oil and gas ventures was $13,000.



Lease operating expenses increased to $200,000 in 1997, as compared to $11,000 in fiscal 1996, primarily as a result of CanArgo's acquisition of an interest in the Sylvan Lake property in early 1997. 1997 direct project costs increased $485,000 from the $1,268,000 experienced during the fiscal year ended August 31, 1996, reflecting principally (a) the higher level of project activity and (b) the inability of CanArgo to recoup from Kashtan some expenses related to the Lelyaki field project incurred during December 1997.


General and administrative expenses in the years ended December 31, 1997 and August 31, 1996 were comparable. The level of general and administrative expense is expected to decrease during 1998, at least prior to the consummation of the business combination with CanArgo Oil & Gas Inc. The increase in depreciation and amortization expense from $77,000 in the year ended August 31, 1996 to $345,000 in the year ended December 31, 1997 is attributable principally to the increased production of oil.

During the year ended December 31, 1997, CanArgo recognized an aggregate of $19,237,000 in losses as a result of the impairment of long-lived assets, as compared to an impairment loss of $420,000 for the year ended August 31, 1996. Impairment of the ventures operating the Lelyaki, Maykop and Gorisht-Kocul field projects resulted in a combined loss of $15,736,000. The impairment of drilling rigs and related equipment originally intended to be utilized in the Maykop field project and some office furniture, fixtures and equipment resulted in a loss of $3,244,000. The remaining investment in the Rocksprings property, which was carried in CanArgo's December 31, 1996 balance sheet as a $257,000 unevaluated oil and gas property, was recognized as impaired in 1997. The remaining assets impaired during 1997 were notes receivable from the entity that sold to CanArgo its principal interest in the Lelyaki field project, as to which there were doubts regarding collectability.

In 1997, CanArgo recorded total other income of $1,202,000, as compared to total other expense of $854,000 in the year ended August 31, 1996. Interest income increased to $1,615,000 for the year ended December 31, 1997 from $332,000 for the year ended August 31, 1996 due to higher average cash and cash equivalent investments. Interest expense decreased from $1,016,000 for the year ended August 31, 1996, when CanArgo recorded amortization of financing costs, discount and interest related to CanArgo's 8% Convertible Subordinated Debentures, to $69,000 for calendar 1997. In both 1997 and fiscal 1996, CanArgo recorded losses from the sale of miscellaneous equipment and property amounting to $271,000 and $182,000, respectively.


The net loss of $27,683,000, or $2.47 per share, in 1997 compares to a net loss of $6,494,000, or $1.04 per share, in the fiscal year ended August 31, 1996. The disproportionate losses per share are attributable to CanArgo's issuance of additional shares subsequent to August 31, 1996. These share issuances resulted in a substantially higher weighted average number of common shares outstanding during the year ended December 31, 1997.

FOUR MONTHS ENDED DECEMBER 31, 1996 COMPARED WITH FOUR MONTHS ENDED DECEMBER 31, 1995


CanArgo recorded an operating loss of $2,983,000 during the four month period ended December 31, 1996 compared with $1,470,000 for the same 1995 period. The increased loss resulted from an increase of approximately $1,357,000 of equity loss from investments in unconsolidated subsidiaries primarily associated with the activities of CanArgo's oil and gas ventures in Eastern Europe.


General and administrative expenses for the four month period ended December 31, 1996 amounted to $1,282,000, reflecting a modest decrease from the $1,303,000 for the comparable 1995 period. For the 1995 period, general and administrative costs included a charge for external services for public relations activities of a non-recurring nature. The decrease in the 1996 period for such expense was substantially offset by increases in salaries and other administrative costs related to the build-up of staff associated with the projects in Eastern Europe. General and administrative expense is net of $1,220,000 and $320,000 capitalized pursuant to full cost accounting rules during the four month period ended December 31, 1996 and 1995, respectively.

Interest income increased to $424,000 for the four month period ended December 31, 1996 from $55,000 in the comparable period for the prior year due to higher average cash investments. Interest expense increased to $13,000 for the four month period ended December 31, 1996 from $3,000 in the comparable period for the prior year due to the amortization of financing costs and interest related to CanArgo's debentures and financing of insurance premiums.

YEAR 2000 COMPLIANCE


The year 2000 problem is the result of computer programs being written using two digits to define the applicable year. If not corrected, any programs or equipment that have time sensitive components could fail or produce erroneous results. CanArgo has completed a review of its existing information technology and non-information technology systems and has upgraded its accounting information systems to software that the developer represents to be year 2000 compliant. Except for a limited number of desktop computers utilized by CanArgo which CanArgo intends to replace, CanArgo believes that the software and hardware currently used by CanArgo, including oil field production equipment is year 2000 compliant. The cost of replacing the desktop computers is expected not to exceed $25,000. Although CanArgo does not expect to incur significant additional expenditures to address year 2000 issues, there can be no assurance that this will be the case.



CanArgo has identified several significant suppliers of goods and services, primarily in the banking, transportation, refining and communication sectors, whose inability or failure to become year 2000 compliant in a timely manner could have a material adverse effect on CanArgo's business, financial condition, results of operations or cash flows. CanArgo has reviewed information from these suppliers, where available, with respect to their year 2000 compliance status and continues to monitor their progress. While disruptions to the local power grid as a result of the year 2000 problem and other problems could interfere with CanArgo's ability to produce oil and continue development activities at the Ninotsminda field, CanArgo anticipates that the planned addition later this year of independent power generation capability at the Ninotsminda field, if accomplished, will substantially mitigate that risk and enable CanArgo to at least produce and store oil. Because of uncertainties, however, the actual effects of the year 2000 problem on CanArgo may be different from its current assessment. Should remedial efforts be required, the inability of CanArgo or its principal suppliers to become year 2000 compliant in a timely manner could impact CanArgo's ability to produce, sell and receive payment for its crude oil on a timely basis and could have a material adverse effect on CanArgo's business, financial condition, results of operations or cash flows.


NEW ACCOUNTING STANDARDS

In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, and SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, both of which were adopted in 1998 without having any material effect on CanArgo's financial statements. In 1998, FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which will be adopted in the 1999 annual financial statements and based on present circumstances would not have any material effect on CanArgo's financial statements.

                                    BUSINESS


GENERAL DEVELOPMENT OF CANARGO'S BUSINESS

CanArgo Energy Corporation was formed in 1994 to continue, through reincorporation in Delaware, the business of a predecessor Oklahoma corporation which was formed in 1980. CanArgo changed its name from Fountain Oil Incorporated to CanArgo Energy Corporation in connection with a business combination with CanArgo Oil & Gas Inc. completed on July 15, 1998. CanArgo conducts its principal operations through subsidiaries, and unless otherwise indicated by the context, the term CanArgo refers to CanArgo Energy Corporation and its consolidated subsidiaries.

CanArgo initially operated as an oil and gas exploration and production company. It altered its principal focus to the application of electrically enhanced heavy oil recovery technology in 1988, and that focus continued through 1994. In early 1995, CanArgo shifted its principal activities to acquiring and developing interests in Eastern European oil and gas properties. From 1995 to 1997, CanArgo established significant ownership interests in four Eastern European oil and gas development projects. As a result of disappointing results and other negative indications, CanArgo during the fourth quarter of 1997 wrote off its entire investments in three of those four projects and began actively to seek a business combination or similar transaction with another oil and gas company.

As a result of this effort, CanArgo entered into a business combination with CanArgo Oil & Gas Inc. Upon completion of the business combination in July 1998, CanArgo Oil & Gas Inc. became a subsidiary of CanArgo, the management of CanArgo Oil & Gas Inc. assumed the senior management positions in CanArgo, and CanArgo changed its name from Fountain Oil Incorporated to CanArgo Energy Corporation. At the time of the business combination, the principal operations and assets of CanArgo Oil & Gas Inc. were associated with the producing Ninotsminda oil field in the Republic of Georgia.

CanArgo's principal activity is the rehabilitation and development of oil and gas fields with a productive history that indicate the potential for increased production through the application of modern production techniques. CanArgo is producing crude oil at the Ninotsminda field in Georgia through a 68.5% owned subsidiary, Ninotsminda Oil Company Limited. CanArgo is currently directing most of its efforts and resources to the development of the Ninotsminda field. CanArgo also has interests in other oil and gas fields in Georgia and Ukraine that it intends to rehabilitate and develop, provided sufficient resources are available to support these efforts. In addition, CanArgo has interests in properties at which it may engage in exploratory drilling in an effort to establish the existence of oil and gas fields which CanArgo could then develop. CanArgo also owns interests in other Eastern European oil and gas projects which CanArgo is not actively pursuing, and holds interests in small oil and gas properties in North America, some of which are producing modest amounts of oil and gas. CanArgo's principal product is crude oil, and the sale of that oil is its principal source of revenue.

CanArgo's oil and gas development and production activities are subject to various risks and uncertainties which are discussed under "Risk Factors" and "Forward-Looking Statements."

NINOTSMINDA OIL FIELD

Since completion of the business combination with CanArgo Oil & Gas Inc., CanArgo's resources have been focused on the development of the Ninotsminda oil field and some associated activities. The Ninotsminda oil field covers some 2,500 acres and is located forty kilometers east of the Georgian capital, Tbilisi. It is adjacent to and west of the Samgori oil field, which is Georgia's most productive oil field. The Ninotsminda field was discovered later than the Samgori field and has experienced substantially less development activity. The state oil company, Georgian Oil, and others including CanArgo have drilled sixteen wells in the Ninotsminda field, of which seven are currently classified as producing. Three of the seven wells classified as producing are presently shut-in while undergoing or awaiting rehabilitation, and production from the remaining four wells currently is approximately 1,200 barrels of oil per day.

BUSINESS STRUCTURE

CanArgo's activities at the Ninotsminda oil field are conducted through Ninotsminda Oil Company Limited, a 68.5% owned subsidiary. In November 1998, CanArgo increased its percentage ownership of Ninotsminda Oil Company from 55.9% to 68.5% when the other shareholder of Ninotsminda Oil Company chose not to subscribe for its pro rata portion of shares being offered to increase Ninotsminda Oil Company's capital. During 1998, CanArgo invested $6,394,000 of cash in Ninotsminda Oil Company and, in addition, capitalized an aggregate of $1,164,000 in loans and accrued interest. If the other shareholder of Ninotsminda Oil Company declines to provides its pro rata share of required capital in the future, CanArgo may have to provide a disproportionate share of the capital Ninotsminda Oil Company requires, if those capital requirements are to be met. This would result in an increase in CanArgo's percentage ownership of Ninotsminda Oil Company. At the present time, Ninotsminda Oil Company does not have any plans to increase its capital.


Ninotsminda Oil Company obtained its rights to the Ninotsminda field, including all existing wells, and two other fields under a 1996 production sharing contract with Georgian Oil. Ninotsminda Oil Company's rights under the agreement expire in December 2019, subject to the possibility of extending such rights with regard to producing areas. Under the production sharing contract, Ninotsminda Oil Company is required to relinquish at least half of the area then covered by the production sharing contract, but not any portions being actively developed, at five year intervals commencing December 1999. CanArgo is discussing a possible deferral of the initial relinquishment to 2004 with the Georgian authorities. No assurance can be given that a deferral will be granted.


Under the production sharing contract, Georgian Oil has a priority right to receive oil representing a projection of what the Ninotsminda field would have yielded through 2001 based upon the wells and equipment in use at the time the contract was entered into. The priority right amounts to approximately:

-  542 barrels of oil per day during 1999;


-  280 barrels of oil per day during 2000;



-  93 barrels of oil per day during 2001; and



-  No barrels of oil per day after 2001.


Of the remaining production, up to 50% will be allocated to Ninotsminda Oil Company for the recovery of the cumulative capital and operating costs associated with the Ninotsminda field, which Ninotsminda Oil Company initially pays. The balance of production is allocated on a 70/30 basis between Georgian Oil and Ninotsminda Oil Company. Thus, while Ninotsminda Oil Company continues to have unrecovered costs, it will receive 65% of production in excess of the oil allocated to Georgian Oil on a priority basis with respect to projected base production. For example, the current production of approximately 1,200 barrels per day is allocated as follows:



-  542 barrels to Georgian Oil on a priority basis;



- 329 barrels, representing 50% of the remaining 658 barrels, to Ninotsminda Oil Company for its unrecovered costs;



-  230 barrels to Georgian Oil, representing 70% of the balance; and



-  99 barrels to Ninotsminda Oil Company, representing 30% of the balance.



After recovery of its cumulative capital and operating costs, Ninotsminda Oil Company will receive 30% of production after Georgian Oil's priority allocation, which would be 197 barrels based on the example above. The allocation of a share of production to Georgian Oil relieves Ninotsminda Oil Company of all obligations it would otherwise have to pay taxes and similar levies to the Republic of Georgia with respect to Ninotsminda field operations.


Georgian Oil and Ninotsminda Oil Company take their respective shares of production in kind, and they market their oil separately.

Pursuant to the terms of the production sharing contract, a local, Georgian company must be appointed as field operator. The field operator provides the operating personnel and is responsible for day-to-day operations. Ninotsminda Oil Company pays the operating company's expenses associated with the development of the Ninotsminda field, and the operating company performs on a non-profit basis. The Georgian company serving as Ninotsminda field operator has eighty-eight full time employees, and substantially all of its activities relate to the development of the Ninotsminda field. The use of the Georgian company as field operator gives Ninotsminda Oil Company less control of operations than it might have if it were conducting operations directly.

Ninotsminda field operations are determined by a governing body composed of members designated by Georgian Oil and Ninotsminda Oil Company, with the deciding vote allocated to Ninotsminda Oil Company. If Georgian Oil believes that action proposed by Ninotsminda Oil Company with which Georgian Oil disagrees would result in permanent damage to a field or reservoir or in a material reduction in production over the life of a field or reservoir, it may refer the disagreement to an independent expert for binding resolution.

OIL FIELD DEVELOPMENT

Ninotsminda Oil Company assumed developmental responsibility for the Ninotsminda field in 1996, when production was minimal. CanArgo believes that the development and productivity of the Ninotsminda field had in the past been hampered by, among other factors, a lack of funding, civil strife and utilization of non-optimal technology.


Ninotsminda Oil Company's initial approach to Ninotsminda field development involved rehabilitating and adding additional perforations to existing wells, and this program is continuing. In 1997, Ninotsminda Oil Company commenced a drilling program, which has involved three wells thus far. The first was completed in October 1997. Under normal production conditions, this well was producing at the rate of 400 to 600 barrels of oil per day but is currently shut-in for maintenance activities. The second well was completed in October 1998. While further testing and stimulation of this well are planned prior to placing it on production, CanArgo believes that the second well will be less productive than the first based on preliminary test data. The drilling of the third well was suspended in December 1998 at a depth of 700 meters as a result of undependable electrical supply and is expected to resume in the summer of 1999 when the electrical supply is expected to improve. The lack of a reliable power supply during the winter has also caused delays in the testing of the second well and in the continuing field rehabilitation program. Ninotsminda Oil Company expects that the electrical supply problem will be resolved or mitigated if and when a planned gas-fired, electric generating power plant near Ninotsminda commences operations. See "Ancillary Ninotsminda Area Projects -- Electrical Power Generation," which discusses CanArgo's investment in a private power generation project in the Ninotsminda area which, when operational, should increase the supply of power available to the Ninotsminda field development program.


During 1997 and 1998, Ninotsminda Oil Company acquired additional seismic data about the Ninotsminda field, which CanArgo believes will be useful in selecting additional drilling sites. Drilling sites tentatively selected by Ninotsminda Oil Company must be approved by Georgian regulatory authorities before drilling may commence.

To date, exploration and production at the Ninotsminda field have focused on one zone. There is, however, a second zone, from which oil has been produced in one well, that Ninotsminda Oil Company intends to examine. In addition, the Ninotsminda field has a gas cap above the principal producing zone, which could be a natural gas reservoir from which commercial production could be established if there were a market for Ninotsminda field natural gas. See "Potential Gas Development" for a discussion of the possible creation of a market for Ninotsminda field natural gas and the possible evaluation by CanArgo of the prospects for natural gas production from the Ninotsminda field. Since a gas cap can, under some circumstances, aid in the production of crude oil, any evaluation of the possibility of commencing production from the gas cap would have to take into consideration the expected impact of natural gas production on the production of crude oil.

Ninotsminda Oil Company's current development program for oil is defined in a schedule to Ninotsminda Oil Company's loan agreement with the International Finance Corporation discussed below. The program described in the schedule covers a period that began in 1998 and will extend into 2000. The principal elements of the current development program include:

- Drilling and testing five new wells, of which one has been completed and a second has been started; one or more of the wells are expected to be drilled as horizontal wells;


- An extensive program for rehabilitating and maintaining existing wells, including major rehabilitations of at least nine additional wells, of which four have been completed; major rehabilitations involve such actions as gas and water isolation procedures, reperforation of existing casings and application of stimulation techniques;


- Acquisition and analysis of additional seismic data, which has largely been completed; and

- Installation of additional facilities designed to support increased production to at least the level of 4,500 barrels of oil per day.

The current development program is expected to cost approximately $18.9 million, of which CanArgo estimates approximately one-half had been expended prior to March 31, 1999. CanArgo believes that the $6 million loan from the International Finance Corporation and the $2 million subordinated loan from CanArgo to Ninotsminda Oil Company, both of which are discussed below, will provide most of the funds required to complete the current development program. Completion is anticipated by mid-2000, provided that funding through the IFC loan and the subordinated loan from CanArgo is made available to Ninotsminda Oil Company by June 30, 1999. A principal use of the proceeds of this offering is to fund the subordinated loan, which must be in place before disbursements will be made under the IFC loan.


The objective of the current development plan for the Ninotsminda field is to increase the field's production level to 4,500 barrels of oil per day. The minimum work program is designed to produce proven non-producing reserves and to develop a portion of undeveloped reserves. Ninotsminda Oil Company's ability to complete the program successfully and reach that production level is subject to many risks, including those described in "Risk Factors." No assurances can be given that the current development program for the Ninotsminda field will be successfully completed or that the 4,500 barrels of oil per day production level will be achieved.


The extent, cost and timing of a full Ninotsminda field development plan are highly speculative and will depend significantly upon the results of the current development program. CanArgo currently projects that the full Ninotsminda field development plan for oil would involve the drilling of nine additional wells, would cost an additional $16 million, and would require two to three years to complete. Ninotsminda Oil Company could require substantial additional funding to be able to implement this plan immediately following completion of the current development plan. It is unlikely CanArgo could provide this funding unless CanArgo itself obtained substantial additional funding.

INTERNATIONAL FINANCE CORPORATION LOAN


In December 1998, Ninotsminda Oil Company entered into a convertible loan agreement with International Finance Corporation, an affiliate of the World Bank. Pursuant to the loan agreement, IFC agreed under specified conditions to lend $6 million to Ninotsminda Oil Company primarily to fund the Ninotsminda field current development program. IFC has the right, upon notice to CanArgo, to terminate its loan commitment if, among other things, the first disbursement under the loan agreement is not made by June 30, 1999, or such other date as IFC and CanArgo agree. IFC has no obligation to disburse funds after June 29, 2000.


Ninotsminda Oil Company is required to repay the loan in five semi-annual payments of $1.2 million each commencing December 2001. Ninotsminda Oil Company has pledged substantially all of its assets to IFC to secure the loan.

The loan will bear interest at LIBOR plus 3%. LIBOR is currently approximately 5% per year. In addition, Ninotsminda Oil Company has paid to IFC a facility fee of $60,000 and will pay a commitment fee equal to 1/2 of 1% per annum on the portion of the $6 million that has not been disbursed.

Both the initial disbursement of the loan and each subsequent disbursement are subject to a large number of conditions. The conditions applicable to all disbursements include:


- The maintenance of specified financial ratios by Ninotsminda Oil Company, which it currently would meet assuming a successful draw-down on the loan, including:


   --  a debt-to-equity ratio that does not exceed 1:1; and

   -- a ratio of the present value of projected future cash flows from proved reserves to outstanding long-term indebtedness that exceeds 1.6:1;

- The absence of any material adverse changes in Ninotsminda Oil Company's financial condition or business prospects; and

- Ninotsminda Oil Company's reaffirmance of various representations and warranties on and as of the date of disbursement.

Before IFC will advance the initial funds to Ninotsminda Oil Company, additional significant conditions must be satisfied. Among the important conditions to the first disbursement are:

- The shareholders of Ninotsminda Oil Company must provide a $2 million subordinated loan to Ninotsminda Oil Company; since the other shareholder has indicated that it will not participate in such a loan, this is effectively a condition that CanArgo provide the $2 million loan;

- Evidence has been presented to IFC that Ninotsminda Oil Company has received at least $10 million from its shareholders since the beginning of 1998 in the form of equity contributions and the $2 million subordinated loan, which either has been expended on the Ninotsminda field current development program or is held in a cash account; and

- IFC has received favorable legal opinions on a variety of matters relating to the loan.

No assurances can be given that the conditions to disbursement will be satisfied or, if not satisfied, waived, or that the IFC will fund all or any part of the $6,000,000 loan.

The IFC has the right under the loan agreement to convert all or part of the loan into common shares of Ninotsminda Oil Company. If the entire $6,000,000 loan were converted, IFC would receive shares representing 20% of the equity of Ninotsminda Oil Company. This would reduce CanArgo's percentage ownership of Ninotsminda Oil Company from 68.5% to 54.8% but would leave Ninotsminda Oil Company as a consolidated subsidiary of CanArgo. The conversion right remains in effect until approximately three months after:

-  The completion of the current development program for the Ninotsminda field;

- The achievement of sustained production of at least 4,500 barrels of oil per day; and

-  The completion of various procedural requirements.

CanArgo has provided a partial guaranty of the IFC loan to Ninotsminda Oil Company and has pledged the shares of Ninotsminda Oil Company stock that it owns to secure its guaranty obligation. Under the guaranty, CanArgo will be responsible for the first $4.1 million of guaranteed indebtedness and related monetary obligations of Ninotsminda Oil Company to IFC under the loan agreement and 68.5% of any such guaranteed obligations in excess of $6 million.


If IFC converts the loan into Ninotsminda Oil Company stock, it has the right to require CanArgo and the other shareholder of Ninotsminda Oil Company to purchase a portion of the shares IFC acquires through conversion. The purchase price for those shares shall be based on the greater of the cost of those shares to IFC plus interest and the portion of Ninotsminda Oil Company net asset value attributable to those shares. CanArgo is obligated to purchase all shares that IFC may require the existing shareholders of Ninotsminda Oil Company to purchase until it has spent $4,100,000 on those purchases. Then CanArgo must purchase 68.5% of all shares that IFC may require the existing shareholders of Ninotsminda Oil Company to purchase after an aggregate of $6 million has been spent on those purchases. The repurchase obligation will terminate no later than December 31, 2007.


PROCESSING, SALE AND CUSTOMERS


Georgian Oil built a considerable amount of infrastructure in and adjacent to the Ninotsminda field prior to entering into the production sharing contract with Ninotsminda Oil Company. Those infrastructure improvements, including initial processing equipment, are now used by Ninotsminda Oil Company.


The mixed oil and water fluid produced from the Ninotsminda field wells flows into a two-phase separator located at the Ninotsminda field, where gas associated with the oil is separated. The oil and water mixture is then transported eleven kilometers in a pipeline to Georgian Oil's central processing facility at Sartichala for further treatment. The gas is transported to Sartichala in a separate pipeline where some of the gas is used for fuel and the rest is currently flared.

At Sartichala, the water is separated from the oil. Ninotsminda Oil Company then sells this oil to buyers at Sartichala, and the buyers at that point assume responsibility for the oil. The buyers, at their own risk and cost, generally transport the oil 20 kilometers by pipeline to a railhead at Ghaciani. At the railhead, the oil is loaded into railcars for transport directly to the buyers or their customers or to the Black Sea port of Batumi, Georgia, where oil can be loaded onto tankers for international shipment.

Ninotsminda Oil Company sells its oil directly to local and international buyers. Ninotsminda Oil Company sold all of its 1997 production to one buyer, Glencore International AG, an international trading company. In 1998, Ninotsminda Oil Company sold its production to three customers as follows:

CUSTOMER                                                    PERCENTAGE OF PRODUCTION
--------                                                    ------------------------
Sis Plus 7 Ltd...........................................             35.9%
Glencore International AG................................             34.4
Navtobi Ltd..............................................             29.7

The price received for oil by Ninotsminda Oil Company has generally been negotiated on the basis of the European spot price for Brent grade crude oil, less discounts for transportation and related charges. The price received by Ninotsminda Oil Company has ranged from the full Brent price to Brent minus $5.83 per barrel. The average discount from Brent prices was less in 1998 than 1997, as buyers have begun to purchase oil from Ninotsminda Oil Company for use in Georgia and neighboring countries and have accordingly faced smaller transportation costs. Ninotsminda Oil Company now maintains an inventory of oil available for local, regional and international buyers principally on cash payment terms.


International trading companies have generally been willing to purchase Ninotsminda field crude oil at a net price based on the formula of the then current Brent price less a discount for transportation and related charges, without regard to shifts in the absolute level of the Brent spot price. CanArgo has observed, however, that as the Brent price has risen substantially during March and April 1999, local and regional buyers have resisted paying the net price based on that formula and have sought a greater discount. Local and regional buyers generally incur small transportation charges and at relatively low Brent prices have been offering the highest net price for Ninotsminda field oil. During the three months ended January 1999, the average per barrel discount from the spot price for Brent grade crude oil granted by CanArgo was approximately $1.50, as sales were made principally to local and regional buyers during a period of relatively low Brent prices.


CanArgo expects that it will experience a higher average discount from the Brent spot price while the spot price remains at levels well above recent lows, because it expects that it will be selling crude oil either (a) to local and regional buyers who will demand a discount greater than their actual transportation and related charges or (b) to international buyers who will be facing higher transportation charges than the local and regional buyers. CanArgo believes that the loss of one or more of its current customers would not result in any significant delay in the sale of the crude oil produced from the Ninotsminda field, but could result in lower selling prices.


In order for Ninotsminda Oil Company to cover production and depletion expenses under its production sharing contract at its current production level of approximately 1,200 barrels per day, it needs to realize a net price of approximately $10.00 per barrel. The Brent spot price was $14.65 per barrel on May 12, 1999, but very recently it was substantially below that level. The highest discount Ninotsminda Oil Company has granted is $5.83 per barrel. No assurances can be given that oil prices will be at a level that will enable Ninotsminda Oil Company to cover its production and depletion expenses. See "Risk Factors" for information about the effects of fluctuations in oil prices.

PRODUCTION HISTORY


The Ninotsminda field was discovered, and initial development began, in 1979. Ninotsminda field is currently producing approximately 1,200 barrels per day of oil, plus associated gas, primarily from four wells. Ninotsminda Oil Company's share of this production, after Georgian Oil's share, is approximately 428 barrels per day. Gross production from the Ninotsminda field for the past three years was as follows:


YEAR ENDED DECEMBER 31                                        OIL - GROSS BARRELS
----------------------                                        -------------------
1998........................................................        554,633
1997........................................................        639,910
1996........................................................        515,000

RESERVES


The following table summarizes net hydrocarbon reserves for the Ninotsminda oil field, which are the only significant reserves for CanArgo. This information is derived from a report effective as of January 1, 1999 prepared by AMH Group Ltd., independent petroleum consultants. This report is available for inspection during regular business hours at CanArgo's principal executive offices, Suite 1580, 727 - 7th Avenue, S.W., Calgary, Alberta T2P 0Z5, and at the Oslo Stock Exchange, Tollbugaten 2, 0105 Oslo, Norway.



                                                     PSC ENTITLEMENT VOLUMES(1)
                                               --------------------------------------
                             OIL RESERVES      NINOTSMINDA OIL     CANARGO SHARE OF
                           ----------------        COMPANY          NINOTSMINDA OIL
                           GROSS     NET(2)      ENTITLEMENT      COMPANY ENTITLEMENT
                           ------    ------    ---------------    -------------------
                                           (IN THOUSANDS OF BARRELS)
Proved Producing.........   2,404     1,647         1,340                  918
Proved Non-Producing.....   1,379       945           890                  610
Proved Undeveloped.......  15,200    10,412         8,783                6,016
                           ------    ------        ------                -----
Total Proven.............  18,983    13,004        11,013                7,544
                           ======    ======        ======                =====


-------------------------

(1) PSC Entitlement Volumes are those produced volumes which, through the production sharing contract, accrue to the benefit of Ninotsminda Oil Company and, as a result of CanArgo's interest in Ninotsminda Oil Company, accrue to the benefit of CanArgo for the recovery of capital, repayment of operating costs and share of profit.

(2) Net Oil Reserves represent CanArgo's 68.5% share of Ninotsminda Oil Company's interest under the production sharing contract in the gross reserves, before taking into account the interest of Georgian Oil.


Proved reserves are those reserves estimated as recoverable under current technology and existing economic conditions from that portion of a reservoir which can be reasonably evaluated as economically productive. This evaluation is based on an analysis of drilling, geological, geophysical and engineering data, including the reserves to be obtained by enhanced recovery processes demonstrated to be economically and technically successful in the subject reservoir. Proved reserves includes proved producing reserves, proved non-producing reserves and proved undeveloped reserves.


Proved producing reserves are those proved reserves that are actually on production or, if not producing, that could be recovered from existing wells or facilities and where the reasons for the current non-producing status is the choice of the owner rather than the lack of markets or some other involuntary reason. An illustration of such a situation is where a well or zone is capable but is shut-in because its deliverability is not required to meet commitments. 1998 production was 554,633 barrels.

Proved non-producing reserves are reserves that are expected to be recovered from producing zones in existing well bores open at the time of the reserve estimate, but production is not occurring for mechanical reasons or the lack of maintenance-type rehabilitation. Although these reserves are currently not producing, they are expected to be producing in the short-term. For example, due to general well rehabilitation program delays, several wells were shut-in or remained shut-in during 1998, and reserves expected to be produced from these wells are classified as proved non-producing reserves.

Proved undeveloped reserves are proven reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where relatively major expenditures are required for the completion of these wells or for installation of processing and gathering facilities prior to the production of these reserves. Reserves on undrilled acreage are limited to those drilling units offsetting productive wells that are reasonably certain of production when drilled.

The evaluation by AMH represents the efforts of AMH to predict the performance of the oil recovery project using their expertise and the available data at the effective date of their report. There has been no material change in the available data since that date. Considerable uncertainty exists in the interpretation and extrapolation of existing data for the purposes of projecting the ultimate production of oil from underground reservoirs and the corresponding future net cash flows associated with that production. The process of estimating quantities of proved crude oil, and the subcategories thereof, is very complex. The estimating process requires significant subjective decisions relating to the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may change substantially over time as a result of such factors as additional development activity, evolving production history and changing economic conditions. No assurance can be given that the projections included in the report by AMH will be realized.

POTENTIAL GAS DEVELOPMENT


CanArgo has recently become involved in three-party discussions involving the electric utility serving the Tbilisi region, which was recently purchased by an American utility company, and an entity that generates electricity in the Tbilisi region. The transactions being discussed would involve:



-  the sale of natural gas by CanArgo to the generator of the electricity,



-  the sale of electricity by the generator to the utility,



- the payment by the utility directly to CanArgo of the price of the natural gas utilized to generate the electricity, and



- the payment by the utility to the generator of the balance of the price for the electricity provided.



The subjects being discussed include the volume of gas required and the price to be paid for it. CanArgo cannot assure investors that these discussions will result in the development of the Ninotsminda field gas reserves or that CanArgo will sell any natural gas in connection with these potential transactions.



A well was put on flow on June 3, 1999 to clean up and test the well. Over a 24 hour period the well flowed at a stabilized rate of 15 million cubic feet per day. CanArgo cannot assure investors that this flow rate from the well will be sustainable. CanArgo has not yet fully evaluated the Ninotsminda field gas reserves or the economics of producing that gas. Most of the gas that is now produced incidentally with Ninotsminda field oil is currently being flared. CanArgo expects that in the near future the gas being produced incidentally with the oil will be utilized by a private power generation operation to be established at Ninotsminda.


OTHER FIELDS AND PROSPECTS UNDER 1996 PRODUCTION SHARING CONTRACT

Ninotsminda Oil Company has rights to one other field, West Rustavi, and one prospect, Manavi, in addition to the Ninotsminda field, under the 1996 production sharing contract.

The West Rustavi field is located some 40 km southeast of Ninotsminda. Ten wells were drilled by Georgian Oil in the West Rustavi field, two of which produced oil. Ninotsminda Oil Company has initiated an appraisal program and commenced test production from one of the wells. The appraisal program, which includes acquiring further seismic data and performing rehabilitation work on some of the wells, is aimed at assessing Georgian Oil's original reserve estimates and ultimately initiating an appropriate development program. No assurances can be given that the West Rustavi field will be developed by Ninotsminda Oil Company.

The Manavi prospect is located east of Ninotsminda. Ninotsminda Oil Company has seismic data regarding the Manavi prospect from both work it commissioned and earlier efforts by Georgian Oil. Georgian Oil's attempt to drill in the Manavi prospect was thwarted by logistical problems and did not reach the reservoir. CanArgo's management believes Manavi is a promising exploration prospect.

ANCILLARY NINOTSMINDA AREA PROJECTS

Electrical Power Generation

CanArgo has an effective 42.5% interest in a Georgian stock company that intends to produce electricity. This company is planning to install and operate a pilot
3.0 megawatt gas fired power plant to be located adjacent to the Ninotsminda field. The plant would utilize as its principal fuel gas produced in conjunction with oil from Ninotsminda field wells. Most of this gas is presently being flared, with no economic benefit to Ninotsminda Oil Company. The Georgian power generation company would sell the electricity generated to Ninotsminda Oil Company for the Ninotsminda field project and to other local purchasers. The basic equipment, a refurbished Rolls Royce Proteus single cycle gas turbine with attached Siemens electrical generating equipment, is expected to be in Georgia and operational before the 1999-2000 winter season begins. No assurance can be given that the turbine and equipment will arrive in Georgia or prove to be operational within the time period contemplated.

Once operational, this project would be one of the first private sector power producers in Georgia. Privatization of the Georgian power sector is well underway. The 1997 Electricity Law is causing a restructuring of the Georgian power sector to facilitate competition through provisions having the following effects, among others:

-  unbundling the generation, transmission and distribution functions;

-  increasing tariffs substantially; and

- establishing an independent regulatory commission to grant licenses and regulate tariffs.

Ninotsminda Oil Company expects that the private power company will supply electricity for Ninotsminda field operations on a priority basis. If this happens, Ninotsminda Oil Company should be able to avoid or mitigate the electrical supply problems it has encountered, which forced a suspension of drilling activity on its third well and interfered with other operations during the 1998-1999 winter season.

CanArgo is actively seeking to expand its involvement in the Georgian power sector. It is, among other things, seeking to attract financial partners to join CanArgo in pursuing opportunities for private sector power production in Georgia.

Refinery

In 1998, CanArgo purchased for $1,000,000 a 12.9% equity interest in a company which owns a small refinery located at Sartichala, Georgia. The proceeds were used to upgrade and expand the refinery. CanArgo has the right through September 30, 1999 to purchase an additional 11.1% interest in the refinery company for $860,000.

The refinery, which primarily utilizes refurbished American equipment, began operations in July 1998 and has a current capacity of approximately 2,000 barrels per day. It is the only refinery in Georgia employing Western technology. It is able to produce naphtha, diesel fuel, fuel oil, kerosene and jet fuel. Refinery expansion plans envision capacity of over 4,000 barrels per day, with further capacity expansion and product extension possible in the future. The refinery has not purchased crude oil from, or processed crude oil for the account of, Ninotsminda Oil Company, although it may do so in the future.

Sartichala is the primary processing center for east Georgian oil production, including production from Ninotsminda. Refined products are sold on both the local and export markets. Although the refinery receives some revenue from the sale of its products in the Georgian currency, the Lari, most pricing is related to dollar based world market prices. To mitigate the currency exchange risk, the refinery has established some export sales contracts denominated in United States dollars. CanArgo believes that its involvement in Georgian refining activity strengthens its position in the Georgian energy sector and provides specific support for Ninotsminda Oil Company's activities in Ninotsminda.


The refinery temporarily suspended operations in early 1999 while it evaluated the impact on its business of recently enacted tax legislation in Georgia which imposes a substantial excise tax on many refined oil products sold into the local Georgian market. The excise tax amounts to 60% of the cost of the goods being sold. The refinery resumed operations in May 1999 and is shifting a greater portion of its output to the export market.


OTHER GEORGIAN PROJECT -- NAZVREVI/BLOCK XIII

In February 1998, CanArgo entered into a second production sharing contract with Georgian Oil. This contract covers the Nazvrevi and Block XIII areas of East Georgia, a 2,100 square kilometer exploration area adjacent to the Ninotsminda and West Rustavi fields which contains existing infrastructure for oil and gas production. The contract term is for twenty-five years. CanArgo is required to relinquish at least half of the area then covered by the production sharing contract, but not any portions being actively developed, at five year intervals commencing in 2003.

Under the production sharing contract, CanArgo pays all operating and capital costs. CanArgo first recovers its cumulative operating costs from production. After deducting production attributable to operating costs, 50% of the remaining production, considered on an annual basis, is applied to reimburse CanArgo for its cumulative capital costs. While cumulative capital costs remain unrecovered, the other 50% of remaining production is allocated on a 50/50 basis between Georgian Oil and CanArgo. After all cumulative capital costs have been recovered by CanArgo, remaining production, after deduction of operating costs, is allocated on a 70/30 basis between Georgian Oil and CanArgo. The allocation of a share of production to Georgian Oil relieves CanArgo of all obligations it would otherwise have to pay the Republic of Georgia for taxes and similar levies related to activities covered by the production sharing contract. Both Georgian Oil and CanArgo will take their respective shares of production under this production sharing contract in kind.

The first phase of the preliminary work program under the Nazvrevi/Block XIII production sharing contract involves primarily a seismic survey of a portion of the exploration area and the processing and interpretation of the data collected. The seismic survey has been completed, and the results of those studies are currently being interpreted, with a view towards defining possible oil and gas prospects and exploration drilling locations. The cost of the seismic program is approximately $1,200,000.

In October 1998, XCL Ltd., a Louisiana based oil exploration company, agreed to pay $650,000 for shares representing 11.5% of the outstanding equity of CanArgo's subsidiary holding the Nazvrevi/Block XIII production sharing contract. The proceeds will be applied by the subsidiary to fund a portion of the cost of the seismic acquisition, processing and interpretation program. Most of the $650,000 has not yet been paid.

The second phase of the preliminary work program under the Nazvrevi/Block XIII production sharing agreement involves the drilling of one well at an estimated cost of $4 million. CanArgo can terminate the production sharing contract if it decides not to proceed with drilling.

OTHER EASTERN EUROPEAN PROJECTS

STYNAWSKE FIELD, WESTERN REGION, UKRAINE

In November 1996, CanArgo entered into a joint venture arrangement with the Ukrainian state oil company, Ukranafta, for the development of the 6,000 acre Stynawske field, located in Western Ukraine near the town of Stryv. CanArgo has a 45% interest in the joint venture entity, with Ukranafta holding the remaining 55% interest. Ukranafta receives on a declining basis through 2001 an allotment of oil equal to what the field was projected to produce based on the physical plant and technical processes in use in 1996. The joint venture will be entitled to all incremental production above that declining base.

The Stynawske field is a relatively tight sandstone reservoir containing light sweet oil. The production from the field commenced in 1967 but was substantially terminated after a few years of production due to environmental considerations. The field is located underneath the main water supply for Western Ukraine, and leakage from producing wells some 20 years ago threatened to pollute this aquifer. Four wells that are located away from the water supply have been allowed to continue production. New wells which would pose a threat to the aquifer are prohibited.

In preparation for the commencement of development activities, the joint venture has carried out the following activities:

-  An environmental audit of the Stynawske field;

-  A technical and economic evaluation of the project; and

-  The selection of drilling sites.

CanArgo expects that the initial phase of the project will consist of the rehabilitation of a number of existing wells, with a view towards increasing production and gathering data for the preparation of a full field development program. The feasibility of the initial phase is currently being considered, including financing and ultimate recovery of funds invested.

CanArgo has concluded on a preliminary basis that the full field development plan for the rehabilitation of the Stynawske field will probably be based on deviated drilling, in which the drilling sites for the wells would be located a safe distance from the water supply and the wells would enter the reservoir at angles avoiding the aquifer. Additional measures would be taken with the drilling mud and otherwise to protect the environmental integrity of the project. Reservoir pressure support through gas or water injection may be necessary to optimize recovery. The full field development plan for the Stynawske field will, however, depend upon data developed during an initial rehabilitation phase.

CanArgo is actively seeking to establish arrangements under which oil and gas production companies or other investors would acquire a portion of CanArgo's interest in the

Stynawske field joint venture in return for supplying financing or services to implement the initial phase of the project.

If CanArgo does not proceed with the Stynawske field development program, it may be in breach of obligations it has with regard to the joint venture. This could place CanArgo's rights to the Stynawske field at risk and could subject CanArgo to possible liability.

POTENTIAL CASPIAN EXPLORATION PROJECT

In May 1998, CanArgo led a consortium which was the successful bidder in a tender for two large exploration blocks in the Caspian Sea, located off the shore of the autonomous Russian republic of Dagestan. Licenses for the blocks were issued in February 1999 to a majority-owned subsidiary of CanArgo. The licenses impose substantial commitments on the licensee, and CanArgo is assessing its options for meeting such commitments in light of CanArgo's limited resources and existing commitments. If CanArgo determines that it cannot assume the commitments, CanArgo will relinquish its rights under the licenses.

PREVIOUSLY IMPAIRED PROJECTS

Gorisht-Kocul Field, Albania

CanArgo and the Albanian state oil company, Albpetrol, are partners in a 50/50 joint venture to rehabilitate and develop the 16.5 square kilometer Gorisht-Kocul field, which is located 35 kilometers east of the Adriatic port, Vlora. The Albanian government granted the joint venture a 25 year production license covering the Gorisht-Kocul field. Production at the Gorisht-Kocul field commenced in 1966. The field, which contains relatively heavy oil, has reportedly produced approximately 69 million barrels to date. CanArgo was named operator of the Gorisht-Kocul field with responsibility for implementing the development plan and arranging financing for the project.

In March 1997, CanArgo declared the political unrest in Albania to be a force majeure, and the joint venture suspended activities. The suspension of activities continues. In light of the extended period that the force majeure condition had continued and the absence of any indication of an imminent termination of the condition, CanArgo recorded during the fourth quarter of 1997 an impairment for the entire amount of its investment in and advances to the Albanian joint venture. Albpetrol has requested that the joint venture recommence activities at the Gorisht-Kocul field. CanArgo is evaluating that request and seeking others who may want to participate in this project. If it is unsuccessful in attracting others to participate in this project, CanArgo may relinquish this project.

Lelyaki Field, Pryluki Region, Ukraine

CanArgo holds an effective 45% interest in a joint venture company formed to develop the Lelyaki field in eastern Ukraine. CanArgo's partner in this joint venture is Ukranafta, which holds a 55% interest. In 1996, the joint venture received a 20 year oil and gas production license for a 67 square kilometer portion of the Lelyaki field, as well as a five year exploration license for 327 square kilometer area surrounding the production area.


Based on its analysis of initial development efforts including consulting with independent petroleum engineers, CanArgo concluded that the Lelyaki field would not support a successful commercial development. On the basis of that conclusion, during the fourth quarter of 1997 CanArgo recorded an impairment for the entire amount of its remaining investment in and advances to the Lelyaki joint venture. CanArgo also advised the joint venture that CanArgo would not provide it with any further financial support. The joint venture continues to produce a modest amount of oil from wells recompleted by the joint venture, which is sold in the Ukrainian market.

Maykop Field, Adygea

CanArgo holds a 37% interest in Intergas, a Russian joint stock company with a license for the Maykop gas field. In 1994, Intergas was granted an exclusive 25 year exploration and production license covering specified zones in the 12,500 acre Maykop gas condensate field in the southern Russian autonomous republic of Adygea, located approximately 185 kilometers from the Black Sea. In 1996 through 1997, CanArgo experienced delays and difficulty in resolving operating arrangements and other matters relating to Intergas. This caused CanArgo to conclude that it could not effectively pursue commercial activities and develop the Maykop field as planned. As a result, CanArgo recorded during the fourth quarter of 1997 an impairment for the entire amount of its investment in and advances to Intergas. CanArgo is currently in discussions with the other shareholders regarding the future of Intergas. CanArgo believes that it has no further obligation to fund any operations of Intergas, but Intergas and other shareholders of Intergas and other parties may assert claims against CanArgo.

NORTH AMERICAN OIL AND GAS PROPERTIES AND VENTURES

CanArgo has interests in several small oil and gas properties located in Alberta, Canada and Texas. These properties either are non-producing or are producing modest amounts of oil and gas. CanArgo intends to offer one or more of these properties for sale in order to raise additional working capital.

COMPETITION

The oil and gas industry can be highly competitive. CanArgo encounters competition from other oil and gas companies in all phases of its operations, including:

-  The acquisition of producing properties;

-  Obtaining scarce resources and services including oil field services; and

-  The sale of crude oil.


CanArgo's competitors include integrated oil and gas companies, independent oil and gas companies, individuals and drilling and income programs. Many of these competitors are large, well-established companies with substantially larger operating staffs and greater capital resources than CanArgo. In many instances, these competitors have been engaged in the energy business for a much longer time than CanArgo. Such competitors may be able to outperform CanArgo on a number of dimensions, including:


-  Development of information;

-  Analysis of available information;

- Ability to pay for productive oil and gas properties and exploratory prospects; and

- Commitment of resources to define, evaluate, bid for and purchase oil and gas properties and prospects.

In the competition to acquire oil and gas properties, CanArgo has relied substantially on the relationships its officers and directors have developed in the international oil and gas industry and in its areas of operation and interest. As a result of the termination of employment of various former officers, CanArgo's ability to benefit from such relationships outside of Georgia has been significantly reduced. CanArgo's management believes that CanArgo's relatively small size has enabled it to consider projects that would be deemed to be too small for consideration by many larger competitors.

Most crude oil is sold at prices related to published world prices for various grades of crude oil. The sale price generally reflects the world price less an allowance for the cost of delivering the crude oil to a location identified by the customer. Accordingly, the most desirable market for Ninotsminda field oil would appear to be the local and regional Georgian markets, although customers in these markets have recently shown some resistance to price increases based on movement in world prices. CanArgo has encountered little competition for sales to the local and regional Georgian markets for crude oil, although Georgian Oil is a potential competitor as would be any other production company that establishes crude oil production in or near Georgia. No assurance can be given that the local and regional Georgian markets for crude oil will not become more competitive on the sellers' side, yielding relatively lower selling prices.

TECHNOLOGY FOR ENHANCED RECOVERY OF HEAVY OIL

CanArgo has rights to a technology based upon heating heavy oil in the reservoir with electric current. Heavy oil is very viscous at reservoir temperatures and normally needs to be heated in order to flow easily. Several pilot projects involving the technology have been implemented during the past ten years, and while results have varied, CanArgo believes that they suggest the validity of the technology. CanArgo, however, has not successfully commercialized this technology, and during the past several years CanArgo has not devoted any significant resources to the development or commercialization of this technology. CanArgo hopes to fund further development of its enhanced oil recovery technology through direct third-party equity financing of the subsidiary holding the rights to the technology. No assurances can be given that the subsidiary will be able to attract purchasers for its shares, that adequate funding will be generated, or that any funding will result in the successful development or commercialization of the enhanced oil recovery technology.

GOVERNMENTAL AUTHORIZATIONS

CanArgo's business in Eastern Europe operates pursuant to licenses, concession agreements or other authorizations granted by the local governmental authorities. These authorizations impose various requirements upon CanArgo, either directly or indirectly. The failure to satisfy the requirements of any authorization could result in its termination or cancellation. In addition, as sovereign agencies, the governmental authorities that have granted authorizations may have greater power than private parties to terminate such authorizations arbitrarily. Loss of such authorizations could have a material adverse effect upon the financial condition, results of operations, cash flows and prospects of CanArgo.

ENVIRONMENTAL AND REGULATORY MATTERS

The development of oil and gas fields and the production of hydrocarbons inherently involve environmental risks. These risks can be minimized, but not eliminated, through use of various engineering and other technological methods, and CanArgo intends to employ such methods to industry standards. The potential environmental problems are enhanced when the oil and gas development and production activities involve the rehabilitation of fields where the practices and technologies employed in the past have not embodied the highest standards then in effect, which has been the case in the Eastern European oil fields in which CanArgo operates.

CanArgo's business is subject to various national, provincial, state and local laws and regulations relating to the exploration for and the development, production and transportation of oil and natural gas, as well as environmental and safety matters. Many of these laws and regulations have become more stringent in recent years, imposing greater liability on a larger number of potentially responsible parties. CanArgo believes it has complied in all material respects with these laws and regulations. Because the requirements imposed by such laws and regulations are frequently changed, CanArgo is unable to predict the ultimate cost of compliance with these requirements or their effect on its operations.

EMPLOYEES

As of April 30, 1999, CanArgo had 12 full time employees. The non-affiliated entity acting as operator of the Ninotsminda oil field for Ninotsminda Oil Company has 88 full time employees, and substantially all of that company's activities relate to the development of the Ninotsminda field.

PROPERTIES

CanArgo does not have outright ownership of any real property. Its real property interests are limited to leasehold and mineral interests.

The following table summarizes the number of productive oil wells and the total developed acreage for the Ninotsminda field on March 31, 1999. This information has been presented on a gross basis, representing the interest of Ninotsminda Oil Company, and on a net basis, representing the interest of CanArgo based on its 68.5% interest in Ninotsminda Oil Company.

                                       GROSS                          NET
                             --------------------------    --------------------------
                             NUMBER OF WELLS    ACREAGE    NUMBER OF WELLS    ACREAGE
                             ---------------    -------    ---------------    -------
Ninotsminda field..........         7            2,500           4.8           1,713

On March 31, 1999, there were no productive wells or developed acreage on any of CanArgo's other Georgian properties, except for one well on the West Rustavi field which was shut-in at that date.

The following table summarizes the gross and net undeveloped acreage held under the Ninotsminda and Nazvrevi/Block XIII production sharing contracts on March 31, 1999. The information regarding gross acreage represents the interest of Ninotsminda Oil Company under the Ninotsminda contract and the interest of a majority-owned subsidiary of CanArgo under the Nazvrevi/Block XIII contract. The information regarding net acreage represents the interest of CanArgo based on its 68.5% interest in Ninotsminda Oil Company and on an anticipated 88.5% interest in the subsidiary holding the Nazvrevi/Block XIII contract following the expected sale to XCL Ltd. of stock representing 11.5% of that subsidiary.

                                                       GROSS ACREAGE    NET ACREAGE
                                                       -------------    -----------
Ninotsminda field....................................      24,000          16,440
Nazvrevi/Block XIII..................................     518,500         458,873
                                                          -------         -------
  Total..............................................     542,500         475,313
                                                          =======         =======

CanArgo leases office space in Calgary, Alberta; Houston, Texas; Tbilisi, Republic of Georgia; and Maidenhead, England. The leases have remaining terms varying from one to two years. CanArgo has subleased its Maidenhead offices.

LEGAL PROCEEDINGS

On February 20, 1998, Zhoda Corporation filed suit against CanArgo in the District Court of Harris County, Texas. In 1997, Zhoda sold to CanArgo shares in a company through which CanArgo acquired most of its interest in the Lelyaki field project. Part of the consideration which CanArgo paid to Zhoda consisted of shares of a CanArgo subsidiary which were exchangeable for shares of CanArgo common stock only upon the achievement of specified Lelyaki field operating objectives. CanArgo believes that these objectives were not achieved. In the litigation, Zhoda asserts that it was wrongfully deprived of the value of the CanArgo shares it believes it should have received, based upon claims of breach of contract, breach of fiduciary duty and duty of good faith and fair dealing, fraud and constructive fraud, fraud in the inducement, negligent misrepresentation, civil conspiracy, breach of trust, unjust enrichment and rescission. Zhoda is seeking more than $7,500,000 in damages, return of the shares transferred to CanArgo, and other relief. The Harris County District Court has stayed the litigation pending completion of arbitration proceedings, which are being held in Calgary, Alberta. The arbitration proceedings are still in the preliminary procedural stage. CanArgo believes it has meritorious defenses to Zhoda's claims which it intends to assert vigorously. A judgment in favor of Zhoda could have a material adverse effect on CanArgo's financial condition, results of operations, cash flows and prospects.

On March 24, 1998, CanArgo filed an action against Zhoda in the Court of Queen's Bench of Alberta, Judicial Centre of Calgary, in which CanArgo seeks to recover $190,000, plus interest, which CanArgo asserts Zhoda owes CanArgo pursuant to promissory notes and loan agreements. On March 31, 1998, Zhoda filed a statement of defense and a counterclaim in which it asserted essentially the same claims as were asserted in the Texas action described above. On the basis of its counterclaim, Zhoda seeks relief similar to that sought in the Texas action. CanArgo's claim against Zhoda in the Alberta action is not within the scope of the arbitration proceeding being conducted in Calgary.

On March 9, 1998, Ribalta Holdings, Inc., which sold to CanArgo shares in a company through which CanArgo acquired most of its interest in the Maykop field project, filed suit against CanArgo in the Third Judicial District Court of Salt Lake County, Utah. Ribalta, however, has not yet served the complaint on CanArgo.

In its complaint, Ribalta alleges breach by CanArgo of the contract governing the sale of the shares it transferred to CanArgo and failure of a condition in that contract that should have resulted in the termination of the contract. Ribalta seeks the return of all benefits conferred on CanArgo pursuant to the contract or damages equal to the value of such benefits, as well as other relief. Under that contract, as amended, the maximum consideration to which Ribalta might have been entitled was $800,000 and 350,000 shares of CanArgo common stock. CanArgo believes that no consideration is payable under that contract because conditions to payment specified in the contract were not satisfied. A judgment in favor of Ribalta in this proceeding could have a material adverse impact on CanArgo's financial condition, results of operations, cash flows and prospects. CanArgo believes it has meritorious defenses to Ribalta's claims which it intends to assert vigorously.

                                   MANAGEMENT


EXECUTIVE OFFICERS AND DIRECTORS

The executive officers, directors and a significant employee of CanArgo are as follows:


NAME                         AGE    POSITION
----                         ---    --------
David Robson                 41     Chairman of the board and chief executive officer
Michael R. Binnion           38     Director, president and chief financial officer
Robert A. Halpin             63     Director
J.F. Russell Hammond         57     Director
Peder Paus                   53     Director
Nils N. Trulsvik             50     Director
Ron Gerlitz                  44     Vice president, technology
Anthony J. Potter            34     Vice president, finance
Niko Tevzadze                34     Vice president (significant employee)


The members of the audit committee are Robert A. Halpin and Peder Paus. The members of the compensation committee are J.F. Russell Hammond and Nils N. Trulsvik.


DAVID ROBSON was elected a director, chairman of the board and chief executive officer on July 15, 1998. He has also served as a director, chairman of the board and chief executive officer of CanArgo's subsidiary, CanArgo Oil & Gas Inc., since July 1997, and as president of Ninotsminda Oil Company since 1996. Dr. Robson provides his services to CanArgo through Vazon Energy Limited, a company that he owns. From April 1992 until February 1997, Dr. Robson held several senior officer positions at JKX Oil & Gas plc, including managing director and chief executive officer. A subsidiary of JKX Oil & Gas plc is the minority shareholder of Ninotsminda Oil Company. Dr. Robson holds a B.Sc. (Hon) in Geology and a Ph.D. in Geochemistry from the University of Newcastle upon Tyne, and an MBA from the University of Strathclyde. He is the energy sector representative on the United Kingdom government's East European Trade Council.



MICHAEL R. BINNION was elected a director, president and chief financial officer on July 15, 1998. He has also served as a director, chief financial officer and secretary of CanArgo Oil & Gas Inc. since March 1997. Mr. Binnion is also president and a director of Terrenex Acquisition Corporation, an Alberta Stock Exchange listed investment company which is CanArgo's largest stockholder. He is sole owner and director of Rupert's Crossing, a private investment company, and a director of NRI Online Inc., Fintech Services Ltd. and Smartor Products Inc. Prior to April 1997, he served as chief financial officer and a director of Trans-Dominion Energy Company, a Toronto Stock Exchange listed international exploration and production company, for four years.



ROBERT A. HALPIN was elected a director on March 4, 1995. Mr. Halpin is not standing for reelection and will retire as a director at the annual meeting of stockholders to be held in June 1999. He served as chairman of the board from November 14, 1995 to February 4, 1997 and as vice chairman of the board from February 4, 1997 to July 15, 1998. Mr. Halpin has long experience in the oil and gas industry. Mr. Halpin has been a director of TransGlobe Energy Corporation, Synerseis Technologies Inc. and Pacific Tiger Energy Ltd., all Canadian companies, since 1997. From 1989 to his retirement in September 1993, he served as vice president for international exploration and production with Petro-Canada.

In October 1993, Mr. Halpin became president of Halpin Energy Resources Ltd., a firm which provides advisory services to energy companies.



J.F. RUSSELL HAMMOND was elected a director on July 15, 1998. He has also served as a director of CanArgo Oil & Gas Inc. since June 1997. For over five years, Mr. Hammond has been an investment advisor to Provincial Securities Ltd., a private investment company which is the beneficial owner of 7.86% of CanArgo's voting securities. Mr. Hammond has been chairman of Terrenex Acquisition Corporation, since 1992.



PEDER PAUS was elected a director on July 15, 1998 and is an independent businessman based in Oslo, Norway. Since 1995, he has been a consultant on investor relations for various companies. From 1981 to 1995, Mr. Paus was chief executive officer of North Venture Ltd., a shipping and offshore consulting firm based in London, England.



NILS N. TRULSVIK was elected a director on August 17, 1994. He served CanArgo as president and chief executive officer from February 4, 1997 to July 15, 1998 and from November 21, 1994 to March 9, 1995; and as executive vice president from March 9, 1995 to February 4, 1997 and from September 8, 1994 until November 21, 1994. In August 1998, Mr. Trulsvik became a partner in a consulting company, The Bridge Group, located in Norway. Mr. Trulsvik is a petroleum explorationist with extensive experience in petroleum exploration and development throughout the world. Prior to joining CanArgo, he held various positions with Nopec a.s., a Norwegian petroleum consultant group of companies of which he was a founder, including managing director from 1987 to 1993 and special advisor from 1993 to August 1994.



RON GERLITZ was elected vice president, technology on November 1, 1998. From 1997 to September 1998, he was manager of engineering for First Calgary Petroleums. From 1992 until 1997 he was an independent petroleum consultant in Calgary, Alberta, Canada. From 1983 to 1992, Mr. Gerlitz worked as an engineer in various capacities and positions with a number of corporations, including Mobil Oil. In 1983, he graduated from the University of Calgary with a bachelor of science in engineering.



ANTHONY J. POTTER was elected vice president, finance on July 15, 1998. He also serves CanArgo as group controller. He has served as vice president, finance and group controller of CanArgo Oil & Gas Inc., since May 1998. From September 1986 to April 1998, Mr. Potter was employed with Coopers & Lybrand Chartered Accountants. In 1986, he graduated from the University of Calgary with a bachelor of commerce in accounting.



NIKO TEVZADZE was elected vice president on July 15, 1998. He has been the general director of Georgian British Oil Company, which operates the Ninotsminda field on behalf of CanArgo, since October 1993. From 1991 to 1993, Mr. Tevzadze was general director of the joint venture Georgia Makoil. From 1986 to 1991, he worked at the East Georgia Drilling Office of Georgian Oil as foreman, drilling engineer and chief technologist.


Directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Officers serve at the pleasure of the board of directors.

INDEMNIFICATION AND INSURANCE


CanArgo's bylaws require CanArgo to indemnify its officers and directors to the full extent permitted by Delaware law. The bylaws also require CanArgo to advance payment of expenses to an indemnified party so long as he agrees to repay the amount advanced if it is later determined that he is not entitled to indemnification. CanArgo carries directors' and officers' liability insurance covering losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following table summarizes the compensation paid during the periods indicated to the current and former executive officers named below.

                                ANNUAL
                             COMPENSATION              LONG-TERM COMPENSATION
                          ------------------   --------------------------------------
                                                  SECURITIES
NAME AND                  YEAR                    UNDERLYING           ALL OTHER
PRINCIPAL POSITION        ENDED   SALARY ($)   OPTIONS/SARS (#)   COMPENSATION(5) ($)
------------------        -----   ----------   ----------------   -------------------
David Robson(1).........  12/98     82,500         390,000                   0

Nils N. Trulsvik(2).....  12/98     87,376               0               3,681
                          12/97    140,333               0               6,653
                          12/96*    51,834          50,000               5,679
                           8/96    161,241               0               8,635

Rune Falstad(3).........  12/98    112,852          25,000               3,786
                          12/97     82,952          15,000               3,825

Alfred Kjemperud(4).....  12/98    133,338          50,000               3,124
                          12/97    101,296           5,000               5,014
                          12/96*    38,875          10,000               2,342

-------------------------

 *  Four month period ended December 31, 1996.


(1) Mr. Robson has served as chief executive officer since July 15, 1998 and provides services to CanArgo through Vazon Energy Limited.



(2) Mr. Trulsvik served as president and chief executive officer from February 4, 1997 to July 15, 1998 and as executive vice president from March 9, 1995 to February 4, 1997. Included in his 1998 salary is $1,671 paid as non-employee directors' fees subsequent to July 31, 1998. Mr. Trulsvik's current compensation arrangements are described below under "Employment Contracts."



(3) Mr. Falstad served as vice president from June 1997 through March 1999. Included in his 1998 salary are payments for consulting services rendered to CanArgo subsequent to July 31, 1998 under a contract with FinCom AS, of which Mr. Falstad is a partner, which is described below under "Employment Contracts."



(4) Mr. Kjemperud resigned as vice president on September 3, 1998. Included in his 1998 salary are payments for consulting services rendered to CanArgo subsequent to September 3, 1998 under a contract with The Bridge Group which is described below under "Employment Contracts."


(5) Represents CanArgo's contributions to individual retirement and pension plans.

                       OPTION GRANTS DURING FISCAL YEAR 1998

The following table sets forth information concerning options granted during 1998 to the persons named in the summary compensation table.

                         NUMBER OF    % OF TOTAL
                         SECURITIES     OPTIONS                                  GRANT DATE
                         UNDERLYING   GRANTED TO                              PRESENT VALUE(2)
                          OPTIONS      EMPLOYEES    EXERCISE   EXPIRATION   --------------------
NAME                     GRANTED(1)   IN FY 12/98    PRICE        DATE      PER SHARE    TOTAL
----                     ----------   -----------   --------   ----------   ---------   --------
David Robson...........   120,000        16.58%      $0.69       10/6/08     $0.3233    $ 38,796
                          270,000        37.30        1.25       7/16/08      0.5874     158,598
Nils N. Trulsvik.......         0           --          --            --          --          --
Rune Falstad...........    25,000         3.45        0.70      12/16/00      0.1225       3,063
Alfred Kjemperud.......    50,000         6.91        0.70      12/16/00      0.1225       6,125

-------------------------

(1) The options granted to Mr. Robson vest in three equal annual installments commencing on the first anniversary of the grant date and were granted at an exercise price equal to the fair market value of the common stock on the date of grant. The options granted to Messrs. Falstad and Kjemperud are exercisable only from November 16, 2000 through December 16, 2000, at an exercise price equal to 124% of the fair market value of the common stock on the date of grant. CanArgo's stock option plans allow the compensation committee to modify the terms of outstanding options, including their exercise price and vesting schedule.

(2) These values were derived using the Black-Scholes option pricing model applying the following assumptions:

    EXERCISE                                   RISK FREE
     PRICE     DIVIDEND YIELD   VOLATILITY   INTEREST RATE   EXPECTED TERM
    --------   --------------   ----------   -------------   -------------
     $0.69           0%           44.76%         5.72%           5 years
      1.25           0            44.76          5.72            5 years
      0.70           0            44.76          5.69          2.1 years

     These values are not intended to forecast future appreciation of CanArgo's stock price. The actual value, if any, that an executive officer may realize from his options, assuming that they are exercised, will depend solely on the increase in the market price of the shares acquired through option exercises over the exercise price, as measured when the shares are sold.

                       OPTION VALUES AT DECEMBER 31, 1998

The following table summarizes information at December 31, 1998 concerning the number and hypothetical value of stock options held by the persons named in the summary compensation table.

                                   NUMBER OF SHARES
                                UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                     OPTIONS HELD                IN-THE-MONEY OPTIONS
                                  AT FISCAL YEAR END            AT FISCAL YEAR END(1)
                             ----------------------------    ----------------------------
NAME                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                         -----------    -------------    -----------    -------------
David Robson...............    75,000          495,000           $0              $0
Nils N. Trulsvik...........    30,000                0            0               0
Rune Falstad...............         0           25,000            0               0
Alfred Kjemperud...........         0           50,000            0               0

-------------------------

(1) As of December 31, 1998, none of the options was "in-the-money" because their exercise price exceeded the market value of the common stock on that date.

DIRECTORS' COMPENSATION

CanArgo does not currently pay cash compensation to its directors for their services as directors, but does reimburse them for their ordinary out-of-pocket expenses for attending board and committee meetings or otherwise in connection with activities as directors. From July 15, 1998 until October 1, 1998, CanArgo paid non-employee directors fees at the rate of $10,000 per year. From January 1, 1998 until July 15, 1998, CanArgo paid non-employee directors other than Robert A. Halpin fees at the rate of $14,000 per year plus a fee of $3,000 per year for each committee on which the non-employee director served. During that period, CanArgo also paid non-employee directors a fee of $1,000 per day, other than a day on which the board met, for each day a non-employee director spent on the business of board committees which exceeded one day per year with respect to the compensation committee and three days per year with respect to the audit committee and the petroleum committee.


From January 1998 through July 15, 1998, CanArgo paid Robert A. Halpin for his services as vice chairman of the board and a member of board committees at the rate of $45,000 per year. During that period, CanArgo also provided Mr. Halpin with an office at CanArgo's offices located in Calgary, Alberta, Canada, and reimbursed Mr. Halpin for his out-of-pocket expenses in connection with services on behalf of CanArgo.


Nils N. Trulsvik may provide consulting services to CanArgo at the rate of $1,200 per day plus expenses, through The Bridge Group, of which Mr. Trulsvik is a partner, pursuant to a work order dated August 1, 1998 between CanArgo and Mr. Trulsvik. Mr. Trulsvik did not provide any consulting services to CanArgo during 1998.

From January 1, 1996 to July 15, 1998, Eugene Meyers, who was a non-employee director of CanArgo during that period, provided financial relations consulting services to CanArgo at the rate of $15,000 per year for 22 days of service, and thereafter at the rate of $100 per hour, subject to a $1,000 maximum per day. CanArgo also reimbursed him for his out-of-pocket expenses associated with those services.

CanArgo provides automatic grants of non-qualified options to non-employee directors pursuant to the 1995 Long-Term Incentive Plan. The plan provides that each non-employee director will receive a non-qualified option to purchase 3,750 shares of common stock on (1) the date of each meeting of stockholders at which he is elected or re-elected as a director or, if in any fiscal year directors are not elected at a meeting of stockholders, on the last date of that fiscal year and (2) the date he is first elected as a director, if not at a meeting of stockholders. In addition, a non-employee director will automatically be granted a non-qualified option to purchase 3,750 shares of common stock on each date on which he is elected or re-elected by the board of directors as chairman of the board of directors, or, if the chairman of the board is then an employee of CanArgo, as vice chairman of the board of directors. The exercise price of each option is equal to 100% of the fair market value of the common stock on the date of grant. Each option is 100% vested six months after the date of grant. Options expire on the earlier of three years from the date of grant or the first anniversary of the date the director ceases to be a director. Non-employee directors are not eligible to receive other options under the 1995 Long-Term Incentive Plan.

The following table shows the compensation paid to all persons who were non-employee directors of CanArgo, during the year ended December 31, 1998:

                                              DIRECTORS FEES
                                                AND OTHER       CONSULTING    OPTIONS
NAME                                           COMPENSATION      PAYMENTS     GRANTED
----                                          --------------    ----------    -------
Robert A. Halpin............................     $26,293         $     0       3,750(3)
J.F. Russell Hammond........................       2,137               0       3,750(4)
Stanley D. Heckman(1).......................      10,685               0          --
Eugene J. Meyers(1).........................       7,537          43,100(2)       --
Peder Paus..................................       2,137               0       3,750(4)
Nils N. Trulsvik............................       1,671               0          --

-------------------------

(1) Messrs. Heckman and Meyers served as non-employee directors until July 15, 1998.

(2) Includes $35,600 for services rendered during 1997.

(3) The options were granted on December 31, 1998 at an exercise price of $0.313 per share, expire on December 30, 2001 and will be 100% vested at June 30, 1999.

(4) The options were granted on July 15, 1998 at an exercise price of $1.00 per share, expire on July 14, 2001 and were 100% vested at January 15, 1999.

EMPLOYMENT CONTRACTS

CanArgo had employment contracts with Nils N. Trulsvik, Rune Falstad and Alfred Kjemperud which were terminated effective July 31, 1998. The contracts provided for annual salaries of approximately $150,000 in the case of Mr. Trulsvik, approximately $125,000 in the case of Mr. Falstad and approximately $100,000 in the case of Mr. Kjemperud. In addition, each person received an allowance equal to 12.5% of his base salary, a portion of which was used to provide minimum life and disability insurance coverage for each such person. The remainder of the allowance was used by each person for additional life, medical or accident insurance and to fund individual pension and retirement plans.

Mr. Falstad provided consulting services to CanArgo through FinCom AS under an agreement from August 1, 1998 through March 31, 1999 at the rate of $7,000 per month plus expenses. Mr. Kjemperud provides consulting services to CanArgo through The Bridge Group pursuant to a one-year work order commencing August 1, 1998 at the rate of $13,000 per month plus expenses. Mr. Trulsvik may provide consulting services through the Bridge Group pursuant to a work order dated August 1, 1998 at the rate of $1,200 per day plus expenses.

STOCK OPTION PLANS

CanArgo has adopted the 1995 Long-Term Incentive Plan pursuant to which it has awarded and may in the future award stock options, including re-load options, and stock appreciation rights, to employees, directors, consultants and advisors of CanArgo or any subsidiary of CanArgo. Non-employee directors of CanArgo are only eligible to receive annual automatic option grants under the incentive plan as described above under "Directors' Compensation." The incentive plan currently authorizes the issuance of up to 750,000 shares of CanArgo common stock. At the annual meeting of stockholders scheduled for June 16, 1999, CanArgo will seek stockholder approval of an amendment of the incentive plan to increase the number of shares which may be issued thereunder from 750,000 shares to 4,000,000 shares, subject to the limitation that CanArgo may not grant awards that would increase the number of shares subject to outstanding awards under this plan at any time to an amount that would exceed 10% of the number of then outstanding shares of common stock. At March 31, 1999, there were 695,084 shares subject to outstanding options and 54,916 shares available for future grants under the incentive plan. There are no stock appreciation rights outstanding.

In connection with the July 1998 combination with CanArgo Oil and Gas Inc., CanArgo assumed the CanArgo Oil and Gas Inc. Stock Option Plan under which 988,000 shares may be issued. There are currently outstanding options covering 888,000 shares and 100,000 shares are available for future option grants. Persons who are eligible to receive options under this stock option plan are full time employees and consultants of CanArgo or any 50% or more owned subsidiary of CanArgo (including a director of any subsidiary) who are not officers or directors of CanArgo.


CanArgo's stock option plans are administered by the compensation committee of the board of directors. The exercise price and vesting schedule of awards under these plans are determined by the compensation committee when the award is granted, provided that the option price for any incentive stock option or any option granted under the CanArgo Oil and Gas Inc. stock option plan may not be less than 100% of the fair market value of CanArgo common stock on the date of grant. The term of options granted under these plans may not exceed ten years from the date of grant. In the case of an incentive option granted to a person who owns 10% or more of CanArgo's common stock, the exercise price of the option may not be less than 110% of the fair market value on the date of grant and the term of the option may not exceed five years.



The compensation committee may modify or amend the terms of outstanding awards, including a change or acceleration of the vesting of an award, and it may exchange, cancel or substitute awards, subject to the consent of the holders of the awards.


Unless a surviving or acquiring entity agrees to assume the outstanding awards, each outstanding award under these plans will terminate on the date of:

-  CanArgo's liquidation or dissolution,

- a reorganization, merger or consolidation in which CanArgo is not the survivor,

-  the sale of substantially all of the assets of CanArgo, or

- the sale of more than 80% of the then outstanding stock of CanArgo to another corporation or entity.

No awards may be granted under the incentive plan after November 2005. The board of directors may discontinue either plan at any time and may amend either plan without stockholder approval unless the amendment would increase the total number of shares issuable under that plan or, with respect to the CanArgo Oil and Gas Inc. stock option plan, would change the manner of determining the minimum exercise price of options.


Under section 162(m) of the Internal Revenue Code of 1986, CanArgo may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 for its chief executive officer or any of its other four highest paid officers. Based on the current market price of CanArgo's common stock and the number of options held by such persons, CanArgo does not believe that any compensation derived from the exercise of awards granted under these plans, together with other compensation to CanArgo's executive officers, will exceed $1,000,000 in any year for any such officer. Neither of the stock option plans, however, meets the requirements of an exception from section 162(m) for "performance-based compensation."



                              RELATED TRANSACTIONS



Nicholas G. Dobrotwir served as vice president of CanArgo from September 1997 until January 26, 1998. Since then he has provided consulting services to CanArgo. In 1997, CanArgo paid $500,000 and issued 87,500 shares of common stock having a value on the date of issuance of $1,060,938 to Fielden Management Services Pty, Ltd. in connection with CanArgo obtaining the right to develop and operate the Stynawske field project. Mr. Dobrotwir has indirect beneficial ownership of the 87,500 shares of common stock owned by Fielden. Fielden also has the contingent right to receive up to an additional 187,500 shares of common stock if the Stynawske field project satisfies specified performance standards.



During 1997, CanArgo paid Fielden consulting fees and expenses related to the Stynawske field project. Mr. Dobrotwir was the president and chief executive officer of Fielden until his resignation on May 5, 1997. Mr. Dobrotwir's consulting services to CanArgo were provided through Fielden from January 1997 through April 1997. After April 30, 1997, Mr. Dobrotwir's services were provided pursuant to a management service agreement between CanArgo and Trident Petroleum Inc. During 1997, CanArgo paid a total of $288,065.20 to Fielden, including $111,562.50 for consulting services provided by Mr. Dobrotwir, and paid $100,000 to Trident Petroleum Inc. for Mr. Dobrotwir's services.



Orest Senkiw served as a vice president of CanArgo from February 4, 1997 to December 1, 1997. Mr. Senkiw and his family own the corporation that holds 10.3% of the outstanding shares of Zhoda Corporation. Mr. Senkiw was the CanArgo executive who had the principal operating responsibilities for the Lelyaki field project during 1997. On April 26, 1997, Zhoda transferred an effective 36% ownership interest in the Lelyaki field project to CanArgo. In consideration for the transfer, a subsidiary of CanArgo assumed a $450,000 obligation owed by Zhoda to CanArgo and issued to Zhoda special non-voting common shares of that subsidiary which could be exchanged for 500,000 shares of CanArgo common stock if various conditions relating to performance by the Lelyaki field were achieved. CanArgo believes that all of Zhoda's rights to exchange the special shares terminated during 1997 because the conditions were not satisfied. Zhoda has filed a suit against CanArgo in connection with this transaction which is described in the section "Business -- Legal Proceedings."


CanArgo is a 50% shareholder of CanArgo Power Corporation, which in turn owns 85% of a Georgian private power company. The other 50% of CanArgo Power is owned by Terrenex Acquisition Corporation. Terrenex is the beneficial owner of 11.8% of CanArgo's voting securities. Michael R. Binnion is president and a director of both CanArgo and Terrenex. J.F. Russell Hammond is a director of CanArgo and chairman of Terrenex. Peder Paus is a director of CanArgo and a 12% stockholder of Terrenex. During the first half of 1998, Terrenex, on behalf of both itself and CanArgo, provided all of the funds required by CanArgo Power. After the July 1998 business combination with CanArgo Oil & Gas Inc. was completed, CanArgo reimbursed Terrenex $398,000, representing half of the amount that had been advanced through that time. CanArgo and Terrenex have funded CanArgo Power equally since that time.


In May 1998, Terrenex agreed to lend CanArgo Oil & Gas Inc. up to $1,000,000 through August 31, 1998 and subsequently advanced the $1,000,000. CanArgo Oil & Gas Inc. paid Terrenex a $10,000 commitment fee, $50,000 in draw down fees and interest at the rate of 1/2% per month. In addition, CanArgo Oil & Gas Inc. granted Terrenex two options, each exercisable until December 31, 1998. One option entitled Terrenex to acquire 12 1/2% of the stock of the CanArgo subsidiary that holds the Nazvrevi/Block XIII production sharing contract. Under the second option, Terrenex could purchase 15% of CanArgo Oil & Gas Inc.'s position in any licenses received as a result of a consortium submission in response to the Dagestan tender for offshore drilling and production rights. The terms of the loan were negotiated and approved by those directors of CanArgo Oil & Gas Inc. who had no affiliation with Terrenex. CanArgo repaid the Terrenex loan following completion of the business combination in July 1998. CanArgo subsequently extended the options through March 31, 1999 in consideration of the efforts of Terrenex in attempting to arrange financing for CanArgo. The options could be exercised by Terrenex paying the percentage of the amount spent by CanArgo on the relevant project through the exercise date as equaled the percentage of the project being acquired through the exercise of the option. In light of the relationship between Terrenex and CanArgo, Terrenex decided that any investment related to CanArgo that it would make at this time should be in the entity CanArgo Energy Corporation and not in specific CanArgo projects and, accordingly, Terrenex allowed the options to expire unexercised.

On July 14, 1998, CanArgo Oil & Gas Inc. issued to Peder Paus, but retained in escrow, 225,000 of its common shares. The shares were issued to Mr. Paus for financial services rendered in connection with CanArgo's 1998 business combination with CanArgo Oil & Gas Inc. Upon the consummation of the business combination, Mr. Paus became a director of CanArgo, and the 225,000 common shares of CanArgo Oil & Gas Inc. were converted into 180,000 CanArgo Oil & Gas Inc. exchangeable shares, each of which could be exchanged for a share of CanArgo common stock. The shares were issued to Mr. Paus subject to the condition that the financial services rendered by Mr. Paus result in completed transactions. Although the business combination closed, post-combination financing that had been contemplated did not take place. As a result, Mr. Paus and CanArgo Oil & Gas Inc. agreed in September 1998 that since the condition had not been satisfied, the shares were not earned and should be cancelled. The 180,000 exchangeable shares were subsequently cancelled.

                         OWNERSHIP OF VOTING SECURITIES


DESCRIPTION OF VOTING SECURITIES


The voting securities of CanArgo consist of common stock and a class of preferred stock called special voting stock. Generally, the common stock and special voting stock are voted together as a single class on all matters. The common stock is entitled to one vote per share. The special voting stock is entitled generally to a number of votes equal to the number of outstanding exchangeable shares issued by CanArgo Oil & Gas Inc., a subsidiary of CanArgo. The special voting stock is held of record by Montreal Trust Company of Canada, which holds the stock in trust for the benefit of the holders of the exchangeable shares. The special voting stock is voted in the manner directed by the holders of the exchangeable shares. The exchangeable shares may be exchanged for shares of common stock on a share-for-share basis. For purposes of the following tables, the term "voting securities" refers to the CanArgo common stock and the CanArgo Oil & Gas Inc. exchangeable shares as though they were a single class of voting securities. These securities are described in the section "Description of Capital Stock."


SECURITY OWNERSHIP BY MANAGEMENT


The following table sets forth information as of April 30, 1999 regarding the beneficial ownership of the voting securities by each director, by the persons named in the summary compensation table, and by all directors and current executive officers of CanArgo as a group. This information is also provided to give effect to the sale of a minimum 11,500,000 shares and a maximum 21,264,643 shares of common stock in this offering, but does not reflect possible purchases of shares by these persons in this offering. Unless otherwise noted, each stockholder has sole voting and investment power as to the shares shown.



                                                     PERCENTAGE OWNERSHIP
                                          ------------------------------------------
                           NUMBER OF       BEFORE     AFTER MINIMUM    AFTER MAXIMUM
NAME                      SHARES OWNED    OFFERING      OFFERING         OFFERING
----                      ------------    --------    -------------    -------------
Michael Binnion.........     439,852(1)     2.06%         1.34%            1.03%
Peder Paus..............     365,894(2)     1.72%         1.12%               *
Nils N. Trulsvik........     103,700(3)        *             *                *
David Robson............      90,000(4)        *             *                *
J.F. Russell Hammond....      33,750(5)        *             *                *
Robert A. Halpin........      13,500(6)        *             *                *
Rune Falstad............      10,500           *             *                *
Alfred Kjemperud........           0           0             0                0
All executive officers
  and directors as a
  group (8 persons).....   1,073,362(7)     4.98%         3.25%            2.51%


-------------------------

 *  Less than 1%.


(1) Includes 70,000 shares underlying presently exercisable options; also includes 137,218 shares, but excludes 2,403,853 shares, beneficially owned by Terrenex Acquisition Corporation of which Mr. Binnion is president, a director and an approximately 5.4% shareholder. Mr. Binnion disclaims beneficial ownership of all shares beneficially owned by Terrenex, other than the 137,218 shares which represent his 5.4% proportionate interest. For information about the holdings of Terrenex, see "Top 20 Holders of Voting Securities" below.

(2) Includes 15,715 shares underlying presently exercisable warrants to acquire exchangeable shares and 3,750 shares underlying presently exercisable options.

(3) Includes 30,000 shares underlying presently exercisable options.

(4) Represents 90,000 shares underlying presently exercisable options.


(5) Represents 33,750 shares underlying presently exercisable options. Excludes 2,541,071 shares owned by Terrenex Acquisition Corporation of which Mr. Hammond is chairman, and 1,671,250 shares owned by Provincial Securities Limited for which Mr. Hammond is an investment advisor, as to which shares Mr. Hammond disclaims beneficial ownership. For information about the holdings of Terrenex and Provincial Securities, see "Top 20 Holders of Voting Securities" below.


(6) Includes 7,500 shares underlying presently exercisable options.

(7) See Notes 1 through 6; also includes 26,666 shares underlying presently exercisable options held by an executive officer not named in the foregoing table.

TOP 20 HOLDERS OF VOTING SECURITIES

Except as noted with respect to Terrenex Acquisition Corporation, Provincial Securities Limited, Michael R. Binnion, Peder Paus and Nils N. Trulsvik, who are known by CanArgo to beneficially own the shares indicated, the following table sets forth information regarding the top 20 record holders of the voting securities as shown on the stock records of CanArgo and CanArgo Oil & Gas Inc. as of April 30, 1999. Only Terrenex Acquisition Corporation and Provincial Securities Limited are known to CanArgo to be the beneficial owners of more than 5% of the voting securities.

                                                            RECORD OWNERSHIP
                                                           PRIOR TO OFFERING
                                                     ------------------------------
NAME                                                 NUMBER OF SHARES    PERCENTAGE
----                                                 ----------------    ----------
Terrenex Acquisition Corporation...................     2,541,071(1)       11.80%
1580, 727 - 7th Avenue, S.W.
Calgary, Alberta T2P 0Z5
Canada
Provincial Securities Limited......................     1,671,250(2)        7.86%
607 Gilbert House, Barbican
London EC2Y 8BD
United Kingdom
Independent Oilfield...............................       750,000           3.53%
B.A.S.E............................................       708,750           3.33%
Michael R. Binnion.................................       439,852(3)        2.06%
Gjensidige Kapital v/Gjensidige Fondsfo............       412,000           1.94%
Peder Paus.........................................       365,894(4)        1.72%
Unibank A/S S/A Collective Client..................       263,950           1.24%
Makoil Inc.........................................       250,000           1.18%
Part Invest AS.....................................       200,000           0.94%
Eurosecurities Limited.............................       189,200           0.89%
Arnfred Alvestad...................................       134,000           0.63%
G-Fondspar 2020 v/Gjensidige Fondsfo...............       120,000           0.56%
Southwest Capital Group Inc........................       119,444           0.56%
Vestmo AS..........................................       119,000           0.56%
A. Hellesto A/S....................................       106,800           0.50%
Nils N. Trulsvik...................................       103,700(5)        0.49%
Ingebrigt Breistol.................................       101,800           0.48%
Tom Henning Slethei................................       100,000           0.47%
G&J Holding AS v/Jon T. Marthinsen.................       100,000           0.47%

-------------------------


(1) Includes 261,680 shares underlying presently exercisable warrants to acquire exchangeable shares. Michael Binnion is president, a director and an approximately 5.4% shareholder, and J.F. Russell Hammond is chairman, of Terrenex Acquisition Corporation. Assuming it does not purchase any shares in this offering, after giving effect to a minimum and a maximum offering, Terrenex would be the beneficial owner of 7.69% and 5.94%, respectively, of the voting securities then outstanding.

(2) J.F. Russell Hammond is an investment advisor to Provincial Securities Ltd. Assuming it does not purchase any shares in this offering, after giving effect to a minimum and a maximum offering, Provincial Securities would be the beneficial owner of 5.10% and 3.93%, respectively, of the voting securities then outstanding.


(3) See Note 1 -- "Security Ownership by Management" above.

(4) See Note 2 -- "Security Ownership by Management" above.

(5) See Note 3 -- "Security Ownership by Management" above.

                            DESCRIPTION OF CAPITAL STOCK


CanArgo's certificate of incorporation authorizes CanArgo to issue 50,000,000 shares of common stock, $.10 par value per share, and 5,000,000 shares of preferred stock, $.10 par value per share. CanArgo has authorized a class of preferred stock, "Series Voting Preferred Stock," which we refer to in this prospectus as "special voting stock." As of April 30, 1999, there were 19,526,324 shares of common stock and 100 shares of special voting stock outstanding.

At the annual meeting of stockholders scheduled to be held on June 16, 1999 CanArgo will seek stockholder approval of a 1-for-25 reverse stock split of its common stock. If approved, CanArgo does not expect to implement the reverse split until after this offering is completed. The reverse stock split would affect the outstanding shares and options, warrants and other obligations to issue shares of common stock, but would not proportionately reduce the number of authorized shares of common stock. Accordingly, if the reverse stock split is implemented, after completion of this offering there will be at least 45,000,000 authorized but unissued shares of common stock available for future issuance at the discretion of the board of directors. See "Market for Common Stock and Dividend Policy" for additional information regarding the proposed reverse stock split.

COMMON STOCK

Holders of common stock have no preferences or preemptive, conversion or exchange rights. Subject to any preferential rights of any shares of preferred stock which may be outstanding, holders of common stock are entitled to receive dividends approved by the board of directors and to share ratably in CanArgo's assets legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up. CanArgo may not pay dividends on its common stock unless its subsidiary, CanArgo Oil & Gas Inc., simultaneously pays an equivalent dividend on the exchangeable shares described below.

Holders of common stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors. Cumulative voting for the election of directors is not permitted. Except as otherwise required by law or except as any series or class of preferred stock, such as the special voting stock, may provide, the holders of common stock possess all voting power.

The shares of common stock to be issued in this offering, when issued and paid for, will be fully paid and non-assessable.

PREFERRED STOCK

The board of directors is authorized to issue, without stockholder approval, shares of preferred stock in one or more classes or series. The board of directors may set the terms and provisions of each class or series by resolution, including provisions regarding voting, liquidation preference, redemption, conversion and the right to receive dividends. The board of directors has authorized one class of preferred stock, "Series Voting Preferred Stock," which we refer to in this prospectus as "special voting stock." The board of directors has no present plans to issue any additional shares of preferred stock.

The ability to issue preferred stock provides CanArgo with flexibility in connection with possible acquisitions, financings and other corporate transactions. The issuance of preferred stock may also, however, have the effect of discouraging, delaying or preventing a change in control of CanArgo. For example, the board of directors can create a series of preferred stock with disproportionate voting power or with the right to vote separately as a class on important corporate matters, like mergers or the election of directors. The preferred stock could also be convertible into a large number of shares of common stock or have other terms which could make it more difficult or costly for a third party to acquire a significant interest in CanArgo. Also, shares of preferred stock could be privately placed with purchasers who might side with the management of CanArgo in opposing a hostile tender offer or other attempt to obtain control. As a result, the issuance of preferred stock as an anti-takeover device might preclude stockholders from taking advantage of a situation which might be favorable to their interests.

SPECIAL VOTING STOCK

In connection with the July 1998 business combination with CanArgo Oil & Gas Inc., the board of directors authorized a class of preferred stock, "Series Voting Preferred Stock," referred to as "special voting stock", consisting of 100 shares. The shares of special voting stock were issued to Montreal Trust Company of Canada, which is holding the shares as trustee for the benefit of the holders of the exchangeable shares described below. Except as otherwise required by law or CanArgo's certificate of incorporation, each share of special voting stock is entitled to a number of votes equal to the quotient (rounded down to the nearest whole number) obtained by dividing the number of outstanding exchangeable shares by the number of outstanding shares of special voting stock. The special voting stock may be voted in the election of directors and on all other matters submitted to a vote of stockholders of CanArgo. The holders of common stock and the holder of the special voting stock vote together as a single class on all matters, except to the extent voting as a separate class is required by applicable law or CanArgo's certificate of incorporation.

In the event of any liquidation, dissolution or winding up of CanArgo, the holder of the special voting stock will be entitled to receive the sum of $1.00 per share of special voting stock from any assets of CanArgo available for distribution to its stockholders. The holder of the special voting stock is not entitled to receive dividends. The special voting stock may be redeemed by CanArgo for a price of $1.00 per share at any time when there are no exchangeable shares outstanding and none which are issuable under options, warrants or other obligations.

EXCHANGEABLE SHARES

In connection with the July 1998 business combination, the outstanding common shares of CanArgo Oil & Gas Inc. were exchanged for exchangeable shares issued by that corporation. The holders of the exchangeable shares may exchange them at any time for CanArgo common stock on a share-for-share basis. As of April 30, 1999, there were 1,738,319 exchangeable shares outstanding and 933,503 exchangeable shares issuable upon exercise of warrants, which may be exchanged for an aggregate of 2,671,822 shares of CanArgo's common stock. If the proposed 1-for-25 reverse split of CanArgo's common stock is implemented, then each 25 exchangeable shares may be exchanged for one share of CanArgo common stock. The following is a summary of the principal terms and rights of the exchangeable shares.

DIVIDENDS. Holders of exchangeable shares are entitled to receive dividends equal to the dividends paid by CanArgo on shares of its common stock.

VOTING RIGHTS. The holders of exchangeable shares are entitled to provide directions to the holder of the special voting stock as to the manner in which the special voting stock should be voted with respect to any matter on which holders of the common stock are entitled to vote, as described under "Special Voting Stock" above.

EXCHANGE EVENTS. Exchangeable shares must be exchanged for shares of common stock on a share-for-share basis, plus an amount equal to all declared and unpaid dividends on the exchangeable shares, whenever:

-  The holder requests CanArgo Oil & Gas Inc. to redeem his exchangeable shares;

-  CanArgo Oil & Gas Inc. is liquidated, dissolved or wound-up;

- Requested by the holder of the special voting stock, in the event CanArgo Oil & Gas Inc. becomes insolvent or bankrupt, has a receiver appointed or similar event occurs;

- CanArgo Energy Corporation becomes involved in voluntary or involuntary liquidation, dissolution or winding-up proceedings;

- Either CanArgo Oil & Gas Inc. or CanArgo Energy Corporation elects to redeem all of the exchangeable shares, provided the election is made after January 30, 2004 or at the time of the election the number of outstanding exchangeable shares in less than 853,071; or

- A holder of exchangeable shares instructs the holder of the special voting stock to require CanArgo to purchase his exchangeable shares.

PROTECTION RIGHTS. Without the prior approval of CanArgo Oil & Gas Inc. and the holders of the exchangeable shares, CanArgo may not (1) distribute additional shares of its common stock, subscription rights or other property or assets to all or substantially all holders of its common stock, or (2) subdivide, combine, reclassify or otherwise change the common stock, unless the same or an economically equivalent action is taken with respect to the exchangeable shares. The CanArgo Oil & Gas Inc. board of directors decides in its sole discretion whether the exchangeable shares are being treated on an economically equivalent basis with the common stock. In the event of any proposed tender offer, share exchange offer, issuer bid, take-over bid or similar transaction affecting the common stock, CanArgo must use reasonable efforts to enable holders of exchangeable shares to be treated the same as the holders of the common stock. CanArgo has also agreed to protect the rights of the holders of the exchangeable shares to receive the same dividends as are paid on the common stock and to exchange shares of common stock for exchangeable shares.

LIMITATION ON LIABILITY

CanArgo's certificate of incorporation limits or eliminates the liability of CanArgo's directors or officers to CanArgo or its stockholders for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Delaware law provides that a director of CanArgo will not be personally liable to CanArgo or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability:


     -  for any breach of the director's duty of loyalty;



     - for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;



     - for the payment of unlawful dividends and some other actions prohibited by Delaware corporate law; and



     - for any transaction resulting in receipt by the director of an improper personal benefit.

SECTION 203 OF DELAWARE GENERAL CORPORATION LAW

Section 203 of the Delaware General Corporation Law, which is applicable to CanArgo as a Delaware corporation, prohibits various business combinations between a Delaware corporation and an "interested stockholder," that is, anyone who beneficially owns, alone or with other related parties, at least 15% of the outstanding voting shares of a Delaware corporation. Business combinations subject to Section 203 include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation, and some transactions that would increase the interested stockholder's proportionate share ownership in the corporation. Section 203 prohibits this type of business combination for three years after a person becomes an interested stockholder, unless:

- the business combination is approved by the corporation's board of directors prior to the date the person becomes an interest stockholder;

- the interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by specified employee stock plans, in the transaction in which it becomes an interested stockholder; or

- the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the common stock is Signature Stock Transfer, Inc., Dallas, Texas, and the Norwegian sub-registrar for the common stock is Den norske Bank ASA, Oslo, Norway.


                       SHARES ELIGIBLE FOR FUTURE RESALE



Based on the number of shares outstanding on April 30, 1999, upon completion of this offering, CanArgo will have outstanding 31,026,324 shares of common stock if the minimum number of shares is sold and 40,790,967 shares of common stock if the maximum number of shares is sold. Of these shares, approximately 26,437,030 shares if the minimum number of shares is sold, and approximately 36,201,673 shares if the maximum number of shares is sold, will be freely tradable without restriction or further registration under the Securities Act unless purchased by "affiliates" of CanArgo, as that term is defined in Rule 144 under the Securities Act described below. An "affiliate" is generally considered to be an executive officer, director or holder of enough of the equity securities of a company to be able to influence the policies of that company.


The only material restriction on the approximately 4,251,794 of the shares of common stock outstanding prior to this offering which are held by affiliates is the limitation on the number of shares that may be sold in any three-month period under Rule 144. In general, under Rule 144 any person, including an affiliate, who has beneficially owned restricted shares for at least one year, and an affiliate with respect to all of his non-restricted shares, is entitled to sell, within any three-month period, a number of shares at least equal to 1% of the number of then outstanding shares of common stock. In addition, a person who has not been an affiliate of CanArgo at any time during the 90 days preceding the sale and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell an unlimited number of restricted shares.

In addition to the outstanding shares, at April 30, 1999 CanArgo had reserved the following shares for possible future issuance:

- 2,671,822 shares issuable upon exchange of exchangeable shares which are now outstanding and which may become outstanding upon exercise of warrants to purchase exchangeable shares;

-  1,635,084 shares issuable upon exercise of outstanding stock options;

- 154,916 shares that may be issued upon exercise of options available for future grant under CanArgo's stock option plans;

-  181,250 shares issuable for services rendered; and

-  187,500 shares issuable in connection with an oil and gas project.

Of the foregoing shares, all but 368,750 shares will be freely tradeable without restriction or further registration under the Securities Act, except for shares which may be acquired by affiliates of CanArgo which would be subject to Rule 144 as described above.


                                 LEGAL MATTERS


Kelly Lytton Mintz & Vann LLP, special securities counsel to CanArgo, has provided an opinion concerning the validity of the shares of common stock offered by this prospectus. Alan D. Jacobson, a partner in that firm, owns 25,972 shares of common stock, representing less than 1% of the outstanding shares.


                                    EXPERTS


The consolidated financial statements of CanArgo for the years ended December 31, 1998 and 1997 and August 31, 1996 and the four month period ended December 31, 1996, included in this prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report which appears in this prospectus. Those financial statements have been included in this prospectus in reliance upon the report of that firm, which is given upon the authority of that firm as experts in accounting and auditing.

The consolidated financial statements of CanArgo Oil & Gas Inc. for the six month period ended December 31, 1997 included in this prospectus have been audited by Ernst & Young, Chartered Accountants, as set forth in their report which appears in this prospectus. Those financial statements have been included in this prospectus in reliance upon the report of that firm, which is given upon the authority of that firm as experts in accounting and auditing.

The financial statements of Ninotsminda Oil Company Limited for the periods ended June 30, 1997 and December 31, 1996, included in this prospectus have been audited by Ernst & Young, Chartered Accountants, as set forth in their report which appears in this prospectus. Those financial statements have been included in this prospectus in reliance upon the report of that firm, which is given upon the authority of that firm as experts in accounting and auditing.

Information from a report prepared by AMH Group Ltd., a firm of independent petroleum consultants, has been included in this prospectus in reliance on the fact that AMH Group Ltd. is an expert in the evaluation of oil and gas reserves.

                             AVAILABLE INFORMATION


This prospectus is part of a registration statement on Form S-1 (file no. 333-72295) filed by CanArgo with the SEC. This prospectus does not contain all of the information set forth in the registration statement. Additional information about CanArgo and its common stock is contained in the registration statement and its exhibits. This prospectus contains summary descriptions of some of the documents that are filed as exhibits to the registration statement. You should read the entire document filed as an exhibit and not rely solely on the summaries in this prospectus.


CanArgo files reports with the SEC such as annual and quarterly reports, proxy and information statements, and other information. The public may read and copy any materials CanArgo files with the SEC, including the registration statement and its exhibits, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as CanArgo, that file electronically with the SEC. The address of that site is: http:// www.sec.gov. From the SEC home page, click on "Search Edgar Archives" then "Quick Forms Lookup."

                         INDEX TO FINANCIAL STATEMENTS



CANARGO ENERGY CORPORATION:
  Report of Independent Accountants.........................       F-1
  Consolidated Balance Sheet as of December 31, 1998 and
     December 31, 1997......................................       F-2
  Consolidated Statement of Operations for the years ended
     December 31, 1998 and 1997 and August 31, 1996.........       F-3
  Consolidated Statement of Operations for the four month
     periods ended December 31, 1996 and 1995...............       F-4
  Consolidated Statement of Stockholders' Equity for the
     period August 31, 1996 through December 31, 1998.......       F-5
  Consolidated Statement of Cash Flows for the years ended
     December 31, 1998 and 1997 and August 31, 1996.........       F-6
  Consolidated Statement of Cash Flows for the four month
     periods ended December 31, 1996 and 1995...............       F-7
  Notes to Consolidated Financial Statements................       F-8
  Supplemental Financial Information: Supplemental Oil and
     Gas Disclosures -- Unaudited...........................      F-40
  Consolidated Condensed Balance Sheet as of March 31, 1999
     and December 31, 1998 (Unaudited)......................      F-45
  Consolidated Condensed Statements of Operations for the
     three months ended March 31, 1999 and March 31, 1998
     (Unaudited)............................................      F-46
  Consolidated Condensed Statements of Cash Flows for the
     three months ended March 31, 1999 and March 31, 1998
     (Unaudited)............................................      F-47
  Notes to Unaudited Consolidated Condensed Financial
     Statements for the three months ended March 31, 1999
     and March 31, 1998.....................................      F-48

CANARGO OIL & GAS INC.:
  Consolidated Balance Sheet as of June 30, 1998
     (Unaudited)............................................      F-59
  Consolidated Statement of Operations and Deficit for the
     six months ended June 30, 1998 (Unaudited).............      F-60
  Consolidated Statement of Cash Flows for the six months
     ended June 30, 1998 (Unaudited)........................      F-61
  Notes to Unaudited Consolidated Financial Statements for
     the six months ended June 30, 1998 (Unaudited).........      F-62
  Auditors' Report..........................................      F-68
  Consolidated Balance Sheet as of December 31, 1997........      F-69
  Consolidated Statement of Operations and Deficit for the
     six months ended December 31, 1997.....................      F-70
  Consolidated Statement of Cash Flows for the six months
     ended December 31, 1997................................      F-71
  Notes to Consolidated Financial Statements................      F-72
  Supplemental Disclosures about Oil and Gas -- Production
     Activities.............................................      F-79

NINOTSMINDA OIL COMPANY LIMITED:
  Auditors' Report..........................................      F-82
  Balance Sheet for the periods ended June 30, 1997 and
     December 31, 1996......................................      F-83
  Statement of Operations and Retained Earnings for the six
     months ended June 30, 1997 and the period October 24,
     1995 to December 31, 1996..............................      F-84
  Statement of Cash Flows for the six months ended June 30,
     1997 and the period October 24, 1995 to December 31,
     1996...................................................      F-85
  Notes to Financial Statements.............................      F-86

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of CanArgo Energy Corporation:

     We have audited the accompanying consolidated balance sheets of CanArgo Energy Corporation (formerly Fountain Oil Incorporated) and subsidiaries (the "Company") as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1998, 1997 and August 31, 1996 and the four month period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1998 and 1997 and the consolidated results of their operations and their cash flows for the years ended December 31, 1998, 1997 and August 31, 1996 and the four month period ended December 31, 1996, in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Notes 3 and 8 to the consolidated financial statements, the Company will require substantial capital in order to finance the development of its oil and gas interests. In addition, the Company and its oil and gas ventures must produce and market oil and gas in sufficient quantities and at sufficient prices to provide positive cash flow to the Company. As a result, there is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 8 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Houston, Texas                         /S/ PRICEWATERHOUSECOOPERS LLP
March 5, 1999 (except for                  PricewaterhouseCoopers LLP
note 20 which is as of
March 29, 1999)

                           CANARGO ENERGY CORPORATION

                           CONSOLIDATED BALANCE SHEET

                 AS OF DECEMBER 31, 1998 AND DECEMBER 31, 1997

                                                    DECEMBER 31,    DECEMBER 31,
                                                        1998            1997
                                                    ------------    ------------
ASSETS
Cash and cash equivalents.........................  $  1,924,908    $ 14,164,177
Restricted cash...................................            --       9,700,000
Accounts receivable...............................       424,367              --
Advances to operator..............................       376,890              --
Inventory.........................................       170,405              --
Other current assets..............................       453,476         761,904
                                                    ------------    ------------
     Total current assets.........................     3,350,046      24,626,081
Property and equipment, net.......................     6,201,936       5,942,273
Oil and gas properties, net, full cost method
  (including unevaluated amounts of $13,266,368
  and $324,500 respectively)......................    30,137,573       1,478,974
Investments in and advances to oil and gas and
  other ventures -- net...........................     6,877,974       5,386,707
                                                    ------------    ------------
TOTAL ASSETS......................................    46,567,529      37,434,035
                                                    ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable..................................  $    821,761    $    328,171
Accrued liabilities...............................     1,162,050      10,326,608
                                                    ------------    ------------
     Total current liabilities....................  $  1,983,811    $ 10,654,779
Minority interest in subsidiaries.................     4,552,285              --
Commitments and contingencies (Notes 8 and 11)....            --              --
Stockholders' equity:
  Preferred stock, par value $0.10 per share,
     5,000,000 shares authorized: 100 shares
     issued and outstanding.......................            --              --
  Common Stock, par value $0.10 per share,
     50,000,000 shares authorized: 15,157,868 and
     11,223,744 shares issued and outstanding
     respectively; 5,856,775 additional shares
     issuable on demand at December 31, 1998
     without receipt of further consideration.....     2,101,464       1,122,374
  Capital in excess of par value..................   101,545,941      83,162,531
  Accumulated deficit.............................   (63,615,972)    (57,505,649)
                                                    ------------    ------------
     Total stockholders' equity...................  $ 40,031,433    $ 26,779,256
                                                    ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........  $ 46,567,529    $ 37,434,035
                                                    ============    ============

   The accompanying notes are an integral part of the consolidated financial statements

                           CANARGO ENERGY CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS

       FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND AUGUST 31, 1996

                                          1998            1997           1996
                                       -----------    ------------    -----------
Operating Revenues:
  Oil and gas sales..................  $   804,552    $    313,301    $    26,562
  Other..............................       16,400              --          8,615
                                       -----------    ------------    -----------
TOTAL REVENUES.......................      820,952         313,301         35,177
                                       -----------    ------------    -----------
Operating expenses:
  Lease operating expenses...........      843,169         200,321         10,988
  Cost of sales......................        7,888              --         31,991
  Direct project costs...............    1,157,163       1,753,166      1,267,555
  General and administrative.........    3,887,386       3,903,446      3,853,972
  Depreciation, depletion and
     amortization....................      238,924         344,666         77,253
  Equity loss from investments in
     unconsolidated subsidiaries.....      161,180       3,778,287         13,272
  Impairment of notes receivable.....           --         186,611             --
  Impairment of property and
     equipment.......................      113,000       3,243,997             --
  Impairment of oil and gas
     properties......................      900,000         257,407        419,835
  Impairment of oil and gas
     ventures........................           --      15,735,592             --
                                       -----------    ------------    -----------
TOTAL OPERATING EXPENSES.............    7,308,710      29,403,493      5,674,866
                                       -----------    ------------    -----------
OPERATING LOSS.......................   (6,487,758)    (29,090,192)    (5,639,689)
                                       -----------    ------------    -----------
Other (expense) income:
  Interest income....................      782,596       1,615,066        332,071
  Interest expense...................     (479,932)        (69,286)    (1,016,465)
  Other..............................      (76,540)        (72,714)        12,551
  Loss on disposition of equipment
     and property....................      (30,333)       (271,205)      (182,020)
                                       -----------    ------------    -----------
TOTAL OTHER (EXPENSE) INCOME.........      195,791       1,201,861       (853,863)
                                       -----------    ------------    -----------
Net loss before income tax expense...   (6,291,967)    (27,888,331)    (6,493,552)
Income tax expense...................           --              --             --
                                       -----------    ------------    -----------
NET LOSS BEFORE MINORITY INTEREST....   (6,291,967)    (27,888,331)    (6,493,552)
Minority interest in loss of
  consolidated subsidiaries..........      181,644         205,380             --
                                       -----------    ------------    -----------
NET LOSS.............................  $(6,110,323)   $(27,682,951)   $(6,493,552)
                                       -----------    ------------    -----------
NET LOSS PER COMMON SHARE -- BASIC...  $     (0.39)   $      (2.47)   $     (1.04)
                                       -----------    ------------    -----------
NET LOSS PER COMMON SHARE --DILUTED..  $     (0.39)   $      (2.47)   $     (1.04)
                                       -----------    ------------    -----------
Weighted average number of common
  shares outstanding.................   15,783,889      11,206,506      6,247,568
                                       -----------    ------------    -----------

   The accompanying notes are an integral part of the consolidated financial statements

                           CANARGO ENERGY CORPORATION

          FOR THE FOUR MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1995

                                                         1996           1995
                                                      -----------    -----------
                                                                      UNAUDITED
Operating Revenues:
  Oil and gas sales...............................    $    16,980    $     6,440
  Other income....................................             --          1,908
                                                      -----------    -----------
TOTAL REVENUES....................................         16,980          8,348
                                                      -----------    -----------
Operating expenses:
  Cost of sales...................................          4,052          4,581
  Lease operating expenses........................          1,550          2,536
  Direct project costs............................        314,100        120,268
  General and administrative......................      1,281,821      1,303,048
  Loss from investments in unconsolidated
     subsidiaries.................................      1,359,246          4,424
  Depreciation, depletion and amortization........         39,578         43,643
                                                      -----------    -----------
TOTAL OPERATING EXPENSES..........................      3,000,347      1,478,500
                                                      -----------    -----------
OPERATING LOSS....................................     (2,983,367)    (1,470,152)
                                                      -----------    -----------
Other (expense) income:
  Interest income.................................        423,681         54,992
  Interest expense................................        (12,744)        (3,006)
  Other...........................................        (49,995)       (24,016)
                                                      -----------    -----------
TOTAL OTHER (EXPENSE) INCOME......................        360,942         27,970
                                                      -----------    -----------
Net loss before income tax expense................     (2,622,425)    (1,442,182)
Income tax expense................................             --             --
                                                      -----------    -----------
NET LOSS BEFORE MINORITY INTEREST.................     (2,622,425)    (1,442,182)
Minority interest in loss of consolidated
  subsidiaries....................................         17,970             --
                                                      -----------    -----------
NET LOSS..........................................    $(2,604,455)   $(1,442,182)
                                                      -----------    -----------
NET LOSS PER COMMON SHARE -- BASIC................    $      (.28)   $      (.27)
                                                      -----------    -----------
NET LOSS PER COMMON SHARE -- DILUTED..............    $      (.28)   $      (.27)
                                                      -----------    -----------
Weighted average number of common shares
  outstanding.....................................      9,348,106      5,417,032
                                                      -----------    -----------

   The accompanying notes are an integral part of the consolidated financial statements

                           CANARGO ENERGY CORPORATION

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

            FOR THE PERIOD AUGUST 31, 1996 THROUGH DECEMBER 31, 1998

                                    COMMON STOCK
                              ------------------------
                              NUMBER OF                    ADDITIONAL                         TOTAL
                                SHARES                      PAID-IN       ACCUMULATED     STOCKHOLDERS'
                                ISSUED      PAR VALUE       CAPITAL         DEFICIT          EQUITY
                              ----------    ----------    ------------    ------------    -------------
BALANCE, AUGUST 31, 1996....   8,688,304    $  868,830    $ 56,854,403    $(27,218,243)    $30,504,990
                              ----------    ----------    ------------    ------------     -----------
Issuance of common stock
  upon conversion of
  debentures................      29,563         2,956         277,438              --         280,394
Issuance of common stock
  upon exercise of warrants
  and options...............   2,366,377       236,638      24,827,704              --      25,064,342
Net loss....................          --            --              --      (2,604,455)     (2,604,455)
                              ----------    ----------    ------------    ------------     -----------
BALANCE, DECEMBER 31,
  1996......................  11,084,244    $1,108,424    $ 81,959,545    $(29,822,698)    $53,245,271
                              ----------    ----------    ------------    ------------     -----------
Issuance of common stock for
  purchase of interest in
  oil and gas venture.......      87,500         8,750       1,052,186              --       1,060,936
Issuance of common stock
  upon exercise of
  options...................      52,000         5,200         150,800              --         156,000
Net loss....................          --            --              --     (27,682,951)    (27,682,951)
                              ----------    ----------    ------------    ------------     -----------
BALANCE, DECEMBER 31,
  1997......................  11,223,744    $1,122,374    $ 83,162,531    $(57,505,649)    $26,779,256
                              ----------    ----------    ------------    ------------     -----------
Issuance of common stock
  upon exchange of CanArgo
  Oil & Gas Inc.
  Exchangeable Shares.......   3,934,124       393,412       7,386,718              --       7,780,130
Net loss....................          --            --              --      (6,110,323)     (6,110,323)
                              ----------    ----------    ------------    ------------     -----------
BALANCE, DECEMBER 31,
  1998......................  15,157,868    $1,515,786    $ 90,549,249    $(63,615,972)    $28,449,063
                              ----------    ----------    ------------    ------------     -----------
Common shares issuable upon
  exchange of CanArgo Oil &
  Gas Inc. Exchangeable
  Shares without receipt of
  further consideration.....   5,856,775       585,678      10,996,692              --      11,582,370
                              ----------    ----------    ------------    ------------     -----------
TOTAL, DECEMBER 31, 1998....  21,014,643    $2,101,464    $101,545,941    $(63,615,972)    $40,031,433
                              ----------    ----------    ------------    ------------     -----------

   The accompanying notes are an integral part of the consolidated financial statements

                           CANARGO ENERGY CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS

       FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997 AND AUGUST 31, 1996

                                                             1998            1997           1996
                                                         ------------    ------------    -----------
Operating activities:
  Net loss...........................................    $ (6,110,323)   $(27,682,951)   $(6,493,552)
  Depreciation and amortization......................         238,924         344,666         77,253
  Loss on disposition of equipment and property......          30,333         271,205        182,020
  Impairment of notes receivable.....................              --         186,611             --
  Impairment of property and equipment...............         113,000       3,243,997             --
  Impairment of oil and gas properties...............         900,000         257,407        419,835
  Impairment of oil and gas ventures.................              --      15,735,592             --
  Amortization of debt issuance costs and discount...              --              --        866,666
  Equity loss in investments in unconsolidated
    subsidiaries.....................................         161,180       3,778,287         13,272
  Minority interest in loss of unconsolidated
    subsidiaries.....................................        (181,644)       (205,380)            --
  Changes in assets and liabilities:
    Accounts receivable..............................         649,671         259,040         53,905
    Advance to operator..............................         665,358              --             --
    Inventory........................................        (150,000)             --             --
    Other assets.....................................         331,936        (139,493)      (211,222)
    Accounts payable.................................      (2,202,203)       (471,814)        62,638
    Accrued liabilities..............................      (9,164,558)        246,920       (116,766)
                                                         ------------    ------------    -----------
NET CASH USED IN OPERATING ACTIVITIES................     (14,718,326)     (4,175,913)    (5,145,951)
                                                         ------------    ------------    -----------
Investing activities:
  Restricted cash....................................       9,700,000      (4,300,000)            --
  Acquisition costs..................................      (1,214,948)             --             --
  Investments in oil and gas properties..............      (5,727,029)     (1,318,492)      (155,938)
  Investments in and advances to oil and gas and
    other ventures...................................      (1,652,447)     (6,280,613)    (2,644,837)
  Capital expenditures...............................              --      (1,573,507)    (3,728,770)
  Proceeds from disposition of assets................         438,033         232,638        104,000
  Issuance of notes receivable.......................              --              --       (135,186)
                                                         ------------    ------------    -----------
NET CASH USED IN INVESTING ACTIVITIES................       1,543,609     (13,239,974)    (6,560,731)
                                                         ------------    ------------    -----------
Financing activities:
  Cash acquired......................................         935,448              --             --
  Proceeds from issuance of debentures, net of
    expenses.........................................              --              --      3,346,723
  Proceeds from sales of common stock, net of
    expenses.........................................              --              --     21,103,189
  Proceeds from exercise of options..................              --         156,000             --
  Proceeds from issuance of short-term borrowings....              --              --      4,848,476
  Principal payments on short-term borrowings........              --              --     (5,054,114)
                                                         ------------    ------------    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES............         935,448         156,000     24,244,274
                                                         ------------    ------------    -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS........................................     (12,239,269)    (17,259,887)    12,537,592
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR.........      14,164,177      31,424,064      4,791,645
                                                         ------------    ------------    -----------
CASH AND CASH EQUIVALENTS, END OF YEAR...............    $  1,924,908    $ 14,164,177    $17,329,237
                                                         ------------    ------------    -----------

   The accompanying notes are an integral part of the consolidated financial statements

                           CANARGO ENERGY CORPORATION

          FOR THE FOUR MONTH PERIODS ENDED DECEMBER 31, 1996 AND 1995

                                                         1996           1995
                                                      -----------    -----------
                                                                      UNAUDITED
Operating activities:
  Net loss..........................................  $(2,604,455)   $(1,442,182)
  Depreciation and amortization.....................       39,578         43,643
  Amortization of debt issuance costs and
     discount.......................................        1,375             --
  Loss in investments in unconsolidated
     subsidiaries...................................    1,359,246          4,424
  Minority interest in loss of unconsolidated
     subsidiaries...................................      (17,970)            --
  Changes in assets and liabilities:
     Accounts receivable............................     (251,828)      (114,236)
     Other assets...................................       26,687         88,344
     Accounts payable...............................       68,453       (305,580)
     Accrued liabilities............................      149,069       (242,037)
                                                      -----------    -----------
NET CASH USED IN OPERATING ACTIVITIES...............   (1,229,845)    (1,967,624)
                                                      -----------    -----------
Investing activities:
  Restricted cash...................................   (5,400,000)            --
  Investments in and advances to oil and gas and
     other ventures.................................   (3,108,472)    (1,369,767)
  Capital expenditures..............................   (1,200,042)      (746,810)
  Proceeds from disposition of assets...............           --        (73,900)
                                                      -----------    -----------
NET CASH USED IN INVESTING ACTIVITIES...............   (9,708,514)    (2,190,477)
Financing activities:
  Proceeds from exercise of warrants and options....   25,064,342             --
  Proceeds from issuance of short-term borrowings...           --        122,153
  Principal payments on short-term borrowings.......      (31,156)       (25,108)
                                                      -----------    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES...........   25,033,186         97,045
                                                      -----------    -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.......................................   14,094,827     (4,061,056)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR........   17,329,237      4,791,645
                                                      -----------    -----------
CASH AND CASH EQUIVALENTS, END OF YEAR..............  $31,424,064    $   730,589
                                                      -----------    -----------

   The accompanying notes are an integral part of the consolidated financial statements

                           CANARGO ENERGY CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

On July 15, 1998, the Company completed the purchase of CanArgo Energy Inc., changed its name to CanArgo Energy Corporation and effected a one-for-two reverse split of its common stock. See Note 4, Business Combination, of Notes to Consolidated Financial Statements. The reverse split has been reflected retroactively in the accompanying financial statements and notes thereto.

The principal activities of CanArgo Energy Corporation and its consolidated subsidiaries (collectively the "Company") have involved the acquisition of interests in and development of oil and gas fields with a productive history that indicate the potential for increased production through rehabilitation and utilization of modern production techniques and enhanced oil recovery processes. The Company has typically acquired its interests in oil and gas properties through interests in joint ventures, partially owned corporate and other entities, and joint operating arrangements. While the Company has acquired interests representing 50% or less of the equity in various oil and gas projects, it has generally sought operational responsibility for the substantial oil and gas projects in which it has interests. Accordingly, certain activities in which the Company has interests are conducted through unconsolidated entities. The Company has acquired less than majority interests in entities developing or seeking to develop oil and gas properties in Eastern Europe including the Russian Federation. These entities are accounted for as unconsolidated subsidiaries.

The Company elected to change its fiscal year from August 31 to December 31 effective December 31, 1996 to conform to the calendar year accounting which is required for most of the significant oil and gas projects in which the Company participates. Accordingly, the accompanying consolidated financial statements include information for the four-month transition period ended December 31, 1996. The comparable statements of operations and cash flows for the four month period ended December 31, 1995 and all related footnote disclosures are unaudited. Such unaudited information includes all adjustments necessary in the opinion of the management of the Company for a fair statement of the results of operations and cash flows. Results for the four month period may not be indicative of results for the full year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION -- The consolidated financial statements and notes thereto are prepared in accordance with U.S. generally accepted accounting principles. All amounts are in U.S. dollars.

CONSOLIDATION -- The consolidated financial statements include the accounts of CanArgo Energy Corporation and its majority owned subsidiaries. The majority owned subsidiaries at December 31, 1998 are CanArgo Oil & Gas Inc. (formerly CanArgo Energy Inc.), Ninotsminda Oil Company Limited, CanArgo Limited, CanArgo Nazvrevi Limited, CanArgo (Kaspi) Limited, CanArgo Petroleum Products Limited, Novara Limited, CaspArgo Limited, Electromagnetic Oil Recovery International Inc., Focan Ltd., Fountain Oil Adygea Incorporated, Fountain Oil Boryslaw Incorporated, Fountain Oil Boryslaw Ltd., Fountain Oil Norway AS, Fountain Oil Production Incorporated, Fountain Oil Services Ltd., Fountain Oil Ukraine Ltd., Fountain Oil

                           CANARGO ENERGY CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
U.S. Inc., Gastron International Limited, Uentech Corporation and UK-RAN Oil Corporation. All significant intercompany transactions and accounts have been eliminated. Investments in less than majority-owned corporations and corporate-like entities are accounted for using the equity method of accounting.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATION -- Certain items in the Consolidated Financial Statements have been reclassified to conform to the current year presentation. There was no effect on net loss as a result of these reclassifications.

CASH AND CASH EQUIVALENTS -- The Company considers unrestricted short-term, highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

INVENTORIES -- Inventories are valued at lower of cost or market.

PROPERTY AND EQUIPMENT -- Property and equipment is stated at cost unless the carrying amount is viewed as not recoverable in which case the carrying value of the assets is reduced to the estimated recoverable amount. See "Impairment of Long-Lived Assets" below. Expenditures for major renewals and betterments, which extend the original estimated economic useful lives of applicable assets, are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or retired are removed from the accounts and any gain or loss thereon is reflected in operations. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets ranging from three to ten years.

OIL AND GAS PROPERTIES -- The Company and the unconsolidated entities for which it accounts using the equity method account for oil and gas properties and interests under the full cost method. Under this accounting method, costs, including a portion of internal costs associated with property acquisition and exploration for and development of oil and gas reserves, are capitalized within cost centers established on a country-by-country basis. Capitalized costs within a cost center, as well as the estimated future expenditures to develop proved reserves and estimated net costs of dismantlement and abandonment, are amortized using the unit-of-production method based on estimated proved oil and gas reserves. All costs relating to production activities are charged to expense as incurred.

Capitalized oil and gas property costs, less accumulated depreciation, depletion and amortization and related deferred income taxes, are limited to an amount (the ceiling limitation) equal to (a) the present value (discounted at 10%) of estimated future net revenues from the projected production of proved oil and gas reserves, calculated at prices in effect as of the balance sheet date (with consideration of price changes only to the

                           CANARGO ENERGY CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) extent provided by fixed and determinable contractual arrangements), plus (b) the lower of cost or estimated fair value of unproved and unevaluated properties, less (c) income tax effects related to differences in the book and tax basis of the oil and gas properties.

REVENUE RECOGNITION -- The Company recognizes revenues when goods have been delivered, when services have been performed, or when hydrocarbons have been produced and delivered.

FOREIGN CURRENCY TRANSLATION -- The U.S. dollar is the functional currency for all of the Company's operations. Accordingly, all monetary assets and liabilities denominated in foreign currency are translated into U.S. dollars at the rate of exchange in effect at the balance sheet date and the resulting unrealized translation gains or losses are reflected in operations. Non-monetary assets are translated at historical exchange rates. Revenue and expense items (excluding depreciation and amortization which are translated at the same rates as the related assets) are translated at the average rate of exchange for the year. Foreign currency translation amounts recorded in operations for years ended December 31, 1998 and 1997, the year ended August 31, 1996 and the four months ended December 31, 1996 and 1995 were not material.

INCOME TAXES -- The Company follows the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and the tax bases of assets and liabilities using enacted rates in effect for the years in which the differences are expected to reverse. Valuation allowances are established, when appropriate, to reduce deferred tax assets to the amount expected to be realized.

IMPAIRMENT OF LONG-LIVED ASSETS -- The Company reviews all of its long-lived assets except its oil and gas assets, for impairment in accordance with SFAS No. 121 Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed Of. The Company evaluates its oil and gas properties and its carrying value of investments in unconsolidated entities conducting oil and gas operations in accordance with the full cost ceiling limitation.

STOCK-BASED COMPENSATION PLANS -- The Company has adopted only the disclosure requirements of SFAS No. 123, Accounting for Stock-Based Compensation, and has elected to continue to record stock-based compensation expense using the intrinsic-value approach prescribed by Accounting Principles Board ("APB") Opinion 25. Accordingly, the Company computes compensation cost for each employee stock option granted as the amount by which the quoted market price of the Company's Common Stock on the date of grant exceeds the amount the employee must pay to acquire the stock. The amount of compensation costs, if any, is charged to operations over the vesting period.

                           CANARGO ENERGY CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
RECENTLY ISSUED PRONOUNCEMENTS -- In 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, Reporting Comprehensive Income, and SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information both of which were adopted in 1998 without having any material effect on the Company's financial statements. In 1998, FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities which will be adopted in the 1999 annual financial statements. The Company is currently evaluating the impact of SFAS No. 133 on its financial statements.

3. GOING CONCERN ASSUMPTION

The Company has incurred recurring operating losses, and its current operations are not generating positive cash flows. The ability of the Company to continue as a going concern and to pursue its principal activities of acquiring interests in and developing oil and gas fields is highly dependent upon generating funds from external sources and, ultimately, achieving sufficient positive cash flows from operating activities.

Without sufficient cash from external sources, the Company's ability to finance its ongoing operations and continue as a going concern is doubtful. However, the Company's management believes that it will be able to generate funds from external sources including quasi-governmental financing agencies such as the International Finance Corporation, conventional lenders, equity investors and other oil and gas companies that may decide to participate in the Company's oil and gas projects. See Note 8, Oil and Gas Properties and Investments, of Notes to Consolidated Financial Statements.

The consolidated financial statements do not give effect to any additional impairment of its investments in oil and gas properties and ventures or other adjustments which would be necessary should the Company be unable to obtain sufficient funds from external sources or continue as a going concern.

4. BUSINESS COMBINATION

On July 15, 1998, the Company completed the acquisition of all of the common stock of CanArgo Oil & Gas Inc. ("CAOG") for Common Stock consideration valued at $19,362,500. CAOG is an oil and gas exploration, development and production company whose principal operations are located in the Republic of Georgia. On completion of the acquisition, CAOG became a subsidiary of the Company, and each previously outstanding share of CAOG common stock was converted into the right to receive 0.8 shares of the Company's Common Stock, giving the former shareholders of CAOG the right to receive approximately 47% of the Company's Common Stock. In addition, the former management of CAOG now holds most of the Company's senior management positions.

                           CANARGO ENERGY CORPORATION

4. BUSINESS COMBINATION -- (CONTINUED)
The purchase price was allocated to the net assets of CAOG as follows:

Cash........................................................  $   935,448
Other Current Assets........................................    2,160,199
Property and Equipment......................................      841,029
Oil and Gas Properties......................................   22,855,546
Current Liabilities.........................................   (3,096,293)
Long Term Liabilities.......................................     (895,500)
Minority Interest...........................................   (3,437,929)
                                                              -----------
  Consideration given -- common shares......................  $19,362,500
                                                              -----------

Under purchase accounting, CAOG's results have been included in the Company's consolidated financial statements since the date of acquisition. The following pro forma statements of operations give effect to the business combination as if such business combination had occurred on January 1, 1997; however, as CAOG commenced operations in June of 1997, the pro forma financial statements of operations have been adjusted to reflect the results of operations of Ninotsminda Oil Company Limited ("NOC"), a 68.5% (prior to November 30,
1998 -- 55.9%) subsidiary of CAOG and now the Company, from January 1, 1997 to June 30, 1997. The historical results of operations have been adjusted to reflect (i) revenues and expenses attributable to the Ninotsminda field and (ii) the difference between the properties, historical depletion, depreciation and amortization and such expenses calculated based on the value allocated to the acquired assets. Management does not believe the pro forma amounts are indicative of the results of operations that would have been reported had the business combination occurred prior to January 1, 1997 or that may be reported in the future.

                                                        PRO FORMA (UNAUDITED)
                                                     ----------------------------
                                                         YEAR            YEAR
                                                        ENDED           ENDED
                                                     DECEMBER 31,    DECEMBER 31,
                                                         1998            1997
                                                     ------------    ------------
Revenues...........................................  $ 1,813,904     $  3,137,415
Operating expenses.................................    9,235,690       32,742,737
                                                     -----------     ------------
Operating loss.....................................   (7,421,786)     (29,605,322)
Other income (loss)................................      203,750        1,131,532
Minority interest in loss of unconsolidated
  subsidiary.......................................      449,066          402,654
                                                     -----------     ------------
Net loss...........................................  $(6,768,970)    $(28,071,136)
                                                     -----------     ------------
Basic and diluted net loss per common share........  $     (0.32)    $      (1.33)
                                                     ===========     ============
Weighted average number of common shares
  outstanding......................................   21,014,643       21,177,425
                                                     ===========     ============

                           CANARGO ENERGY CORPORATION

4. BUSINESS COMBINATION -- (CONTINUED)
The business combination will result in the issuance of 9,790,900 shares of the Company's Common Stock without receipt of additional consideration by the Company. At December 31, 1998, 3,934,124 of these shares had been issued. Giving effect to the full issuance of such shares, the number of shares of the Company's Common Stock outstanding as at December 31, 1998 would be 21,014,643.

5. RESTRICTED CASH

At December 31, 1997 and 1996, the Company pledged an aggregate of $9,700,000 and $5,400,000, respectively, to collateralize bank letters of credit issued to assure repayment of borrowings under a line of credit established by Kashtan Petroleum Ltd. ("Kashtan"), the entity through which the Lelyaki field project was being developed. At December 31, 1997 and 1996, letters of credit of $8,150,000 and $1,400,000 were outstanding, respectively. In 1997 the Company concluded that the Lelyaki field could not support a successful commercial development and as a result, wrote off its remaining investments relating to the Lelyaki field project and accrued a liability of $8,280,000 with respect to Kashtan indebtedness supported by the Company's restricted cash deposits. The liability is included within accrued liabilities on the Company's balance sheet as of December 31, 1997.

In January 1998, $350,000 of restricted cash, which had been used to collateralize a bank letter of credit relating to the Gorisht-Kocul field project, was released.

In April 1998, restricted cash totaling $8,567,000 was applied to repay such bank borrowings and related interest. The remaining portion of restricted cash, totaling $783,000, was released to the Company free of restrictions in May 1998.

6. PROPERTY AND EQUIPMENT, NET

Property and equipment and the related accumulated depreciation at December 31, 1998 included the following:

                                           ACCUMULATED
                               COST        DEPRECIATION    IMPAIRMENT        NET
                            -----------    ------------    -----------    ----------
Electrically enhanced oil
  recovery ("EEOR")
  equipment...............  $   562,953     $(290,855)     $        --    $  272,098
Oil and gas related
  equipment...............    8,363,505            --       (2,710,024)    5,653,481
Office furniture, fixtures
  and equipment and
  other...................    1,090,352      (413,995)        (400,000)      276,357
                            -----------     ---------      -----------    ----------
Property and Equipment,
  Net.....................  $10,016,810     $(704,850)     $(3,110,024)   $6,201,936
                            -----------     ---------      -----------    ----------

                           CANARGO ENERGY CORPORATION

6. PROPERTY AND EQUIPMENT, NET -- (CONTINUED)
Property and equipment and the related accumulated depreciation at December 31, 1997 included the following:

                                           ACCUMULATED
                                COST       DEPRECIATION    IMPAIRMENT        NET
                             ----------    ------------    -----------    ----------
Electrically enhanced oil
  recovery ("EEOR")
  equipment................  $  562,953     $(284,909)     $        --    $  278,044
Oil and gas related
  equipment................   8,348,309            --       (2,843,997)    5,504,312
Office furniture, fixtures
  and equipment and
  other....................   1,014,263      (454,346)        (400,000)      159,917
                             ----------     ---------      -----------    ----------
Property and Equipment,
  Net......................  $9,925,525     $(739,255)     $(3,243,997)   $5,942,273
                             ----------     ---------      -----------    ----------

Oil and gas related equipment includes new or refurbished drilling rigs and related equipment, substantially all of which has been transported to the Republic of Georgia for use by the Company in the development of the Ninotsminda field. Much of the equipment was originally planned to be used in the Maykop field, Republic of Adygea, Russian Federation, but following extended delays in resolving operating arrangements with the entity developing that project, the Company recorded an impairment of $2,844,000 at December 31, 1997, which represented the difference between the book value of the rigs and related equipment and their estimated fair value.

As a result of the Company's decision to close down or significantly reduce its various corporate offices, the Company recorded in 1997 an impairment of $400,000 to reduce the carrying value of furniture, fixtures and equipment to their estimated fair value.

7. OIL AND GAS PROPERTIES

The Company has acquired interests in oil and gas properties through joint ventures and other joint operating arrangements. A summary of the Company's oil and gas properties as of December 31, 1998 and 1997 are set out below:

                                                                                               DECEMBER 31,
                                                   DECEMBER 31, 1998                               1997
                            ----------------------------------------------------------------   ------------
                            REPUBLIC OF
                              GEORGIA       CANADA          USA        OTHER        TOTAL         TOTAL
                            -----------   -----------   -----------   --------   -----------   ------------
Proved properties.........  $16,743,816   $ 1,612,308   $ 1,174,734   $     --   $19,530,858   $ 2,650,327
Unproved properties.......   12,707,912       324,500            --    233,956    13,266,368       324,500
Less: accumulated
  depletion and
  impairment..............     (174,421)   (1,310,498)   (1,174,734)        --    (2,659,653)   (1,495,853)
                            -----------   -----------   -----------   --------   -----------   -----------
Total Oil and Gas
  Properties, Net.........  $29,277,307   $   626,310   $        --   $233,956   $30,137,573   $ 1,478,974
                            ===========   ===========   ===========   ========   ===========   ===========

Oil and gas properties obtained in connection with the acquisition of CAOG includes $15,120,000 of properties in the full cost pool and $10,550,500 of unevaluated properties.

                           CANARGO ENERGY CORPORATION

7. OIL AND GAS PROPERTIES -- (CONTINUED)

The Ninotsminda field includes seven producing wells and since February 1996 has been operated under the terms of a production sharing contract ("PSC") between NOC and the Republic of Georgia represented by the state oil company, Georgian Oil. Unproved properties in the Republic of Georgia include other license areas covered by the Ninotsminda PSC as well as an other exploration area referred to as the Nazvrevi block operated under the terms of a PSC between the Company's subsidiary, CanArgo Nazvrevi Limited, and the Republic of Georgia.

At December 31, 1997 and 1996, the Company held oil and gas properties in the United States and Canada. During the fiscal years ended December 31, 1997 and August 31, 1996, the Company recognized impairments of $257,407 and $419,835 respectively, on these oil and gas properties as a result of applying the full cost ceiling limitation. The impairments related to previously unproved properties.

During the first quarter of 1997, the Company purchased a 60% interest in a heavy oil property in the Sylvan Lake area in Alberta, Canada for approximately $1,009,000. One new well was successfully drilled during the 1997 third quarter. The Sylvan Lake project includes a total of four producing wells. During the year ended December 31, 1998, the Company recognized impairments aggregating $900,000 on its oil and gas properties in the Sylvan Lake project as a result of a decline of heavy oil prices and the application of the quarterly full cost ceiling limitation. The impairments relate to proved properties.

Unproved properties and associated costs not currently being amortized and included in oil and gas properties were $13,266,368 and $324,500 at December 31, 1998 and 1997 respectively. Unproved oil and gas properties at December 31, 1998 include costs of $12,854,368 with respect to properties in Eastern Europe. These properties are expected to be evaluated over the next five years. Remaining costs of $324,500 (December 31, 1997 -- $324,500) relate to the Sylvan Lake field which are expected to be evaluated over the next 12 months. If no proved reserves are added, these properties could result in additional impairment.

                           CANARGO ENERGY CORPORATION

8. INVESTMENT IN AND ADVANCES TO OIL AND GAS AND OTHER VENTURES

The Company has acquired interests in oil and gas and other ventures through less than majority interests in corporate and corporate-like entities. A summary of the Company's net investment in and advances to oil and gas and other ventures as of December 31, 1998 and 1997 is set out below:

                                                      DECEMBER 31,    DECEMBER 31,
                                                          1998            1997
                                                      ------------    ------------
Investments in and Advances to Oil and Gas and
  Other Ventures
  Ukraine -- Stynawske Field, Boryslaw
     Through 45% ownership of Boryslaw Oil
       Company....................................    $ 5,980,613     $ 5,800,407
  Republic of Georgia -- Sartichala
     Through 12.9% ownership of Georgian American
       Oil Refinery...............................      1,004,445              --
  Republic of Georgia -- Ninotsminda
     Through an effective 42.5% ownership Sagarego
       Power Corporation..........................        467,796              --
  Ukraine -- Lelyaki Field, Pryluki Region
     Through an effective 40.5% ownership of
       Kashtan Petroleum Ltd......................      2,435,725     $ 2,435,725
  Adygea, Russian Federation -- Maykop Field
     Through 37% ownership in Intergas JSC........      6,710,874       6,710,874
  Canada -- Inverness Unit
     Through 50% ownership in Focan Ltd...........             --              --
  Albania -- Gorisht-Kocul Field
     Through 50% ownership of the joint venture...      2,202,922       2,202,922
                                                      -----------     -----------
Total Investments in and Advances to Oil and Gas
  and Other Ventures..............................    $18,802,375     $17,149,928
                                                      -----------     -----------

                           CANARGO ENERGY CORPORATION

8. INVESTMENT IN AND ADVANCES TO OIL AND GAS AND OTHER VENTURES -- (CONTINUED)

                                                      DECEMBER 31,    DECEMBER 31,
                                                          1998            1997
                                                      ------------    ------------
Equity in Profit (Loss) of Oil and Gas and Other
  Ventures
  Ukraine -- Stynawske Field, Boryslaw............       (574,880)       (413,700)
  Ukraine -- Lelyaki Field, Pryluki Region........    $(2,435,725)    $(2,435,725)
  Adygea, Russian Federation -- Maykop Field......     (1,452,510)     (1,452,510)
  Canada -- Inverness Unit........................             --              --
  Albania -- Gorisht-Kocul Field..................       (833,191)       (833,191)
                                                      -----------     -----------
Cumulative Equity in Profit (Loss) of Oil and Gas
  and Other Ventures..............................    $(5,296,306)    $(5,135,126)
                                                      -----------     -----------
  Impairment -- Maykop Field......................    $(5,258,364)    $(5,258,364)
  Impairment -- Gorisht-Kocul Field...............     (1,369,731)     (1,369,731)
                                                      -----------     -----------
Total Impairment..................................    $(6,628,095)    $(6,628,095)
                                                      -----------     -----------
Total Investments in and Advances to Oil and Gas
  and Other Ventures, Net of Equity Loss and
  Impairment......................................    $ 6,877,974     $ 5,386,707
                                                      -----------     -----------

As of December 31, 1998, the Company had net investments in and advances to oil and gas ventures totaling $5,405,733 which relate to Boryslaw Oil Company ("BOC"), the entity holding the license to develop the Stynawske field, for which development operations have not yet begun. Included are advances to BOC totaling $1,665,000 and $1,508,000 at December 31, 1998 and 1997 respectively. Such advances may be recoverable only from future revenue of or payments from future participants in the venture, if any.

In 1998, the Company acquired a 12.9% interest in Georgian American Oil Refinery ("GAOR") for investments and advances totaling $1,004,445. The Company has the right to purchase an additional 11.1% interest in GAOR for investment and advances totaling $860,000.

As of December 31, 1998, the Company has an effective 42.5% interest in Sagarego Power Corporation, a Georgian joint stock company, for which operations have not yet begun.

Based on its analysis of initial Lelyaki field development efforts completed in the fourth quarter of 1997, the Company concluded that the Lelyaki field would not support a successful commercial development. As a result, the Company recorded an impairment charge totaling $9,108,000 of which $8,280,000 represented debt and accrued interest of Kashtan on which Kashtan defaulted and which was effectively guaranteed by the Company through restricted cash deposits and $691,000 related to estimated liabilities for severance and related costs associated with closing down Kashtan's operations. In addition, the Company recognized a loss in 1997 of $2,080,000 reflecting its equity in the loss of Kashtan. The Company believes that it has no further obligation to fund any operations of Kashtan.

                           CANARGO ENERGY CORPORATION

8. INVESTMENT IN AND ADVANCES TO OIL AND GAS AND OTHER VENTURES -- (CONTINUED) Because of extended delays in resolving operating arrangements and other matters associated with Intergas JSC ("Intergas"), the entity developing the Maykop field project, the Company during the fourth quarter of 1997 recorded an impairment for the entire amount of its investment in and advances to Intergas of $5,258,000. In addition, the Company recognized a loss in 1997 of $851,000, reflecting its equity in the loss of Intergas. The Company believes that it has no further obligation to fund any operations of Intergas.

In March 1997, the Company declared the political unrest in Albania to be a force majeure with respect to the Gorisht-Kocul project and suspended development activities. Due to the extended period that the force majeure condition has continued and the absence of any indication of an imminent termination of that condition, the Company during the fourth quarter of 1997 recorded an impairment for the entire amount of its investment in and advances to the Gorisht-Kocul joint venture of $1,370,000. The Company also recognized a $433,000 loss in 1997 as its equity in the loss of that joint venture. At December 31, 1998, the force majeure condition remained in effect.

The Company's investment in and advances to BOC are essentially unevaluated properties. At December 31, 1998 and 1997, there were no material operations or assets (other than unevaluated properties) of entities being accounted for using the equity method. Accordingly, no other separate financial information has been presented.

As a result of the events associated with the impairment of the Company's investment in and advances to and other assets related to Kashtan, Intergas and the Gorisht-Kocul joint venture, the Company may be subject to contingent liabilities in the form of claims from those ventures and other participants therein. The Company was advised early in 1998 that Intergas and another shareholders of Intergas were considering asserting such claims, but no such claims have yet been asserted. Management is unable to estimate the range that such claims, if any, might total. However, if any claims were determined to be valid, they could have a material adverse effect on the financial position, results of operations and cash flows of the Company.

Development of the oil and gas properties and ventures in which the Company has interests involves multi-year efforts and substantial cash expenditures. The Company had working capital of $1,366,235 at December 31, 1998, which it considered inadequate to proceed with full implementation of its program of developing its principal oil and gas properties and ventures. Full development of these properties and ventures would require the availability of substantial funds from external sources. The Company believes that it will be able to generate funds from external sources including quasi-governmental financing agencies such as the International Finance Corporation, conventional lenders, equity investors and other oil and gas companies that may desire to participate in the Company's oil and gas projects.

The Company generally has the principal responsibility for arranging financing for the oil and gas properties and ventures in which it has an interest. There can be no assurance, however, that the Company or the entities that are developing the oil and gas properties and ventures will be able to arrange the financing necessary to develop the projects being

                           CANARGO ENERGY CORPORATION

8. INVESTMENT IN AND ADVANCES TO OIL AND GAS AND OTHER VENTURES -- (CONTINUED) undertaken or to support the corporate and other activities of the Company or that such financing as is available will be on terms that are attractive or acceptable to or are deemed to be in the best interests of the Company, such entities or their respective stockholders or participants.

As of December 31, 1998 the Company had remaining net investments in oil and gas properties and other ventures totaling $37,015,547. Of this amount, $5,405,733 relates to the Stynawske field in the Ukraine for which development operations have not yet begun. Ultimate realization of the carrying value of the Company's oil and gas properties and ventures will require production of oil and gas in sufficient quantities and marketing such oil and gas at sufficient prices to provide positive cash flow to the Company, which is dependent upon, among other factors, achieving significant production at costs that provide acceptable margins, reasonable levels of taxation from local authorities, and the ability to market the oil and gas produced at or near world prices. In addition, the Company must mobilize drilling equipment and personnel to initiate drilling, completion and production activities. The Company expects that the initial phase of development of the Stynawske field will consist of the workover of a number of existing wells, with a view towards increasing production and gathering data for the preparation of a full field development program. The Company is actively seeking to establish arrangements under which oil and gas production companies or other investors would acquire a portion of the Company's interest in the Stynawske field in return for supplying financing or services to implement the initial phase of the project. However, if one or more of the above factors, or other factors, are different than anticipated, these plans may not be realized, and the Company may not recover its carrying value. The Company will be entitled to distributions from the various properties and ventures in accordance with the arrangements governing the respective properties and ventures.

The consolidated financial statements of the Company do not give effect to any additional impairment in the value of the Company's investment in oil and gas properties and ventures or other adjustments that would be necessary if financing cannot be arranged for the development of such properties and ventures or if they are unable to achieve profitable operations. The Company's consolidated financial statements have been prepared under the assumption of a going concern. Failure to arrange such financing on reasonable terms or failure of such properties and ventures to achieve profitability would have a material adverse effect on the financial position, including realization of assets, results of operations, cash flows and prospects of the Company and ultimately its ability to continue as a going concern.

                           CANARGO ENERGY CORPORATION

9. ACCRUED LIABILITIES

Accrued liabilities at December 31, 1998 and 1997 included the following:

                                                      DECEMBER 31,    DECEMBER 31,
                                                          1998            1997
                                                      ------------    ------------
Compensation, including related taxes...............   $       --     $   337,767
Professional fees...................................      280,000         276,500
Termination costs...................................           --         405,833
Effective guarantee of Kashtan obligations (Note
  8)................................................           --       8,280,000
Close down costs -- Kashtan project (Note 8)........           --         690,622
Seismic acquisition.................................      771,207              --
Taxes payable.......................................       61,000              --
Oilfield related equipment..........................           --         268,000
Other...............................................       49,843          67,886
                                                       ----------     -----------
                                                       $1,162,050     $10,326,608
                                                       ----------     -----------

In 1997, the Company accrued termination costs for employees who received contractually required termination notices during the fourth quarter of 1997. The costs involved represent salaries and related taxes and were reflected as general and administrative expenses. The accrual included the termination costs for 11 employees, who were located in the Company's offices in Calgary, Canada and Asker, Norway.

10. CONVERTIBLE SUBORDINATED DEBENTURES

During the quarter ended February 29, 1996, the Company completed an offering of its 8% Convertible Subordinated Debentures (the "Debentures") due December 31, 1997. The Company issued $3,750,000 principal amount of Debentures at par and received net proceeds of $3,346,723 after commissions and expenses. The Debentures were convertible into shares of the Company's Common Stock at a price equal to 82 1/2% of the average closing price of such shares on the five trading days preceding the date of conversion. A maximum of 154,750 shares of the Company's Common Stock was issuable upon conversion of each $1,000,000 principal amount of the Debentures. At August 31, 1996, $3,450,000 principal amount of the Debentures had been converted into 498,662 shares of Common Stock. During the four months ended December 31, 1996, the remaining $300,000 principal amount of Debentures was converted into 29,563 shares of Common Stock.

In accordance with Securities and Exchange Commission guidance published in early 1997, the August 31, 1996 Consolidated Statement of Operations was restated to reflect a $795,500 charge to interest expense related to the discount feature of the Debentures. The discount was amortized from the date of issuance to the earliest conversion dates.

                           CANARGO ENERGY CORPORATION

11. COMMITMENTS AND CONTINGENCIES

OIL AND GAS PROPERTIES AND INVESTMENTS IN OIL AND GAS VENTURES

The Company has contingent obligations and may incur additional obligations, absolute and contingent, with respect to acquiring and developing oil and gas properties and ventures. At December 31, 1998, the Company had the contingent obligation to issue an aggregate of 187,500 shares of its Common Stock, subject to the satisfaction of conditions related to the achievement of specified performance standards by the Stynawske field project. The Company believes that it has no further obligation to fund operations of Kashtan or Intergas. Also see
Note 8, Oil and Gas Properties and Investments, of Notes to Consolidated Financial Statements.

LEGAL PROCEEDINGS AND POTENTIAL CLAIMS

On February 20, 1998, Zhoda Corporation ("Zhoda") filed suit against the Company in the District Court of Harris County, Texas. Zhoda had sold to the Company shares in a subsidiary through which the Company acquired most of its interest in the Lelyaki field project. Substantially all of the consideration payable to Zhoda was contingent upon achievement of specified Lelyaki field operating objectives, and because these objectives were not achieved, the Company did not pay the consideration. In the litigation, Zhoda asserts that it was wrongfully deprived of the value of the shares it transferred to the Company and of the contingent consideration it might have received, based upon claims of breach of contract, breach of fiduciary duty and duty of good faith and fair dealing, fraud and constructive fraud, fraud in the inducement, negligent misrepresentation, civil conspiracy, breach of trust, unjust enrichment and rescission. Zhoda is seeking more than $7,500,000 in damages, return of the shares transferred to the Company, and other relief. The Company believes it has meritorious defenses to Zhoda's claims which it intends to assert vigorously. The Harris County District Court has stayed the litigation pending completion of arbitration proceedings, which are being held in Calgary, Alberta.

On March 24, 1998, the Company filed an action against Zhoda in the Court of Queen's Bench of Alberta, Judicial Centre of Calgary, in which the Company seeks to recover $190,000, plus interest, which the Company asserts Zhoda owes the Company pursuant to promissory notes and loan agreements. On March 31, 1998, Zhoda filed a statement of defense and a counterclaim in which it asserted essentially the same claims as were asserted in the Texas action described above. On the basis of its counterclaim, Zhoda seeks relief similar to that sought in the Texas action. The Company's claim against Zhoda in the Alberta action is not within the scope of the arbitration proceeding being conducted in Calgary.

A judgement in favor of Zhoda on its claims could have a material adverse effect on the Company's financial condition, results of operations and cash flows.

On March 9, 1998, Ribalta Holdings, Inc. ("Ribalta"), which sold to the Company shares in a subsidiary through which the Company acquired most of its interest in the Maykop field project, filed suit against the Company in the Third Judicial District Court of Salt Lake County, Utah. Ribalta, however, has not yet served the complaint on the Company.

                           CANARGO ENERGY CORPORATION

11. COMMITMENTS AND CONTINGENCIES -- (CONTINUED)
In its complaint, Ribalta alleges breach by the Company of the contract governing the sale of the shares it transferred to the Company and failure of a condition in that contract that should have resulted in the termination of the contract. Ribalta seeks the return of all benefits conferred on the Company pursuant to the contract or damages equal to the value of such benefits, as well as other relief. Under that contract, as amended, the maximum consideration to which Ribalta might have been entitled was $800,000 and 350,000 shares of Company Common Stock. The Company believes that no consideration is payable under that contract because conditions to payment specified in the contract were not satisfied. An outcome of this proceeding unfavorable to the Company could have a material adverse impact on the Company's financial condition, results of operations and cash flows. The Company believes it has meritorious defenses to Ribalta's claims which it intends to assert vigorously.

As a result of the Company's decision to cease active development of the Lelyaki, Maykop and Gorisht-Kocul projects, the Company may be subject to contingent liabilities in the form of claims from the joint ventures developing such projects or from others participating in those projects. The Company was advised during the first quarter of 1998 that Intergas and another shareholder of Intergas were considering asserting such claims in relation to the Maykop project, but no such claims have yet been asserted. The Company is unable to estimate the range that such claims, if made, might total. However, if one or more such claims were asserted and determined to be valid, they could have a material adverse effect on the Company's financial position, results of operations and cash flows. Such claims may be adjudicated in the host country forum under host country laws.

LEASE COMMITMENTS -- The Company leases office space under non-cancellable operating lease agreements. Rental expense for the years ended December 31, 1998 and 1997 and August 31, 1996 and for the four months ended December 31, 1996 and 1995 was $170,795, $293,855, $186,444, $119,133 and $87,872 respectively.

Future minimum rental payments for the Company's lease obligations as of December 31, 1998, are as follows:

1999........................................................    $119,800
2000........................................................      57,600
2001........................................................      28,800
                                                                --------
                                                                $206,200
                                                                --------

The Company has sublet office space representing $76,800 and $59,000 of the future minimum rental payments in 1999 and 2000, respectively.

12. CONCENTRATIONS OF CREDIT RISK

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable and advances to oil and gas and other ventures. The Company places its temporary cash investments with high credit quality financial institutions. Accounts receivable relates primarily to other entities

                           CANARGO ENERGY CORPORATION

12. CONCENTRATIONS OF CREDIT RISK -- (CONTINUED) active in the oil and gas industry. The concentration of credit risk associated with accounts receivable is limited as the Company's debtors are spread across several countries.

13. STOCKHOLDERS' EQUITY

On July 8, 1998, at a Special Meeting of Stockholders, the stockholders of the Company approved the acquisition of all of the common stock of CAOG for Common Stock of the Company pursuant to the terms of an Amended and Restated Combination Agreement between those two companies (the "Combination Agreement"). Upon completion of the acquisition on July 15, 1998, CAOG became a subsidiary of the Company, and each previously outstanding share of CAOG common stock was converted into the right to receive 0.8 shares (the "Exchangeable Shares") of CAOG which are exchangeable generally at the option of the holders for shares of the Company's Common Stock on a share-for-share basis. The stockholders of the Company also approved the issuance of 100 shares (the "Voting Preferred Shares") of Series Voting Preferred Stock to the Montreal Trust Company of Canada (the "Trustee") under the Voting, Support and Exchange Trust Agreement entered into among the Company, CAOG and the Trustee. The Voting Preferred Shares embody the right to (i) the voting power the holders of unexchanged Exchangeable Shares would have following the exchange thereof for shares of the Company's Common Stock and (ii) the right to receive an aggregate of $100 upon redemption at the rate of $1.00 per Voting Preferred Share following the exchange of all outstanding Exchangeable Shares. The Voting Preferred Shares are stripped of their voting power proportionately as Exchangeable Shares are exchanged for shares of the Company's Common Stock. When fully divested of voting rights through the exchange of all Exchangeable Shares, the Voting Preferred Shares can be redeemed by the Company for nominal consideration. The stockholders also approved a 1-for-2 reverse stock split of the outstanding shares of Common Stock which took effect on July 15, 1998 and has been given effect through restatement in these Consolidated Financial Statements and notes thereto.

As of December 31, 1998, 15,157,168 shares of Common Stock, 5,856,775 Exchangeable Shares and 100 shares of Voting Preferred Shares were issued and outstanding. No other shares of the Company's preferred stock have been issued.

On February 12, 1996, at an Annual Meeting of Stockholders, the stockholders of the Company approved an increase in the number of authorized shares of Common Stock from 25,000,000 to 50,000,000 having $0.10 par value per share. The number of authorized shares of preferred stock of 5,000,000, also having a par value of $0.10 per share, remained unchanged.

During the year ended August 31, 1996, the four-month period ended December 31, 1996 and the years ended December 31, 1997 and 1998, the following transactions regarding the Company's Common Stock and warrants and options to purchase the Company's Common Stock were consummated pursuant to authorization by the Company's Board of Directors or duly constituted committees thereof.

                           CANARGO ENERGY CORPORATION

13. STOCKHOLDERS' EQUITY -- (CONTINUED)
FISCAL YEAR ENDED AUGUST 31, 1996

- The issuance to investors of 2,500,000 shares for aggregate proceeds of $20,960,354 net of $1,539,646 of related offering costs.

- The following are included in the issuance of Common Stock for purchase of interests in oil and gas ventures:

   - The issuance of 75,000 shares at a price of $9.125 per share, along with other consideration, in exchange for 10% of the equity of UK-RAN Oil Corporation and 33% of the equity of UK-RAN Energy Corporation

   - The issuance of 150,000 shares at a price of $11.125 per share in exchange for 6% of the equity of Intergas JSC, a joint stock company incorporated in the Russian Federation.

- The following are included in the issuance of Common Stock upon conversion of debentures:

   - The issuance of 498,662 shares in a series of conversions of an aggregate of $3,450,000 principal amount of debentures convertible at various prices based on 82 1/2% of market price at the time of conversion.

   - The adjustment to capital in excess of par in the amount of $311,088 related to deferred costs incurred in the issuance of debentures and $795,500 related to the discount feature of the debentures.

- The following are included in the issuance of Common Stock upon warrant and option exercises:

   - The issuance of 26,000 shares at a price of $3.00 per share in a series of option exercises.

   - The issuance of 21,611 shares at a price of $3.00 per share in a series of warrant exercises.

- The issuance of options exercisable at $7.6875 per share to purchase 15,000 shares granted to non-employee directors at February 12, 1996 pursuant to the Company's 1995 Long-Term Incentive Plan.

FOUR MONTH PERIOD ENDED DECEMBER 31, 1996

- The following are included in the issuance of Common Stock upon conversion of debentures:

   - The issuance of 29,563 shares upon conversion of $300,000 principal amount of debentures convertible at 82 1/2% of market price at the time of conversion.

   - The adjustment to capital in excess of par in the amount of $19,599 related to deferred costs incurred in the issuance of debentures.

                           CANARGO ENERGY CORPORATION

13. STOCKHOLDERS' EQUITY -- (CONTINUED)
- The following are included in the issuance of Common Stock upon warrant and option exercises:

   - The issuance of 6,000 shares at a price of $3.00 per share in a series of option exercises.

   - The issuance of 243,334 shares at a price of $3.00 per share in a series of warrant exercises.

   - The issuance of 7,143 shares at a price of $3.50 per share in a warrant exercise.

   - The issuance of 569,900 shares at a price of $10.20 per share in a series of warrant exercises.

   - The issuance of 1,540,000 shares at a price of $12.00 per share in a series of warrant exercises.

- The issuance of options exercisable at $14.50 per share to purchase 190,750 shares granted to employees at December 31, 1996 pursuant to the Company's 1995 Long-Term Incentive Plan.

- The issuance of options exercisable at $17.98 per share to purchase 222,500 shares granted to employees at December 31, 1996 pursuant to the Company's 1995 Long-Term Incentive Plan.

YEAR ENDED DECEMBER 31, 1997

- The issuance of 87,500 shares at a price of $12.125 per share in connection with the acquisition of an interest in the Stynawske field, Ukraine.

- The issuance of 52,000 shares at a price of $3.00 per share in a series of option exercises.

- The issuance of options exercisable at $9.00 per share to purchase 15,000 shares granted to non-employee directors at June 3, 1997 pursuant to the Company's 1995 Long-Term Incentive Plan.

- The issuance of options exercisable at $8.50 per share to purchase 3,500 shares granted to employees at June 30, 1997 pursuant to the Company's 1995 Long-Term Incentive Plan.

- The issuance of options exercisable at $10.54 per share to purchase 77,500 shares granted to employees at June 30, 1997 pursuant to the Company's 1995 Long-Term Incentive Plan.

- The cancellation of options to purchase an aggregate 63,084 shares which had been granted to employees pursuant to the Company's 1995 Long-Term Incentive Plan. Of the options cancelled, 59,584 were exercisable at $14.50, 2,500 were exercisable at $17.98, and 1,000 were exercisable at $8.50.

                           CANARGO ENERGY CORPORATION

13. STOCKHOLDERS' EQUITY -- (CONTINUED)
YEAR ENDED DECEMBER 31, 1998

- The issuance of 3,934,124 shares upon exchange by holders of Exchangeable Shares.

- The issuance of options exercisable at $1.00 per share to purchase 7,500 shares granted to non-employee directors at July 15, 1998 pursuant to the Company's 1995 Long-Term Incentive Plan.

- The conversion at July 15, 1998 of options granted to employees of CAOG under its stock option plan to purchase shares of CAOG into options exercisable at $1.85 per share to purchase 988,000 shares of Company Common Stock. The Company has adopted CAOG's Stock Option Plan covering the existing converted options and providing for additional grants under the plan.

- The conversion of CAOG Stock Purchase Warrants into warrants to purchase an aggregate 1,097,511 Exchangeable Shares that are exchangeable at the option of the holder for shares of the Company's Common Stock on a share-for-share basis. Of the 1,097,511 warrants, 164,008 are exercisable at C$2.75, 32,000 are exercisable at C$2.875 and 901,503 are exercisable at C$3.25.

- The issuance of options exercisable at $1.25 per share to purchase 440,000 shares granted to employees at July 17, 1998 pursuant to the Company's 1995 Long-Term Incentive Plan.

- The cancellation at July 31, 1998 of options to purchase 140,000 shares of Company Common Stock which had been granted pursuant to the CAOG Stock Option Plan exercisable at $1.85 per share.

- The issuance of options exercisable at $0.688 per share to purchase 192,000 shares of Company Common Stock granted to employees on October 7, 1998 pursuant to the Company's 1995 Long-Term Incentive Plan.

- The issuance of options exercisable at $0.563 per share to purchase 21,834 shares of Company Common Stock granted to employees on November 17, 1998 pursuant to the Company's 1995 Long-Term Incentive Plan.

- The issuance of options exercisable at $0.563 per share to purchase 90,000 shares of Company Common Stock granted to employees at November 17, 1998 pursuant to the CAOG Stock Option Plan.

- The issuance of options exercisable at $0.70 per share to purchase 25,000 shares of Company Common Stock granted to a consultant at November 17, 1998 pursuant to the Company's 1995 Long-Term Incentive Plan.

- The issuance of options exercisable at $0.70 per share to purchase 50,000 shares of Company Common Stock granted to a consultant at November 17, 1998 pursuant to the CAOG Stock Option Plan.

- The issuance of options exercisable at $0.313 per share to purchase 3,750 shares of Company Common Stock granted to a non-employee director at December 31, 1998 pursuant to the Company's 1995 Long-Term Incentive Plan.

                           CANARGO ENERGY CORPORATION

13. STOCKHOLDERS' EQUITY -- (CONTINUED)
- The cancellation of options to purchase an aggregate 42,000 shares of Company Common Stock exercisable at $3.00 which had been granted to various individuals in August 1994 who were serving or were expected in the future to serve the Company as officers, directors, employees, consultants and advisors.

- The cancellation of options to purchase an aggregate 414,834 shares of Company Common Stock which had been granted to employees pursuant to the Company's 1995 Long-Term Incentive Plan. Of the options cancelled, 1,667 were exercisable at $8.50, 75,000 were exercisable at $10.54, 118,167 were exercisable at $14.50 and 220,000 were exercisable at $17.98.

- The cancellation of options at December 31, 1998 to purchase 80,000 shares of Company Common Stock which had been granted pursuant to the CAOG Stock Option Plan exercisable at $1.85 per share.

Pursuant to the terms of the Combination Agreement, holders of CAOG Stock Purchase Warrants have the right to purchase Exchangeable Shares which are exchangeable generally at the option of the holder for shares of the Company's Common Stock on a share-for-share basis.

The following table summarizes warrants to purchase the Company's Common Stock, which were outstanding:

                              NUMBER OF        EXERCISE            EXPIRATION
OUTSTANDING AT:                WARRANTS          PRICE                DATE
---------------               ----------    ---------------    ------------------
August 31, 1995.............   2,463,988    $ 3.00 - $12.00    2/28/97 to 11/3/97
                              ----------
  Exercised.................     (21,611)   $          3.00         11/3/97
                              ----------
August 31, 1996.............   2,442,377    $ 3.00 - $12.00    2/28/97 to 11/3/97
                              ----------
  Exercised.................  (2,360,377)   $ 3.00 - $12.00    2/28/97 to 11/3/97
  Redeemed..................     (82,000)   $         12.00    2/28/97 to 11/3/97
                              ----------
December 31, 1997 and
  1996......................           0
                              ----------
  CAOG Stock Purchase
     Warrants...............   1,097,511    $C2.75 - $C3.25    4/30/99 to 11/1/99
                              ----------
December 31, 1998...........   1,097,511    $C2.75 - $C3.25    4/30/99 to 11/1/99
                              ----------

During the four month period ended December 31, 1996, an aggregate of 2,191,900 warrants were called for redemption by the Company. If the average closing price of the Company's Common Stock exceeded $12.20 and $14.00 per share for 10 consecutive trading days, upon election of the Company and notice to the warrant holders, the holders of 569,900 warrants and 1,622,000 warrants, respectively, were required either to exercise their warrants within a specified period or to have the warrants redeemed by the Company for a nominal redemption price. All but 82,000 of the 2,191,900 warrants called for redemption were exercised during the four month period ended December 31,

                           CANARGO ENERGY CORPORATION

13. STOCKHOLDERS' EQUITY -- (CONTINUED)
1996; the 82,000 warrants were redeemed. During the same period, an additional 250,477 warrants were also exercised by their holders. There were no outstanding warrants at December 31, 1996 and 1997. As of December 31, 1998, there were outstanding 164,008 CAOG Stock Purchase Warrants exercisable at $C2.75 expiring April 30, 1999, 32,000 CAOG Stock Purchase Warrants exercisable at $C2.875 expiring July 31, 1999 and 901,503 CAOG Stock Purchase Warrants exercisable at $C3.25 expiring November 1, 1999.

14. NET LOSS PER COMMON SHARE

Effective December 31, 1997 the Company adopted SFAS No. 128 Earnings Per Share, for all periods presented. Basic and diluted net loss per common share for the years ended December 31, 1998 and 1997, the year ended August 31, 1996 and the four month periods ended December 31, 1996 and 1995 were based on the weighted average number of common shares outstanding during those periods. The weighted average number of shares used was 15,783,889, 11,206,586, 6,247,568, 9,348,106 and 5,417,032 respectively. The Debentures, which were convertible into a maximum of 154,750 shares of the Company's Common Stock per $1,000,000 principal amount of the Debentures, were not included in the computation of diluted net loss per common share for the four month period ended December 31, 1996 and the fiscal year ended August 31, 1996 because the effect of such inclusion would have been anti-dilutive. Additionally, options to purchase the Company's Common Stock were outstanding during the years ended December 31, 1998 and 1997, the four month period ended December 31, 1996 and the fiscal year ended August 31, 1996 and warrants to purchase the Company's Common Stock were outstanding during the year ended December 31, 1998, the four month period ended December 31, 1996, and the fiscal year ended August 31, 1996 but were not included in the computation of diluted net loss per common share because the effect of such inclusion would have been anti-dilutive.

                           CANARGO ENERGY CORPORATION

15. INCOME TAXES

The Company and its domestic subsidiaries file U.S. consolidated income tax returns. No benefit for U.S. income taxes has been recorded in these consolidated financial statements because of the Company's inability to recognize deferred tax assets under provisions of SFAS 109. Due to the implementation of the quasi-reorganization as of October 31, 1988, future reductions of the valuation allowance relating to those deferred tax assets existing at the date of the quasi-reorganization, if any, will be allocated to capital in excess of par value. The provision for income taxes for the year ended August 31, 1995 consisted of taxes applicable to foreign operations.

A reconciliation of the differences between income taxes computed at the U.S. federal statutory rate (34%) and the Company's reported provision for income taxes is as follows:

                                                      FOUR MONTH     FOUR MONTH
                        YEAR ENDED     YEAR ENDED    PERIOD ENDED   PERIOD ENDED   YEAR ENDED
                       DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   AUGUST 31,
                           1998           1997           1996           1995          1996
                       ------------   ------------   ------------   ------------   -----------
Income tax benefit at
  statutory rate.....  $(2,077,510)   $(9,412,203)    $(885,515)      (490,342)    $(2,207,808)
Benefit of losses not
  recognized.........    2,077,510      9,412,203       876,629        490,342       2,197,879
Foreign tax
  provision..........           --             --            --             --              --
Other, net...........           --             --         8,886             --           9,929
                       -----------    -----------     ---------      ---------     -----------
Provision for income
  taxes..............  $         0    $         0     $       0      $       0     $         0
                       -----------    -----------     ---------      ---------     -----------
Effective tax rate...            0%             0%            0%             0%              0%

The components of the deferred tax assets as of December 31, 1998 and 1997 were as follows:

                                                     DECEMBER 31,    DECEMBER 31,
                                                         1998            1997
                                                     ------------    ------------
Net operating loss carryforwards...................    13,105,000    $13,372,000
Foreign net operating loss carryforwards...........     5,892,000      4,972,000
Impairments........................................     7,161,000      6,817,000
Patent rights and related equipment................       180,378        225,473
                                                     ------------    -----------
                                                       26,338,378     25,386,473
Valuation allowance................................   (26,338,378)   (25,386,473)
                                                     ------------    -----------
Net deferred tax asset recognized in balance
  sheet............................................  $         --    $        --
                                                     ------------    -----------

On August 1, 1991, and subsequently on August 17, 1994, the Company experienced changes in the Company's ownership as defined in Section 382 of the Internal Revenue Code ("IRC"). The effect of these changes in ownership is to limit the utilization of certain existing net operating loss carryforwards for income tax purposes to approximately

                           CANARGO ENERGY CORPORATION

15. INCOME TAXES -- (CONTINUED)
$1,375,000 per year on a cumulative basis. As of December 31, 1997, total U.S. net operating loss carryforwards were approximately $38,543,000. Of that amount, approximately $17,208,000 was incurred subsequent to the ownership change in 1994, $16,635,000 was incurred prior to 1994 and therefore is subject to the IRC
Section 382 limitation and $4,700,000 is subject to the separate return limitation rules. See Note 1 of Notes to Consolidated Financial Statements.

The net operating loss carryforwards expire from 1999 to 2013. The net operating loss carryforwards limited under the separate return limitation rules may only be offset against the separate income of the respective subsidiaries. The Company has also generated approximately $17,330,000 of foreign net operating loss carryforwards. A significant portion of the foreign net operating loss carryforwards are subject to limitations similar to IRC Section 382.

The Company's available net operating loss carryforwards may be used to offset future taxable income, if any, prior to their expiration. The Company may experience further limitations on the utilization of net operating loss carryforwards and other tax benefits as a result of additional changes in ownership.

16. SEGMENTS

During the years ended December 31, 1998 and 1997 and the four months ended December 31, 1996, the Company operated through one business segment, oil and gas exploration and production, reflecting its decision to use its electrically enhanced oil recovery ("EEOR") technology primarily internally as a competitive advantage to obtain and exploit interests in heavy oil fields and not to pursue external sales of goods and services related to the EEOR technology. Since oil and gas exploration and production activities were at a preliminary stage, revenues for the periods ended December 31, 1997 and 1996 were minimal. For the fiscal year ended August 31, 1996, EEOR activities were reported as a separate business segment. For the fiscal year ended August 31, 1996, EEOR revenues related to a contract with one customer in Canada.

                           CANARGO ENERGY CORPORATION

16. SEGMENTS -- (CONTINUED)
Operating revenues for the years ended December 31, 1998 and 1997, the year ended August 31, 1996 and the four months ended December 31, 1996 by business segment and geographical area were as follows:

                               DECEMBER 31,   DECEMBER 31,   AUGUST 31,   DECEMBER 31,
                                   1998           1997          1996          1996
                               ------------   ------------   ----------   ------------
Oil and Gas Exploration,
  Development and Production
  Eastern Europe.............    $602,724       $     --      $    --       $    --
  United States..............          --             --        2,624            --
  Canada.....................     201,828        313,301       23,938        16,980
                                 --------       --------      -------       -------
Total........................    $804,552       $313,301      $26,562       $16,980
                                 --------       --------      -------       -------
EEOR Process Sales and
  Service
  United States..............    $     --       $     --      $    --       $    --
  Canada.....................          --             --        8,615            --
                                 --------       --------      -------       -------
Total........................    $      0       $      0      $ 8,615       $     0
                                 --------       --------      -------       -------

In 1998, the Company sold its production in Eastern Europe to two customers. Sales to each customer represented 57% and 43% of operating revenue, respectively.

                           CANARGO ENERGY CORPORATION

16. SEGMENTS -- (CONTINUED)
Operating profit (loss) for the years ended December 31, 1998 and 1997, the year ended August 31, 1996 and the four months ended December 31, 1996 by business segment and geographical area were as follows:

                            DECEMBER 31,   DECEMBER 31,   AUGUST 31,    DECEMBER 31,
                                1998           1997          1996           1996
                            ------------   ------------   -----------   ------------
Oil and Gas Exploration,
  Development and
  Production
  Eastern Europe..........  $(2,408,968)   $(24,831,798)  $(1,770,434)  $(1,712,924)
  United States...........           --        (257,407)       (3,262)           --
  Canada..................   (1,258,506)        (97,541)       18,836        11,378
                            -----------    ------------   -----------   -----------
Total.....................  $(3,667,474)   $(25,186,746)  $(1,754,860)  $(1,701,546)
                            -----------    ------------   -----------   -----------
EEOR Process Sales and
  Service
  United States...........  $        --    $         --   $        --   $        --
  Canada..................           --              --       (30,857)           --
                            -----------    ------------   -----------   -----------
Total.....................  $        --    $         --   $   (30,857)  $        --
                            -----------    ------------   -----------   -----------
Corporate Expenses........  $(2,820,284)   $ (3,903,446)  $(3,853,972)  $(1,281,821)
                            -----------    ------------   -----------   -----------
Total.....................  $(6,487,758)   $(29,090,192)  $(5,639,689)  $(2,983,367)
                            -----------    ------------   -----------   -----------

The Company's loss from investments in unconsolidated subsidiaries pertains primarily to operations in Eastern Europe.

                           CANARGO ENERGY CORPORATION

16. SEGMENTS -- (CONTINUED)
Identifiable assets as of December 31, 1998, 1997 and 1996 by business segment and geographical area were as follows:

                                        DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                            1998            1997            1996
                                        ------------    ------------    ------------
Corporate
  United States.....................    $     3,319     $   212,536     $ 7,580,219
  Canada............................      2,304,690              --              --
  Western Europe....................        196,304      24,263,223      29,049,022
                                        -----------     -----------     -----------
Total...............................    $ 2,504,313     $24,475,759     $36,629,241
                                        -----------     -----------     -----------
Oil and Gas Exploration, Development
  and Production
  Eastern Europe....................    $41,644,701     $ 5,386,707     $11,127,176
  United States.....................             --              --       6,786,714
  Canada............................      1,001,733       2,067,257         831,930
  Western Europe....................         13,769       5,504,312              --
                                        -----------     -----------     -----------
Total...............................    $42,660,203     $12,958,276     $18,745,820
                                        -----------     -----------     -----------
Other Energy Projects
  Eastern Europe....................      1,403,013              --              --
                                        -----------     -----------     -----------
Identifiable Assets -- Total........    $46,567,529     $37,434,035     $55,375,061
                                        -----------     -----------     -----------

The percentage of operating revenues for the years ended December 31, 1998 and 1997, the year August 31, 1996 and the four months ended December 31, 1996 by business segment and geographical area are as follows:

                               DECEMBER 31,   DECEMBER 31,   AUGUST 31,   DECEMBER 31,
                                   1998           1997          1996          1996
                               ------------   ------------   ----------   ------------
Oil and Gas Exploration,
  Development and Production
  Eastern Europe.............       75%            --            --            --
  United States..............       --             --            10%           --
  Canada.....................       25%           100%           90%          100%
EEOR Process Sales and
  Service
  United States..............       --             --           100%           --
  Canada.....................       --             --            --            --

                           CANARGO ENERGY CORPORATION

17. SUPPLEMENTAL CASH FLOW INFORMATION AND NONMONETARY TRANSACTIONS

The following represents supplemental cash flow information for the years ended December 31, 1998 and 1997, the year ended August 31, 1996 and for the four-month periods ended December 31, 1996 and 1995:

                                                     YEARS ENDED                 4 MONTHS ENDED
                                           -------------------------------    --------------------
                                           12/31/98    12/31/97    8/31/96    12/31/96    12/31/95
                                           --------    --------    -------    --------    --------
                                                           (ALL AMOUNTS IN 000'$)
Supplemental disclosures of cash flow
  information:
  Interest paid during the year..........     $--       $   --     $  146       $ 17       $    3
                                              --        ------     ------       ----       ------
Supplemental schedule of non-cash
  activities:
  Acquisition of common stock of
    subsidiaries resulting in elimination
    upon consolidation and cancellation
    of notes receivable of $2,450,000 and
    $530,000, respectively...............     $--       $   --     $2,980       $ --       $2,450
                                              --        ------     ------       ----       ------
  Issuance of Common Stock upon
    conversion of convertible debentures
    and notes............................     $--       $   --     $3,934       $280       $   --
                                              --        ------     ------       ----       ------
  Issuance of Common Stock in connection
    with investments in oil and gas
    ventures.............................     $--       $1,060     $2,353       $ --       $   --
                                              --        ------     ------       ----       ------
  Issuance of Common Stock in connection
    with compensation earned and third
    party services provided..............     $--       $   --     $   --
                                              --        ------     ------       ----
  Accruals recorded applicable to
    effective guaranty of Kashtan
    obligation and Lelyaki field
    close-down costs.....................     $--       $8,971     $   --       $678
                                              --        ------     ------       ----

18. STOCK-BASED COMPENSATION PLANS

On August 17, 1994, options to purchase 200,000 shares of the Company's Common Stock were issued to various individuals who were serving or were expected in the future to serve the Company as officers, directors, employees, consultants and advisors (the "1994 Plan"). The options are exercisable at an exercise price of $3.00 and are only exercisable at the time or within six months after services are rendered by such individuals. All of these options expire August 16, 1999. Under the 1994 Plan, 74,000 options were outstanding at December 31, 1998.

Pursuant to the 1995 Long-Term Incentive Plan (the "1995 Plan") adopted by the Company in February 1996, 750,000 shares of the Company's Common Stock have been authorized for possible issuance under the 1995 Plan. Stock options granted under the 1995 Plan may be either incentive stock options or non-qualified stock options. Options expire on such date as is determined by the committee administering the 1995 Plan, except that incentive stock options may expire no later than 10 years from the date of grant. Pursuant to the 1995 Plan, a specified number of stock options exercisable at the then market price are granted annually to non-employee directors of the Company, which become 100% vested six months from the date of grant. Stock appreciation rights entitle

                           CANARGO ENERGY CORPORATION

18. STOCK-BASED COMPENSATION PLANS -- (CONTINUED) the holder to receive payment in cash or Common Stock equal in value to the excess of the fair market value of a specified number of shares of Common Stock on the date of exercise over the exercise price of the stock appreciation right. No stock appreciation rights have been granted through December 31, 1998. The exercise price and vesting schedule of stock appreciation rights are determined at the date of grant. Under the 1995 Plan, 736,416 options were outstanding at December 31, 1998.

Pursuant to the terms of the Combination Agreement, on July 15, 1998 each stock option granted under CAOG's existing Stock Option Plan (the "CAOG Plan") to purchase a CAOG common share was converted into an option to purchase 0.8 shares of the Company's Common Stock. Pursuant to the CAOG Plan, which has been adopted by the Company, a total of 988,000 shares of the Company's Common Stock have been authorized for issuance. Stock options granted under the CAOG Plan expire on such date as is determined by the committee administering the CAOG Plan, except that the term of stock options may not exceed 10 years from the date of grant. Under the CAOG Plan, 908,000 options were outstanding at December 31, 1998.

The purpose of the Company's stock option plans is to further the interest of the Company by enabling officers, directors, employees, consultants and advisors of the Company to acquire an interest in the Company by ownership of its stock through the exercise of stock options and stock appreciation rights granted under its various stock option plans.

                           CANARGO ENERGY CORPORATION

18. STOCK-BASED COMPENSATION PLANS -- (CONTINUED)
A summary of the status of stock options granted under the 1994 Plan, the 1995 Plan and the CAOG Plan is as follows:

                                       SHARES       SHARES ISSUABLE        WEIGHTED
                                      AVAILABLE    UNDER OUTSTANDING       AVERAGE
                                      FOR ISSUE         OPTIONS         EXERCISE PRICE
                                      ---------    -----------------    --------------
Balance at August 31, 1995..........         0           200,000            $ 3.00
  1995 Plan Authorization...........   750,000
  Options (1994 & 1995 Plans):
     Granted at market..............   (15,000)           15,000            $ 7.68
     Exercised (1994 Plan)..........        --           (26,000)           $ 3.00
                                      --------         ---------
Balance at August 31, 1996..........   735,000           189,000            $ 3.38
  Options (1994 & 1995 Plans):
     Granted at market..............  (190,750)          190,750            $14.50
     Granted at a premium...........  (222,500)          222,500            $17.98
     Exercised (1994 Plan)..........        --            (6,000)           $ 3.00
                                      --------         ---------
Balance at December 31, 1996........   321,750           596,250            $12.38
  Options (1994 & 1995 Plans):
     Granted at market..............   (18,500)           18,500            $ 8.90
     Granted at a premium...........   (77,500)           77,500            $10.54
     Exercised (1994 Plan)..........        --           (52,000)           $ 3.00
     Canceled.......................    63,084           (63,084)           $14.54
                                      --------         ---------
Balance at December 31, 1997........   288,834           577,166            $12.64
                                      --------         ---------
  Options (1994 & 1995 Plans):
     Granted at market..............  (665,084)          665,084            $ 1.06
     Granted at a premium...........   (25,000)           25,000            $ 0.70
     Canceled (1994 Plan)...........        --           (42,000)           $ 3.00
     Canceled.......................   414,834          (414,834)           $15.59
  CAOG Plan Authorization:..........   988,000
     Converted Options..............  (988,000)          988,000            $ 1.85
     Granted at market..............   (90,000)           90,000            $0.563
     Granted at a premium...........   (50,000)           50,000            $ 0.70
     Canceled.......................   220,000          (220,000)           $ 1.85
                                      --------         ---------
Balance at December 31, 1998........    93,584         1,718,416            $ 1.70
                                      --------         ---------

                           CANARGO ENERGY CORPORATION

18. STOCK-BASED COMPENSATION PLANS -- (CONTINUED)
The shares issuable upon exercise of vested options and the corresponding weighted average exercise price are as follows:

                                                    SHARES ISSUABLE
                                                         UNDER            WEIGHTED
                                                      EXERCISABLE         AVERAGE
                                                        OPTIONS        EXERCISE PRICE
                                                    ---------------    --------------
August 31, 1995...................................      172,000            $3.00
August 31, 1996...................................      171,000            $3.42
December 31, 1996.................................      165,000            $3.42
December 31, 1997.................................      177,832            $7.12
December 31, 1998.................................      413,661            $2.82

The weighted average fair value of options granted at market was $0.61, $2.92, $7.30 and $2.02 for the years ended December 31, 1998 and 1997, the four month period ended December 31, 1996 and the fiscal year ended August 31, 1996, respectively. The weighted average fair value of options granted at a premium was $0.13, $1.85 and $3.46 for the years ended December 31, 1998 and 1997 and the four month period ended December 31, 1996, respectively; no options were granted at a premium for the fiscal year ended August 31, 1996. The weighted average fair value of all options granted during the years ended December 31, 1998 and 1997, the four month period ended December 31, 1996 and the fiscal year ended August 31, 1996 was $0.59, $2.05, $5.04 and $2.02, respectively.

The following table summarizes information about stock options outstanding at December 31, 1998:

                        OPTIONS OUTSTANDING                                 OPTIONS EXERCISABLE
-------------------------------------------------------------------    -----------------------------
                           NUMBER       WEIGHTED                         NUMBER
                          OF SHARES      AVERAGE        WEIGHTED        OF SHARES        WEIGHTED
RANGE OF                 OUTSTANDING    REMAINING       AVERAGE        EXERCISABLE       AVERAGE
EXERCISE PRICES          AT 12/31/98      TERM       EXERCISE PRICE    AT 12/31/98    EXERCISE PRICE
---------------          -----------    ---------    --------------    -----------    --------------
$0.31 to $1.85.......     1,598,084       9.64           $ 1.39          299,997          $ 1.85
$3.00 to $7.69.......        89,000       8.31           $ 3.79           89,000          $ 3.79
$9.00 to $14.50......        31,332       7.84           $11.55           24,664          $11.16
                          ---------                                      -------
$0.31 to $14.50......     1,718,416                                      413,661
                          ---------                                      -------

As discussed in Note 2, Summary of Significant Accounting Policies, under "Stock-Based Compensation Plans," of Notes to Consolidated Financial Statements, the Company accounts for its stock-based compensation plans under APB Opinion
25. Accordingly, no compensation cost has been recognized for those stock options with exercise prices equal to

                           CANARGO ENERGY CORPORATION

18. STOCK-BASED COMPENSATION PLANS -- (CONTINUED) or greater than the market price of the stock on the date of grant. Under SFAS No. 123, compensation cost is measured at the grant date based on the fair value of the awards and is recognized over the service period, which is usually the vesting period. Had compensation cost for those stock options been determined consistent with SFAS No. 123, the Company's net loss and net loss per common share after plan forfeitures would have been approximately $5,750,000 and $0.36, respectively, for the year ended December 31, 1998, $28,600,000 and $2.56, respectively, for the year ended December 31, 1997 and approximately $6,500,000 and $1.04, respectively, for the fiscal year ended August 31, 1996. Stock options had no effect on net loss for the four months ended December 31, 1996. This effect is not likely to be representative of future pro forma amounts because of the exclusion of costs of grants before 1995 and the addition of awards to be granted in future years.

The fair value of each stock option granted by the Company was calculated using the Black-Scholes option-pricing model applying the following weighted-average assumptions for the years ended December 31, 1998 and 1997, the four month period ended December 31, 1996 and the fiscal year ended August 31, 1996: dividend yield of 0.00%; risk-free interest rates are different for each grant and range from 5.69% to 5.72% for the year ended December 31, 1998, 6.08% to 6.36% for the year ended December 31, 1997, 5.79% to 6.16% for the four month period ended December 31, 1996, and during the fiscal year ended August 31, 1996, only one grant was made with a risk-free interest rate of 4.79%; the average expected lives of options of 4.0 years, 2.1 years, 3.1 years and 1.5 years, respectively; and volatility of 44.8% for the year ended December 31, 1998, 44.7% for the year ended December 31, 1997 and 49% for the four month period ended December 31, 1996 and the fiscal year ended August 31, 1996.

19. RELATED PARTY TRANSACTIONS

The Company is a 50% shareholder of CanArgo Power Corporation, which in turn owns 85% of a Georgian private power company. The other 50% of CanArgo Power Corporation is owned by Terrenex Acquisition Corporation, an entity that is affiliated with two of the Company's directors and is itself a principal stockholder of the Company. During the first half of 1998, Terrenex, on behalf of both itself and the Company, provided all of the funds required by CanArgo Power. After the July 1998 business combination with CAOG was completed, the Company reimbursed Terrenex $398,000, representing half of the amount that had been advanced through that time.

In May 1998, Terrenex agreed to lend CAOG up to $1,000,000 through August 31, 1998 and subsequently advanced the $1,000,000. CAOG paid Terrenex a $10,000 commitment fee, $50,000 in draw down fees and interest at the rate of 1/2% per month. In addition, CAOG granted Terrenex options exercisable until December 31, 1998 to acquire 12 1/2% of the stock of the subsidiary holding the Nazvrevi/Block XIII production sharing contract and 15% of CAOG's position in any license received as a result of a consortium submission in response to the Dagestan tender for offshore drilling and production rights. The terms of the loan were negotiated and approved by directors of CAOG who had no affiliation with Terrenex. The Company subsequently extended the options through

                           CANARGO ENERGY CORPORATION

19. RELATED PARTY TRANSACTIONS -- (CONTINUED)

March 31, 1999 in consideration of the efforts of Terrenex in attempting to arrange financing for the Company. Terrenex can exercise either option by paying the percentage of the amounts expended on such projects through the exercise date as equals the percentage of the project being acquired through the exercise of the option. The Company repaid the Terrenex loan following completion of the business combination July 1998.

20. SUBSEQUENT EVENTS

On February 12, 1999, the Company filed, subject to completion, a Registration Statement on Form S-1 with the Securities and Exchange Commission with respect to the offering of 21,264,643 shares of its Common Stock.

On March 29, 1999, CanArgo was advised by The Nasdaq Stock Market that it had delisted CanArgo's common stock effective with the close of business on March 29, 1999. On March 30, 1999, CanArgo's common stock commenced trading on the OTC Bulletin Board.

                           CANARGO ENERGY CORPORATION

                       SUPPLEMENTAL FINANCIAL INFORMATION

               SUPPLEMENTAL OIL AND GAS DISCLOSURES -- UNAUDITED

ESTIMATED NET QUANTITIES OF OIL AND GAS RESERVES

Users of this information should be aware that the process of estimating quantities of "proved" and "proved developed" natural gas and crude oil reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statement disclosures.

Proved reserves are estimated quantities of natural gas, crude oil and condensate that geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs with existing equipment under existing economic and operating conditions.

Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and under existing economic and operating conditions.

No major discovery or other favorable or adverse event subsequent to December 31, 1998 is believed to have caused a material change in the estimates of proved or proved developed reserves as of that date.

The following table sets forth the Company's net proved reserves, including the changes therein, and proved developed reserves at December 31, 1998, as estimated by the independent petroleum engineering firm, AMH Group Ltd.:

                           CANARGO ENERGY CORPORATION

               SUPPLEMENTAL OIL AND GAS DISCLOSURES -- UNAUDITED

                                                    REPUBLIC OF
NET PROVED RESERVES -- OIL                            GEORGIA      CANADA    TOTAL
--------------------------                          -----------    ------    -----
                                                      (IN THOUSANDS OF BARRELS)
December 31, 1996
  Purchase of properties........................          --         116       116
  Revisions of previous estimates...............          --         (33)      (33)
  Extension, discoveries, other additions.......          --         267       267
  Production....................................          --         (16)      (16)
                                                       -----        ----     -----
December 31, 1997...............................          --         334       334
  Purchase of properties........................       6,050          --     6,050
  Revisions of previous estimates...............         198        (155)       43
  Extension, discoveries, other additions.......       1,388          --     1,388
  Production....................................         (92)        (21)     (113)
                                                       -----        ----     -----
December 31, 1998...............................       7,544         158     7,702
                                                       -----        ----     -----
Net Proved Developed Reserves December 31,
  1998..........................................       1,528         158     1,686
                                                       -----        ----     -----

Net proved reserves in the Republic of Georgia as at December 31, 1998 were as follows:

                                                        PSC ENTITLEMENT VOLUMES(1)
                                                        ---------------------------
                                      OIL RESERVES                       COMPANY
                                    ----------------        NOC        SHARE OF NOC
                                    GROSS     NET(2)    ENTITLEMENT    ENTITLEMENT
                                    ------    ------    -----------    ------------
                                    (IN THOUSANDS OF
                                        BARRELS)
Proved Developed Producing........   2,404     1,647       1,340            918
Proved Developed Non-Producing....   1,379       945         890            610
Proved Undeveloped................  15,200    10,412       8,783          6,016
                                    ------    ------      ------          -----
Total Proven......................  18,983    13,004      11,013          7,544
                                    ------    ------      ------          -----

-------------------------

(1) PSC (production sharing contract) Entitlement Volumes are those produced volumes which, through the production sharing contract, accrue to the benefit of NOC and, as a result of the Company's interest in NOC, accrue to the benefit of the Company for the recovery of capital, repayment of operating costs and share of profit.

(2) Net Oil Reserves represent the Company's 68.5% share of NOC's interest under the production sharing contract in the gross reserves, before taking into account the interest of Georgian Oil.

                           CANARGO ENERGY CORPORATION

               SUPPLEMENTAL OIL AND GAS DISCLOSURES -- UNAUDITED

Costs incurred for oil and gas property acquisition, exploration and development activities for the years ended December 31, 1998 and 1997, the four months ended December 31, 1996 and the year ended August 31, 1996 are as follows:

                                           EASTERN
                                            EUROPE           CANADA          TOTAL
                                        --------------    -------------    ----------
December 31, 1998
Property Acquisition
     Unproved*........................    $       --       $       --      $       --
     Proved...........................            --               --              --
  Exploration.........................       684,056          136,715         820,771
  Development.........................     4,390,495                        4,390,495
                                          ----------       ----------      ----------
     Total costs incurred.............    $5,074,551       $  136,715      $5,211,266
                                          ----------       ----------      ----------
December 31, 1997
Property Acquisition
     Unproved*........................    $       --       $  324,500      $  324,500
     Proved...........................            --          684,500         684,500
  Exploration.........................            --               --              --
  Development.........................            --          680,974         680,974
                                          ----------       ----------      ----------
     Total costs incurred.............    $       --       $1,689,974      $1,689,974
                                          ----------       ----------      ----------

                                                          UNITED STATES
                                                          -------------
December 31, 1996
Property acquisition:
     Unproved*........................    $       --       $  259,338      $  259,338
     Proved...........................            --               --              --
  Exploration.........................            --               --              --
  Development.........................            --               --              --
                                          ----------       ----------      ----------
     Total costs incurred.............    $       --       $  259,338      $  259,338
                                          ----------       ----------      ----------

                           CANARGO ENERGY CORPORATION

               SUPPLEMENTAL OIL AND GAS DISCLOSURES -- UNAUDITED

                                                          UNITED STATES
                                                          -------------
August 31, 1996
Property acquisition:
     Unproved*........................    $       --       $  287,788      $  287,788
     Proved...........................            --               --              --
  Exploration.........................            --               --              --
  Development.........................            --               --              --
                                          ----------       ----------      ----------
     Total costs incurred.............    $       --       $  287,788      $  287,788
                                          ----------       ----------      ----------

---------------
* These amounts represent costs incurred by the Company and excluded from the amortization base until proved reserves are established or impairment is determined.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

The following information has been developed utilizing procedures prescribed by SFAS No. 69 Disclosure about Oil and Gas Producing Activities ("SFAS 69") and based on crude oil reserve and production volumes estimated by the Company's engineering staff. It may be useful for certain comparative purposes, but should not be solely relied upon in evaluating the Company or its performance. Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

The Company believes that the following factors should be taken into account in reviewing the following information: (1) future costs and selling prices will probably differ from those required to be used in these calculations; (2) actual rates of production achieved in future years may vary significantly from the rate of production assumed in the calculations; (3) selection of a 10% discount rate is arbitrary and may not be reasonable as a measure of the relative risk inherent in realizing future net oil and gas revenues; and (4) future net revenues may be subject to different rates of income taxation.

Under the Standardized Measure, future cash inflows were estimated by applying period-end oil prices adjusted for fixed and determinable escalations to the estimated future production of period-end proven reserves. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs in order to arrive at net cash flow before tax. Future income tax expenses has been computed by applying period-end statutory tax rates to aggregate future pre-tax net cash flows, reduced by the tax basis of the properties involved and tax carryforwards. Use of a 10% discount rate is required by SFAS No. 69.

Management does not rely solely upon the following information in making investment and operating decisions. Such decisions are based upon a wide range of factors, including estimates of probable as well as proven reserves and varying price and cost assumptions

                           CANARGO ENERGY CORPORATION

               SUPPLEMENTAL OIL AND GAS DISCLOSURES -- UNAUDITED

considered more representative of a range of possible economic conditions that may be anticipated.

The standardized measure of discounted future net cash flows relating to proved oil and gas reserves is as follows:

                                                 REPUBLIC OF
DECEMBER 31, 1998 (IN THOUSANDS)                   GEORGIA      CANADA      TOTAL
--------------------------------                 -----------    -------    -------
Future cash inflows............................    $70,464      $1,905     $72,369
  Less related future:
     Production costs..........................     15,051       1,176      16,227
     Development and abandonment costs.........     26,304          37      26,341
     Income taxes..............................         --          --          --
                                                   -------      ------     -------
Future net cash flows..........................     29,109         692      29,801
10% annual discount for estimating timing of
  cash flows...................................     13,838         255      14,093
                                                   -------      ------     -------
  Standardized measure of discounted future net
     cash flows before income taxes............    $15,271      $  437     $15,708
                                                   -------      ------     -------

A summary of the changes in the standardized measure of discounted future net cash flows applicable to proved oil and gas reserves is as follows:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   1998
                                                              --------------
                                                              (IN THOUSANDS)
Beginning of period.........................................     $ 1,243
Purchase of reserves in place...............................      14,088
Revisions of previous estimates.............................         115
Development costs incurred during the period................       4,642
Sales of oil and gas, net of production costs...............          38
Production timing and other.................................      (4,418)
                                                                 -------
Net increase................................................      14,465
                                                                 -------
End of the period...........................................     $15,708
                                                                 =======

                  CANARGO ENERGY CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED CONDENSED BALANCE SHEET
             AS OF MARCH 31, 1999 AND DECEMBER 31, 1998 (UNAUDITED)

                                                     MARCH 31,      DECEMBER 31,
                                                        1999            1998
                                                    ------------    ------------
                                                             UNAUDITED
                                     ASSETS
Cash and cash equivalents.......................    $    705,807    $  1,924,908
Accounts receivable.............................         381,699         424,367
Advances to operator............................         252,588         376,890
Inventory.......................................         298,149         170,405
Other current assets............................         300,509         453,476
                                                    ------------    ------------
     Total current assets.......................    $  1,938,752    $  3,350,046
Property and equipment, net.....................       6,259,741       6,201,936
Oil and gas properties, net, full cost method
  (including unevaluated amounts of $13,510,157
  and $13,266,368 respectively).................      31,069,646      30,137,573
Investments in and advances to oil and gas and
  other ventures -- net.........................       7,049,182       6,877,974
                                                    ------------    ------------
TOTAL ASSETS....................................    $ 46,317,321    $ 46,567,529
                                                    ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable................................    $  1,427,139    $    821,761
Accrued liabilities.............................       1,255,774       1,162,050
                                                    ------------    ------------
     Total current liabilities..................    $  2,682,913    $  1,983,811
Minority interest in subsidiaries...............       4,464,698       4,552,285
Stockholders' equity:
  Preferred stock, par value $0.10 per share....              --              --
  Common stock, par value $0.10 per share.......       2,126,464       2,101,464
  Capital in excess of par value................     101,630,441     101,545,941
  Accumulated deficit...........................     (64,587,195)    (63,615,972)
                                                    ------------    ------------
     Total stockholders' equity.................    $ 39,169,710    $ 40,031,433
                                                    ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY......    $ 46,317,321    $ 46,567,529
                                                    ============    ============

See accompanying notes to unaudited consolidated condensed financial statements.

                  CANARGO ENERGY CORPORATION AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
    FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND MARCH 31, 1998 (UNAUDITED)

                                                          THREE MONTHS ENDED
                                                      --------------------------
                                                       MARCH 31,      MARCH 31,
                                                         1999           1998
                                                      -----------    -----------
                                                              UNAUDITED
Operating Revenues:
  Oil and gas sales...............................    $   113,667    $    80,614
                                                      -----------    -----------
                                                          113,667         80,614
                                                      -----------    -----------
Operating Expenses:
  Lease operating expense.........................         66,718         99,517
  Direct project costs............................         68,068        539,406
  General and administrative......................        858,630      1,457,352
  Depreciation, depletion and amortization........         25,000        117,824
  Equity loss from investments in unconsolidated
     subsidiaries.................................         21,581         91,431
  Impairment of oil and gas properties............             --        800,000
                                                      -----------    -----------
                                                        1,039,997      3,105,530
                                                      -----------    -----------
OPERATING LOSS....................................       (926,330)    (3,024,916)
                                                      -----------    -----------
Other Income (Expense):
  Interest, net...................................        (48,259)       203,574
  Other...........................................        (84,221)         3,225
                                                      -----------    -----------
TOTAL OTHER INCOME (EXPENSE)......................       (132,480)       206,799
                                                      -----------    -----------
Minority interest in loss of consolidated
  subsidiary......................................         87,587             --
                                                      -----------    -----------
NET LOSS AND COMPREHENSIVE LOSS...................    $  (971,223)   $(2,818,117)
                                                      ===========    ===========
Weighted average number of common shares
  outstanding.....................................     21,222,976     11,223,744
                                                      -----------    -----------
Net Loss Per Common Share -- Basic................    $     (0.05)   $     (0.25)
                                                      -----------    -----------
Net Loss Per Common Share -- Diluted..............    $     (0.05)   $     (0.25)
                                                      -----------    -----------

See accompanying notes to unaudited consolidated condensed financial statements.

                  CANARGO ENERGY CORPORATION AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
    FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND MARCH 31, 1998 (UNAUDITED)

                                                          THREE MONTHS ENDED
                                                      --------------------------
                                                       MARCH 31,      MARCH 31,
                                                         1999           1998
                                                      -----------    -----------
                                                              UNAUDITED
Operating activities:
  Net loss........................................    $  (971,223)   $(2,818,117)
  Depreciation, depletion and amortization........         25,000        117,824
  Impairment of oil and gas properties............             --        800,000
  Equity loss from investments in unconsolidated
     subsidiaries.................................         21,581         91,431
  Minority interest in loss of consolidated
     subsidiary...................................        (87,587)            --
Changes in assets and liabilities:
  Accounts receivable.............................         42,668             --
  Advances to operator............................        124,302             --
  Inventory.......................................       (127,744)            --
  Other current assets............................        152,967        172,315
  Accounts payable................................        605,378       (164,835)
  Accrued liabilities.............................         93,724       (772,399)
                                                      -----------    -----------
NET CASH USED IN OPERATING ACTIVITIES.............       (120,934)    (2,573,781)
                                                      -----------    -----------
Investing activities:
  Restricted cash.................................             --       (200,000)
  Investments in oil and gas properties...........       (842,573)       (73,904)
  Purchase of property and equipment..............        (62,805)        (1,321)
  Investments in and advances to oil and gas and
     other ventures...............................       (192,789)            --
                                                      -----------    -----------
NET CASH USED IN INVESTING ACTIVITIES.............     (1,098,167)      (275,225)
                                                      -----------    -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS.........     (1,219,101)    (2,849,006)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD....      1,924,908     14,164,177
                                                      -----------    -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD..........    $   705,807    $11,315,171
                                                      ===========    ===========
Non cash investing and financing activities:
  Issuance of common stock in connection with
     acquisition of oil and gas properties........    $   109,500    $        --
                                                      ===========    ===========

See accompanying notes to unaudited consolidated condensed financial statements.

                  CANARGO ENERGY CORPORATION AND SUBSIDIARIES

         NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS THREE MONTHS ENDED MARCH 31, 1999 AND MARCH 31, 1998 (UNAUDITED)

(1) BASIS OF PRESENTATION

The interim consolidated condensed financial statements and notes thereto of CanArgo Energy Corporation and its subsidiaries (collectively, the Company) have been prepared by management without audit. In the opinion of management, the consolidated condensed financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for the interim period. The accompanying consolidated condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

On July 15, 1998 the Company filed with the Delaware Secretary of State amendments to its Certificate of Incorporation to effect a one-for-two reverse split of the shares of the Company's Common Stock (the "Reverse Split") and to change the Company's name from Fountain Oil Incorporated to CanArgo Energy Corporation. The Reverse Split has been reflected retroactively in the accompanying financial statements.

Oil and Gas Properties -- The Company and the unconsolidated entities for which it accounts using the equity method account for oil and gas properties and interests under the full cost method. Under this accounting method, costs, including a portion of internal costs associated with property acquisition and exploration for and development of oil and gas reserves, are capitalized within cost centers established on a country-by-country basis. Capitalized costs within a cost center, as well as the estimated future expenditures to develop proved reserves and estimated net costs of dismantlement and abandonment, are amortized using the unit-of-production method based on estimated proved oil and gas reserves. All costs relating to production activities are charged to expense as incurred.

Capitalized oil and gas property costs, less accumulated depreciation, depletion and amortization and related deferred income taxes, are limited to an amount (the ceiling limitation) equal to (a) the present value (discounted at 10%) of estimated future net revenues from the projected production of proved oil and gas reserves, calculated at prices in effect as of the balance sheet date (with consideration of price changes only to the extent provided by fixed and determinable contractual arrangements), plus (b) the lower of cost or estimated fair value of unproved and unevaluated properties, less (c) income tax effects related to differences in the book and tax basis of the oil and gas properties.

(2) BUSINESS COMBINATION

On July 15, 1998, the Company completed the acquisition of all of the common stock of CanArgo Oil & Gas Inc. ("CAOG") for Common Stock consideration valued at $19,362,500. CAOG is an oil and gas exploration, development and production company whose principal operations are located in the Republic of Georgia. On completion of the acquisition, CAOG became a subsidiary of the Company, and each previously outstanding share of CAOG Common Stock was converted into the right to receive 0.8 shares of the Company's Common Stock, giving the former shareholders of CAOG the right to receive

                  CANARGO ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                       FINANCIAL STATEMENTS -- CONTINUED

(2) BUSINESS COMBINATION -- (CONTINUED)
approximately 47% of the Company's Common Stock. In addition, the former management of CAOG now holds a majority of the Company's senior management positions. The transaction was accounted for as a purchase. Under purchase accounting, CAOG's results have been included in the Company's consolidated financial statements since the date of acquisition.

The business combination will result in the issuance of 9,790,900 shares of the Company's Common Stock without receipt of additional consideration by the Company. At March 31, 1999, 7,919,701 of these shares had been issued. Giving effect to the full issuance of such shares, the number of shares of the Company's Common Stock outstanding as at March 31, 1999 would be 21,264,643.

(3) NEED FOR SIGNIFICANT ADDITIONAL CAPITAL, POSSIBLE IMPAIRMENT OF ASSETS

As described in notes 4, 5 and 6 to the condensed consolidated financial statements, the Company has oil and gas related assets totaling $44,107,212. In order to recover the carrying value of the proved properties (principally the Ninotsminda field), among other things, the Company will be required to raise significant additional capital to develop the proved properties in order to increase production to a level that provides positive cash flow and to recover the proved reserves associated with those properties. Budgeted costs for this development are approximately $9.5 million to be incurred prior to mid-2000 and approximately $16 million thereafter. To partially fund this further development cost, Ninotsminda Oil Company received a $6 million loan commitment from the International Finance Corporation. However, the commitment is essentially contingent on the Company providing $2 million to NOC in the form of a subordinated loan. There is no assurance that the Company will be able to raise the required funds and therefore that NOC will be able to draw on the loan. If the Company cannot successfully raise the required funds to develop the Ninotsminda field, it may not be able to recover its carrying value.

In addition to the funds needed to develop the Ninotsminda field, significant additional capital will be required to explore and, if appropriate develop, the Company's unproved properties and its investment in oil and gas ventures. This requirement could be met by raising additional capital, partnering with other industry participants who would fund all or part of the exploration or development activities in exchange for an interest in the properties or interests or outright sale of the properties or interests. The Company is actively seeking industry partners in connection with its interests in the Stynawske field as well as its other unproved properties in Eastern Europe. No adjustment to the carrying value of these properties or interests have been made as of March 31, 1999, pending the outcome of the Company's capital raising or joint venture activities. However, it substantive joint venture partners are not obtained or significant capital is not raised the Company may not recover all or any of the carrying value of those assets. In addition, even if the Company obtains the means or identifies an industry partner to explore those properties, there is no assurance that proved reserves will be found in sufficient quantities to permit the Company to recover its investment.

                  CANARGO ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                       FINANCIAL STATEMENTS -- CONTINUED

(3) NEED FOR SIGNIFICANT ADDITIONAL CAPITAL, POSSIBLE IMPAIRMENT OF
    ASSETS -- (CONTINUED)
The Company has mobilized oil and gas related equipment to Georgia principally for use in the development of the Ninotsminda field and ultimately for the exploration and development of certain other unproved properties in Eastern Europe. If the Ninotsminda field and certain unproved properties are not successfully developed, the Company may not recover the remaining carrying value of this equipment.

The Company's investments in Georgian American Oil Refinery and Sagarego Power Corporation are part of the Company's strategy to successfully develop the Ninotsminda field and accordingly, ultimate realization of those investments is tied to the successful development and operation of that field.

The consolidated financial statements of the Company do not give effect to any additional impairment in the value of the Company's investment in oil and gas properties and ventures or other adjustments that would be necessary if financing cannot be arranged for the development of such properties and ventures or if they are unable to achieve profitable operations. The Company's consolidated financial statements have been prepared under the assumption of a going concern. Failure to arrange such financing on reasonable terms or failure of such properties and ventures to achieve profitability would have a material adverse effect on the financial position, including realization of assets, results of operations, cash flows and prospects of the Company and ultimately its ability to continue as a going concern.

(4) PROPERTY AND EQUIPMENT, NET

Property and equipment, net of accumulated depreciation and impairment at March 31, 1999 and December 31, 1998 included the following:

                                                                                    DECEMBER 31,
                                               MARCH 31, 1999                           1998
                           ------------------------------------------------------   ------------
                                         ACCUMULATED
                              COST       DEPRECIATION   IMPAIRMENT        NET           NET
                           -----------   ------------   -----------   -----------   ------------
Electrically enhanced
  oil recovery ("EEOR")
  equipment.............   $   562,953   $  (290,855)   $        --   $   272,098   $   272,098
Oil and gas related
  equipment.............     8,426,310            --     (2,710,024)    5,716,286     5,653,481
Office furniture,
  fixtures and equipment
  and other.............     1,090,352      (418,995)      (400,000)      271,357       276,357
                           -----------   -----------    -----------   -----------   -----------
Property and
  Equipment.............   $10,079,615   $  (709,850)   $(3,110,024)  $ 6,259,741   $ 6,201,936
                           ===========   ===========    ===========   ===========   ===========

Oil and gas related equipment includes new or refurbished drilling rigs and related equipment, substantially all of which has been transported to the Republic of Georgia for use by the Company in the development of the Ninotsminda field.

                  CANARGO ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                       FINANCIAL STATEMENTS -- CONTINUED

(5) OIL AND GAS PROPERTIES, NET

The Company has acquired interests in oil and gas properties through share ownership, joint ventures and joint operating arrangements. A summary of the Company's oil and gas properties at March 31, 1999 and December 31, 1998 is set out below:

                                                  MARCH 31, 1999                              DECEMBER 31,
                        -------------------------------------------------------------------       1998
                        REPUBLIC OF                                                           ------------
                          GEORGIA       CANADA          USA          OTHER         TOTAL         TOTAL
                        -----------   -----------   -----------   -----------   -----------   ------------
Proved properties....   $17,426,461   $ 1,637,947   $ 1,174,734   $        --   $20,239,142   $19,530,858
Unproved
  properties.........    12,951,701       324,500            --       233,956    13,510,157    13,266,368
Less: accumulated
  depletion and
  impairment.........      (194,421)   (1,310,498)   (1,174,734)           --    (2,679,653)   (2,659,653)
                        -----------   -----------   -----------   -----------   -----------   -----------
Total Oil and Gas
  Properties, Net....   $30,183,741   $   651,949   $        --   $   233,956   $31,069,646   $30,137,573
                        ===========   ===========   ===========   ===========   ===========   ===========

Oil and gas properties obtained in connection with the acquisition of CAOG includes $15,120,000 of properties in the full cost pool and $10,550,500 of unevaluated properties. The Ninotsminda field includes seven producing wells and since February 1996 has been operated under the terms of a production sharing contract ("PSC") between Ninotsminda Oil Company Limited ("NOC") and the Republic of Georgia represented by the state oil company, Georgian Oil. Unproved properties in the Republic of Georgia include other license areas within the Ninotsminda PSC, as well as other exploration areas referred to as the Nazvrevi block and Block XIII operated under the terms of a PSC between the Company's wholly owned subsidiary, CanArgo Nazvrevi Limited, and the Republic of Georgia.

During the first quarter of 1997, the Company purchased a 60% interest in a heavy oil property in the Sylvan Lake area in Alberta, Canada for approximately $1,009,000. During the three months ended March 31, 1998, the Company recognized impairments aggregating $800,000 on its oil and gas properties in the Sylvan Lake project as a result of a decline of heavy oil prices and the quarterly application of the full cost ceiling test. The impairment relates to proved properties.

Unproved properties and associated costs not currently being amortized and included in oil and gas properties were $13,510,157 and $13,266,368 at March 31, 1999 and December 31, 1998 respectively. Unproved oil and gas properties at March 31, 1999 include costs of $13,185,657 (December 31, 1998 -- $12,941,868)
with respect to properties in Eastern Europe. These properties are expected to be evaluated over the next five years. Remaining costs of $324,500 (December 31, 1998 -- $324,500) relate to the Sylvan Lake field which are expected to be evaluated over the next 12 months. If no proved reserves are added, these properties could result in additional impairment.

                  CANARGO ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                       FINANCIAL STATEMENTS -- CONTINUED

(6) INVESTMENTS IN AND ADVANCES TO OIL AND GAS AND OTHER VENTURES

The Company has acquired interests in oil and gas and other ventures through less than majority interests in corporate and corporate-like entities. A summary of the Company's net investment in and advances to oil and gas ventures as of March 31, 1999 and December 31, 1998 is set out below:

                                                                  MARCH 31,     DECEMBER 31,
INVESTMENTS IN AND ADVANCES TO OIL AND GAS AND OTHER VENTURES       1999            1998
-------------------------------------------------------------    -----------    ------------
Ukraine -- Stynawske Field, Boryslaw
  Through 45% ownership of Boryslaw Oil Company........          $ 6,076,233    $ 5,980,613
Republic of Georgia -- Sartichala
  Through 12.9% ownership of Georgian American Oil
     Refinery..........................................            1,004,445      1,004,445
Republic of Georgia -- Ninotsminda
  Through an effective 42.5% ownership Sagarego Power
     Corporation.......................................              564,965        467,796
Ukraine -- Lelyaki Field, Pryluki Region
  Through an effective 40.5% ownership of Kashtan Petroleum
     Ltd...............................................            2,435,725      2,435,725
Adygea, Russian Federation -- Maykop Field
  Through 37% ownership in Intergas JSC................            6,710,874      6,710,874
Albania -- Gorisht-Kocul Field
  Through 50% ownership of the joint venture...........            2,202,922      2,202,922
                                                                 -----------    -----------
Total Investments in and Advances to Oil and Gas and Other
  Ventures.............................................          $18,995,164    $18,802,375
                                                                 -----------    -----------

                                                              MARCH 31,     DECEMBER 31,
EQUITY IN PROFIT (LOSS) OF OIL AND GAS AND OTHER VENTURES       1999            1998
---------------------------------------------------------    -----------    ------------
Ukraine -- Stynawske Field, Boryslaw.................        $  (596,461)   $  (574,880)
Ukraine -- Lelyaki Field, Pryluki Region.............         (2,435,725)    (2,435,725)
Adygea, Russian Federation -- Maykop Field...........         (1,452,510)    (1,452,510)
Albania -- Gorisht-Kocul Field.......................           (833,191)      (833,191)
                                                             -----------    -----------
Cumulative Equity in Profit (Loss) of Oil and Gas and
  Other Ventures.....................................        $(5,317,887)   $(5,296,306)
                                                             -----------    -----------

                  CANARGO ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                       FINANCIAL STATEMENTS -- CONTINUED

(6) INVESTMENTS IN AND ADVANCES TO OIL AND GAS AND OTHER VENTURES -- (CONTINUED)

                                                              MARCH 31,     DECEMBER 31,
EQUITY IN PROFIT (LOSS) OF OIL AND GAS AND OTHER VENTURES       1999            1998
---------------------------------------------------------    -----------    ------------
Impairment -- Maykop Field...........................        $(5,258,364)   $(5,258,364)
Impairment -- Gorisht-Kocul Field....................         (1,369,731)    (1,369,731)
                                                             -----------    -----------
Total Impairment.....................................        $(6,628,095)   $(6,628,095)
                                                             -----------    -----------
Total Investments in and Advances to Oil and Gas and
  Other Ventures, Net of Equity Loss and Impairment...       $ 7,049,182    $ 6,877,974
                                                             ===========    ===========

As of March 31, 1999, the Company had net investments in and advances to oil and gas ventures totaling $5,479,772 (December 31, 1998 -- $5,405,733) which relate to Boryslaw Oil Company, the entity holding the license to develop the Stynawske field, for which development operations have not yet begun. Included are advances to Boryslaw Oil Company totaling $1,715,000 and $1,665,000 at March 31, 1999 and December 31, 1998, respectively. Such advances are recoverable only from future revenue of or payments from future participants in the venture, if any.

The Company's investment in and advances to Boryslaw Oil Company are essentially unevaluated properties. At March 31, 1999 and December 31, 1998, there were no material operations or assets (other than unevaluated properties) of entities being accounted for using the equity method. Accordingly, no other separate financial information has been presented.

As of March 31, 1999 the Company had remaining net investments in oil and gas properties and other ventures totaling $38,118,828 (December 31, 1998 -- $37,015,547). Of this amount, $5,479,772 (December 31,
1998 -- $5,405,733) relates to the Stynawske field in the Ukraine for which development operations have not yet begun. Ultimate realization of the carrying value of the Company's oil and gas properties and ventures will require production of oil and gas in sufficient quantities and marketing such oil and gas at sufficient prices to provide positive cash flow to the Company, which is dependent upon, among other factors, achieving significant production at costs that provide acceptable margins, reasonable levels of taxation from local authorities, and the ability to market the oil and gas produced at or near world prices. In addition, the Company must mobilize drilling equipment and personnel to initiate drilling, completion and production activities. The Company expects that the initial phase of development of the Stynawske field will consist of the workover of a number of existing wells, with a view towards increasing production and gathering data for the preparation of a full field development program. The Company is actively seeking to establish arrangements under which oil and gas production companies or other investors would acquire a portion of the Company's interest in the Stynawske field in return for supplying financing or services to implement the initial phase of the project. However, if one or more of the above factors, or other factors, are different than anticipated, these plans may not be realized, and the Company may not recover its carrying value. The Company will be entitled to distributions from the various properties

                  CANARGO ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                       FINANCIAL STATEMENTS -- CONTINUED

(6) INVESTMENTS IN AND ADVANCES TO OIL AND GAS AND OTHER VENTURES -- (CONTINUED) and ventures in accordance with the arrangements governing the respective properties and ventures.

(7) ACCRUED LIABILITIES

Accrued liabilities at March 31, 1999 and December 31, 1998 included the following:

                                                       MARCH 31,     DECEMBER 31,
                                                          1999           1998
                                                       ----------    ------------
Professional fees..................................    $  330,000     $  280,000
Seismic acquisition................................       814,931        771,207
Taxes payable......................................        61,000         61,000
Other..............................................        49,843         49,843
                                                       ----------     ----------
                                                       $1,255,774     $1,162,050
                                                       ==========     ==========

                  CANARGO ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                       FINANCIAL STATEMENTS -- CONTINUED

(8) STOCKHOLDERS' EQUITY

                             COMMON STOCK
                        -----------------------
                        NUMBER OF
                          SHARES                   ADDITIONAL                       TOTAL
                        ISSUED AND                  PAID-IN      ACCUMULATED    STOCKHOLDERS'
                         ISSUABLE    PAR VALUE      CAPITAL        DEFICIT         EQUITY
                        ----------   ----------   ------------   ------------   -------------
BALANCE, DECEMBER 31,
  1998................  15,157,868   $1,515,786   $ 90,549,249   $(63,615,972)   $28,449,063
Issuance of common
  stock upon exchange
  of CanArgo Oil & Gas
  Inc.
Exchangeable Shares...   3,985,576      398,558      7,483,326             --      7,881,884
Issuance of common
  stock in connection
  with acquisition of
  oil and gas
  properties..........     250,000       25,000         84,500             --        109,500
Net loss..............          --           --             --       (971,223)      (971,223)
                        ----------   ----------   ------------   ------------    -----------
                        19,393,444    1,939,344     98,117,075    (64,587,195)    35,469,224
Shares issuable upon
  exchange of CanArgo
  Oil & Gas Inc.
Exchangeable Shares
  without payment of
  additional
  consideration.......   1,871,199      187,120      3,513,366             --      3,700,486
                        ----------   ----------   ------------   ------------    -----------
BALANCE, MARCH 31,
  1999................  21,264,643    2,126,464   $101,630,441   $(64,587,195)   $39,169,710
                        ==========   ==========   ============   ============    ===========

CanArgo's Board of Directors has adopted resolutions proposing, subject to stockholder approval, a 1-for-25 reverse stock split of its outstanding shares of common stock.

(9) NET LOSS PER COMMON SHARE

Effective December 31, 1997, the Company adopted SFAS No. 128 Earnings Per Share. Basic and diluted net loss per common share for the periods ended March 31, 1999 and March 31, 1998 are based on the weighted average number of common shares outstanding during those periods. The weighted average numbers of shares issued and issuable without receipt of additional consideration for the three month periods ended March 31, 1999 and 1998 are 21,222,976 and 11,223,744, respectively. The weighted average number of shares outstanding at March 31, 1999 excludes 2,754,595 shares issuable upon exercise of options and warrants because they are anti-dilutive.

                  CANARGO ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                       FINANCIAL STATEMENTS -- CONTINUED

(10) COMMITMENTS AND CONTINGENCIES

OIL AND GAS PROPERTIES AND INVESTMENTS IN OIL AND GAS VENTURES

The Company has contingent obligations and may incur additional obligations, absolute and contingent, with respect to acquiring and developing oil and gas properties and ventures. At March 31, 1999, the Company had the contingent obligation to issue an aggregate of 187,500 shares of its Common Stock, subject to the satisfaction of conditions related to the achievement of specified performance standards by the Stynawske field project. The Company believes that it has no further obligation to fund operations of Kashtan Petroleum Ltd. or Intergas JSC.

LEGAL PROCEEDINGS AND POTENTIAL CLAIMS

On February 20, 1998, Zhoda Corporation ("Zhoda") filed suit against CanArgo in the District Court of Harris County, Texas. In 1997, Zhoda sold to CanArgo shares in a company through which CanArgo acquired most of its interest in the Lelyaki field project. Part of the consideration which CanArgo paid to Zhoda consisted of shares of a CanArgo subsidiary which were exchangeable for shares of CanArgo common stock only upon the achievement of specified Lelyaki field operating objectives. CanArgo believes that these objectives were not achieved. In the litigation, Zhoda asserts that it was wrongfully deprived of the value of the CanArgo shares it believes it should have received, based upon claims of breach of contract, breach of fiduciary duty and duty of good faith and fair dealing, fraud and constructive fraud, fraud in the inducement, negligent misrepresentation, civil conspiracy, breach of trust, unjust enrichment and rescission. Zhoda is seeking more than $7,500,000 in damages, return of the shares transferred to CanArgo, and other relief. The Harris County District Court has stayed the litigation pending completion of arbitration proceedings, which are being held in Calgary, Alberta. The arbitration proceedings are still in the preliminary procedural stage. CanArgo believes it has meritorious defenses to Zhoda's claims which it intends to assert vigorously. A judgment in favor of Zhoda could have a material adverse effect on CanArgo's financial condition, results of operations, cash flows and prospects.

On March 24, 1998, CanArgo filed an action against Zhoda in the Court of Queen's Bench of Alberta, Judicial Centre of Calgary, in which CanArgo seeks to recover $190,000, plus interest, which CanArgo asserts Zhoda owes CanArgo pursuant to promissory notes and loan agreements. On March 31, 1998, Zhoda filed a statement of defense and a counterclaim in which it asserted essentially the same claims as were asserted in the Texas action described above. On the basis of its counterclaim, Zhoda seeks relief similar to that sought in the Texas action. CanArgo's claim against Zhoda in the Alberta action is not within the scope of the arbitration proceeding being conducted in Calgary.

On March 9, 1998, Ribalta Holdings, Inc. ("Ribalta"), which sold to CanArgo shares in a company through which CanArgo acquired most of its interest in the Maykop field project, filed suit against CanArgo in the Third Judicial District Court of Salt Lake County, Utah. Ribalta, however, has not yet served the complaint on the CanArgo.

                  CANARGO ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                       FINANCIAL STATEMENTS -- CONTINUED

In its complaint, Ribalta alleges breach by CanArgo of the contract governing the sale of the shares it transferred to CanArgo and failure of a condition in that contract that should have resulted in the termination of the contract. Ribalta seeks the return of all benefits conferred on CanArgo pursuant to the contract or damages equal to the value of such benefits, as well as other relief. Under that contract, as amended, the maximum consideration to which Ribalta might have been entitled was $800,000 and 350,000 shares of CanArgo Common Stock. CanArgo believes that no consideration is payable under that contract because conditions to payment specified in the contract were not satisfied. A judgment in favor of Ribalta in this proceeding could have a material adverse impact on CanArgo's financial condition, results of operations, cash flows and prospects. CanArgo believes it has meritorious defenses to Ribalta's claims which it intends to assert vigorously.

POTENTIAL CLAIMS RELATING TO PREVIOUSLY IMPAIRED PROJECTS

As a result of CanArgo's decision to cease active development of the Lelyaki, Maykop and Gorisht-Kocul projects, CanArgo may be subject to contingent liabilities in the form of claims from the joint ventures developing such projects or from others participating in those projects. CanArgo was advised during the first quarter of 1998 that Intergas and another shareholder of Intergas were considering asserting such claims in relation to the Maykop project, but no such claims have yet been asserted. CanArgo is unable to estimate the range that such claims, if made, might total. However, if one or more such claims were asserted and determined to be valid, they could have a material adverse effect on CanArgo's financial position, results of operations, cash flows and prospects. Such claims may be adjudicated in the host country forum under host country laws.

(11) SEGMENT INFORMATION

For the three month periods ended March 31, 1999 and 1998, the Company operated through one business segment, oil and gas exploration and production, reflecting its decision to use its electrically enhanced oil recovery ("EEOR") technology primarily internally as a competitive advantage to obtain and exploit interests in heavy oil fields and not to pursue external sales of goods and services related to the EEOR technology.

Operating revenues for the three month periods ended March 31, 1999 and 1998 by geographical area were as follows:

                                                           MARCH 31,    MARCH 31,
                                                             1999         1998
                                                           ---------    ---------
Oil and Gas Exploration, Development and Production
  Eastern Europe.......................................    $ 68,000     $     --
  Canada...............................................      45,667       80,614
                                                           --------     --------
Total..................................................    $113,667     $ 80,614
                                                           ========     ========

                  CANARGO ENERGY CORPORATION AND SUBSIDIARIES

                   NOTES TO UNAUDITED CONSOLIDATED CONDENSED
                       FINANCIAL STATEMENTS -- CONTINUED

(11) SEGMENT INFORMATION -- (CONTINUED)
Operating profit (loss) for the three month periods ended March 31, 1999 and 1998 by geographical area were as follows:

                                                       MARCH 31,      MARCH 31,
                                                         1999           1998
                                                      -----------    -----------
Oil and Gas Exploration, Development and
  Production
  Eastern Europe..................................    $  (336,194)   $(1,592,777)
  Canada..........................................        (85,503)      (142,985)
                                                      -----------    -----------
Total.............................................    $  (421,697)   $(1,735,762)
Corporate Expenses................................    $  (504,633)   $(1,289,154)
Total.............................................    $  (926,330)   $(3,024,916)
                                                      ===========    ===========

Identifiable assets as of March 31, 1999 and December 31, 1998 by business segment and geographical area were as follows:

                                                       MARCH 31,     DECEMBER 31,
                                                         1999            1998
                                                      -----------    ------------
Corporate
  United States...................................    $   154,756    $     3,319
  Canada..........................................      1,117,817      2,304,690
  Western Europe..................................         93,632        196,304
                                                      -----------    -----------
Total.............................................    $ 1,366,205    $ 2,504,313
                                                      -----------    -----------
Oil and Gas Exploration, Development and
  Production
  Eastern Europe..................................    $42,413,878    $41,644,701
  Canada..........................................        956,513      1,001,733
  Western Europe..................................         11,315         13,769
                                                      -----------    -----------
Total.............................................    $43,381,706    $42,660,203
                                                      -----------    -----------
Other Energy Projects
  Eastern Europe..................................    $ 1,569,410    $ 1,403,013
                                                      -----------    -----------
Identifiable Assets -- Total......................    $46,317,321    $46,567,529
                                                      ===========    ===========

                             CANARGO OIL & GAS INC.

                           CONSOLIDATED BALANCE SHEET
                     (SEE BASIS OF PRESENTATION -- NOTE 1)
                            (STATED IN U.S. DOLLARS)

                                                               JUNE 30,
                                                                 1998
                                                              -----------
                                                              (UNAUDITED)
ASSETS
Current
  Cash......................................................  $   935,443
  Accounts receivable.......................................    2,116,286
  Prepaid expenses..........................................       23,511
  Inventory.................................................       20,405
                                                              -----------
                                                              $ 3,095,645
Oil and gas properties [note 5].............................    9,061,436
                                                              -----------
                                                              $12,157,081
                                                              ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current
  Accounts payable and accrued liabilities..................  $ 3,051,742
  Taxes payable.............................................       61,000
                                                              -----------
                                                              $ 3,112,742
Long term debt [note 6].....................................      895,500
Non-controlling interest....................................    3,437,929
                                                              -----------
                                                              $ 7,446,171
                                                              -----------
CONTINGENCIES [NOTES 7 AND 8]
SHAREHOLDERS' EQUITY
Share capital and special warrants [note 7].................  $ 5,701,384
Deficit.....................................................     (990,474)
                                                              -----------
                                                              $ 4,710,910
                                                              -----------
                                                              $12,157,081
                                                              ===========

                             See accompanying notes

                             CANARGO OIL & GAS INC.

                CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT
                            (STATED IN U.S. DOLLARS)

                                                              SIX MONTHS
                                                                 ENDED
                                                               JUNE 30,
                                                                 1998
                                                              -----------
                                                              (UNAUDITED)
REVENUE
Oil.........................................................  $   992,952
Interest....................................................       46,979
                                                              -----------
                                                              $ 1,039,931
                                                              -----------
EXPENSES
Operating costs.............................................  $   771,652
General and administration..................................      703,652
Depletion...................................................      527,676
Interest....................................................       39,020
                                                              -----------
                                                              $ 2,042,000
                                                              -----------
Loss before non-controlling interest........................  $(1,002,069)
Non-controlling interest....................................      267,422
                                                              -----------
LOSS FOR THE PERIOD.........................................  $  (734,647)
DEFICIT -- BEGINNING OF PERIOD..............................  $  (255,827)
                                                              -----------
DEFICIT -- END OF PERIOD....................................  $  (990,474)
                                                              ===========
BASIC AND FULLY DILUTED LOSS PER SHARE......................  $     (0.07)
                                                              -----------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING DURING
  PERIOD....................................................   10,438,391
                                                              ===========

                             See accompanying notes

                             CANARGO OIL & GAS INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                            (STATED IN U.S. DOLLARS)

                                                              SIX MONTHS
                                                                 ENDED
                                                               JUNE 30,
                                                                 1998
                                                              -----------
                                                              (UNAUDITED)
CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES
Loss for the period.........................................  $  (734,647)
Items not requiring cash
  Depletion.................................................      527,676
  Non-controlling interest..................................     (267,422)
                                                              -----------
Funds from operations.......................................  $  (474,393)
Net change in non-cash working capital related to operating
  activities................................................      522,401
                                                              -----------
                                                              $    48,008
                                                              -----------
INVESTING ACTIVITIES
Additions to capital assets.................................  $(2,527,655)
                                                              -----------
                                                              $(2,527,655)
                                                              -----------
FINANCING ACTIVITIES
Contribution from non-controlling interest..................  $ 1,820,000
Share issue costs...........................................     (238,358)
                                                              -----------
                                                              $ 1,581,642
                                                              -----------
INCREASE (DECREASE) IN CASH.................................  $  (898,005)
Cash position, beginning of period..........................  $ 1,833,448
                                                              -----------
CASH POSITION, END OF PERIOD................................  $   935,443
                                                              ===========

                             See accompanying notes

                             CANARGO OIL & GAS INC.

                        NOTES TO UNAUDITED CONSOLIDATED
                              FINANCIAL STATEMENTS

                         SIX MONTHS ENDED JUNE 30, 1998
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

Prior to July 1, 1997, CanArgo Oil & Gas Inc. (formerly CanArgo Energy Inc.) carried on business under the name Money Works Inc. Money Works Inc. was incorporated under the Alberta Business Corporations Act. Effective July 1, 1997, Money Works Inc. acquired all of the outstanding common shares of CanArgo Ltd. by issuing a total of 8,276,250 common shares from treasury (see note 4), and changed its name to CanArgo Energy Inc. ("the Corporation"). This resulted in the former shareholders of CanArgo Ltd. acquiring control of Money Works Inc. Accordingly, this transaction has been accounted for as a reverse takeover of the Corporation and the Consolidated Balance Sheet includes the assets and liabilities of CanArgo Ltd. at their carrying values together with the net assets of Money Works Inc. acquired at their ascribed fair values. The financial statements of the Corporation are a continuation of the financial statements of CanArgo Ltd., the acquirer, for accounting purposes.

CanArgo Ltd. was incorporated on March 4, 1997 with nominal share capital for the purpose of holding certain shareholders' interest aggregating 55.9% of the shares of Ninotsminda Oil Company Limited ("NOC"). There was no change in the individual shareholders' effective interest in NOC as a result of the formation of CanArgo Ltd.

NOC is a Cypriot company specializing in the exploration and development of oil and gas properties in the Republic of Georgia. NOC operates under the terms of a Production Sharing Contract ("PSC") signed February 15, 1996 between NOC and the Republic of Georgia represented by the state oil company, Georgian Oil. Under the terms of the PSC, NOC is responsible for the costs associated with the project, which is operated on behalf of NOC by the local operating company, Georgian British Oil Company ("Georgian Oil"). Georgian Oil is responsible for the costs associated with site restoration and abandonment, royalties and all state taxes. The PSC expires in December 2019 and provides for a five-year extension. While areas containing field developments are not subject to relinquishment, other areas are subject to relinquishment after 5, 10, 15 and 20 years after the date of issue of the license. Currently, the Ninotsminda field is the only producing field in this license.

Production from the Ninotsminda field commenced in the early part of 1996, and during 1996 approximately 515,000 barrels of oil were produced. Under the terms of the PSC, Georgian Oil currently takes the first 96.4 tons per day ("determined production") of production, after which all production is shared. The level of determined production will change in accordance with the terms of the agreement. After determined production, NOC receives up to 50% of production for cost recovery. Remaining production after cost recovery is then allocated as to 30% to NOC and as to 70% to Georgian Oil.

To date, NOC has sold all of its production to one international buyer at prices related to the world market price for Brent crude, with payment in US dollars into NOC's bank account in Cyprus.

                             CANARGO OIL & GAS INC.

                        NOTES TO UNAUDITED CONSOLIDATED
                       FINANCIAL STATEMENTS -- CONTINUED

1. BASIS OF PRESENTATION -- (CONTINUED)
NOC is in an early stage of operations and is facing challenges typical of doing business in the former Soviet Union. Neither NOC nor the Corporation is currently in a position to finance all working capital or capital investment requirements through their own operations and therefore will require additional external financing.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Corporation follows accounting principles generally accepted in Canada. The significant accounting policies are noted below.

a) PRINCIPLES OF CONSOLIDATION

These consolidated financial statements include the accounts of the Corporation's wholly owned subsidiaries CanArgo Ltd. and CanArgo Nazvrevi Limited and its 55.9% owned subsidiary, NOC. The Corporation's interest in NOC was contributed by the CanArgo Ltd. shareholders. As there was no substantive change in the ownership of the NOC shares arising from the transfer, the Corporation has recorded its investment at the historic costs of NOC to the shareholders.

b) INVENTORY

Materials, supplies and spare parts held for use in the oil field and inventories of petroleum products held for sale are recorded at the lower of average cost and net realizable value.

c) OIL AND GAS PROPERTIES

The Corporation follows the full cost method of accounting for exploration and development expenditures wherein all costs related to the exploration for and the development of oil and gas reserves are capitalized. These costs include lease acquisition costs, geological and geophysical expenses, carrying charges of non-producing properties, costs of drilling and completing wells and oil and gas production equipment and that portion of general and administrative expense applicable to these activities. Proceeds received from the disposal of properties are normally credited against accumulated costs unless this would result in a change in the depletion rate by more than 20%, in which case a gain or loss is computed and reflected in the statement of operations.

Depletion of exploration and development costs and production equipment is provided on the unit-of-production method based upon estimated proved oil and gas reserves, as determined by independent engineers.

The Corporation carries its oil and gas properties at the lower of capitalized cost and net recoverable amount. Net recoverable amount is future net revenues from proved reserves plus unproved properties at cost less any impairment. Future net revenues are determined using unit prices and production and overhead costs, financing charges and income taxes that will be incurred in earning these revenues.

                             CANARGO OIL & GAS INC.

                        NOTES TO UNAUDITED CONSOLIDATED
                       FINANCIAL STATEMENTS -- CONTINUED

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
d) FOREIGN CURRENCY TRANSLATION

These financial statements are presented in United States dollars. Monetary amounts denominated in a foreign currency are translated to United States dollars at the exchange rate in effect at the balance sheet date. Revenue and expense items are translated at the average exchange rate for the period. Exchange gains and losses resulting from the translation of foreign currency amounts are included in or charged to income for the year.

e) FINANCIAL INSTRUMENTS

Financial instruments of the Corporation consist of cash, accounts receivable, accounts payable and long term debt. As at June 30, 1998 there are no significant differences between their carrying values and their estimated market values.

f) INCOME TAXES

Georgian Oil is responsible for all state taxes in the Republic of Georgia. The undistributed earnings of foreign investees are considered to be permanently invested for their continuing operations; accordingly, no provisions are made for taxes which would become payable upon the distribution of such earnings to the parent company.

g) MEASUREMENT UNCERTAINTY

The amount recorded for depletion of oil and gas properties is based on estimates. The ceiling test calculation is based on estimates of proved reserves, production rates, oil prices, future costs and other relevant assumptions. By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future years could be significant.

3. CONTRIBUTING OF SHARES OF NOC

Effective June 30, 1997, the shareholders of CanArgo Ltd. contributed their collective 55.9% interest in NOC for shares in a common control transaction. The contribution is summarized as follows:

NET ASSETS CONTRIBUTED:
Current assets, including $492,295 cash.....................    $ 1,291,195
Capital assets..............................................      4,748,422
Current liabilities.........................................       (777,834)
Long term debt..............................................       (675,000)
Non-controlling interest....................................     (1,399,783)
                                                                -----------
SHARES ISSUED: 8,275,250 common shares......................    $ 3,187,000
                                                                ===========

                             CANARGO OIL & GAS INC.

                        NOTES TO UNAUDITED CONSOLIDATED
                       FINANCIAL STATEMENTS -- CONTINUED

4. ACQUISITION OF CANARGO LTD.

Effective July 1, 1997, the Corporation acquired all of the outstanding shares of CanArgo Ltd., a privately owned company. This transaction has been accounted for as a reverse takeover as described in Note 1.

The acquisition is summarized as follows:

NET ASSETS OF CANARGO ENERGY INC. (FORMERLY MONEY WORKS
  INC.) ACQUIRED:
Current assets, including $2,726 cash.......................    $ 44,108
Current liabilities.........................................     (12,133)
                                                                --------
                                                                $ 31,975
                                                                --------
CONSIDERATION:
1,708,640 common shares.....................................    $ 31,975
                                                                ========

5. OIL AND GAS PROPERTIES

                                                                JUNE 30, 1998
                                                                -------------
                                                                 (UNAUDITED)
Oil and gas properties......................................     $10,887,172
Accumulated Depletion.......................................      (1,825,736)
                                                                 -----------
                                                                 $ 9,091,436
                                                                 ===========

General and administrative expenses of $535,363 were capitalized during the six months ended June 30, 1998.

6. LONG TERM DEBT

                                                                JUNE 30, 1998
                                                                -------------
                                                                 (UNAUDITED)
Advance.....................................................      $220,500
Loan........................................................       675,000
                                                                  --------
                                                                  $895,500
                                                                  ========

The advance from non-controlling interest to NOC bears no interest unless it is not repaid by June 30, 2000, at which time it would bear interest at 15% until repayment.

The loan from non-controlling interest to NOC bears interest at a rate of 10% and is repayable out of surplus funds of NOC as and when available.

                             CANARGO OIL & GAS INC.

                        NOTES TO UNAUDITED CONSOLIDATED
                       FINANCIAL STATEMENTS -- CONTINUED

7. SHARE CAPITAL AND SPECIAL WARRANTS

AUTHORIZED

Unlimited number of voting common shares
Unlimited number of first preferred shares
Unlimited number of second preferred shares

ISSUED COMMON SHARES                                      NUMBER        AMOUNT
--------------------                                    ----------    ----------
Balance, December 31, 1997............................  10,438,391    $3,917,465
                                                        ----------    ----------
Share issue costs.....................................                  (238,358)
                                                        ----------    ----------
Balance, June 30, 1998................................                 3,679,107
                                                        ----------    ----------
Special Warrants
Special warrants issued...............................   1,636,597    $2,520,359
Issue costs...........................................          --      (498,082)
                                                        ----------    ----------
Balance, December 31, 1997 and June 30, 1998..........   1,636,597    $2,022,277
                                                        ----------    ----------
Warrants issued and balance, December 31, 1997 and
  June 30, 1998.......................................     681,760    $       --
                                                        ----------    ----------
Total share capital and special warrants, December 31,
  1997................................................                 5,701,389
                                                        ----------    ----------

On November 3, 1997, the Corporation closed a private placement of 1,636,597 special warrants at a price of Canadian $2.20 per special warrant. Each special warrant is convertible into one common share of the Corporation and one half of one warrant. Each full warrant is exercisable into one common share at a price of Canadian $2.60 per share through to November 1, 1999.

In conjunction with the special warrants placement, 681,760 warrants were issued. Each warrant is exercisable into one common share with 455,010 being exercisable at a price of Canadian $2.20, 250,000 warrants of which expire on June 30, 1998 and 205,010 warrants of which expire April 30, 1999, and 226,750 being exercisable at a price of Canadian $2.60 and expiring on November 1, 1999.

If the Corporation has not obtained a receipt for a final prospectus indicating the qualification of these securities in each relevant jurisdiction by February 28, 1998 then each special warrant will entitle the holder to receive an additional 0.1 common share and 0.05 warrant without payment of additional consideration.

INCENTIVE STOCK OPTION PLAN

During the period ended December 31, 1997, 1,035,000 common share options were granted; none were exercised. At December 31, 1997, options exercisable between 1998 and 2002 were outstanding to purchase 1,035,000 common shares at a price of $2.20 per share.

                             CANARGO OIL & GAS INC.

                        NOTES TO UNAUDITED CONSOLIDATED
                       FINANCIAL STATEMENTS -- CONTINUED

8. SUBSEQUENT EVENTS

On February 2, 1998, the Corporation entered into an agreement with Fountain Oil Incorporated ("Fountain") under which a business combination would be effected through an exchange of shares. Each common share of the Corporation is exchangeable into 0.8 (1.6 preReverse Split) common shares of Fountain. This business combination is subject to regulatory and shareholder approval.

9. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) IN THE UNITED STATES

The Corporation's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada, which in the case of the Corporation at June 30, 1998, conforms in all material respects with United States GAAP.

                                AUDITORS' REPORT

To the Directors of
CanArgo Oil & Gas Inc.

We have audited the consolidated balance sheet of CanArgo Oil & Gas Inc. (formerly CanArgo Energy Inc.) as at December 31, 1997 and the consolidated statements of operations and deficit and cash flows for the six-month period then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as at December 31, 1997 and the results of its operations and the changes in its financial position for the six month period then ended in accordance with accounting principles generally accepted in Canada.

                                         /s/ Ernst & Young
Calgary, Canada                          Ernst & Young
February 18, 1998                        Chartered Accountants

                             CANARGO OIL & GAS INC.

                           CONSOLIDATED BALANCE SHEET
                     (SEE BASIS OF PRESENTATION -- NOTE 1)
                            (STATED IN U.S. DOLLARS)

                                                                DECEMBER 31,
                                                                    1997
                                                                ------------
                                   ASSETS
Current
  Cash......................................................     $1,833,448
  Accounts receivable.......................................        514,513
  Prepaid expenses..........................................         53,668
  Inventory.................................................         20,405
                                                                 ----------
                                                                 $2,422,034
Oil and gas properties [note 5].............................      7,061,457
                                                                 ----------
                                                                 $9,483,491
                                                                 ==========
                    LIABILITIES AND SHAREHOLDERS' EQUITY
Current
  Accounts payable and accrued liabilities..................     $  957,725
  Taxes payable.............................................         61,000
                                                                 ----------
                                                                 $1,018,725
Long term debt [note 6].....................................        895,500
Non-controlling interest....................................      1,885,351
                                                                 ----------
                                                                 $3,799,576
                                                                 ----------
CONTINGENCIES [NOTES 7 AND 8]
SHAREHOLDERS' EQUITY
Share capital and special warrants [note 7].................     $5,939,742
Deficit.....................................................       (255,827)
                                                                 ----------
                                                                 $5,683,915
                                                                 ----------
                                                                 $9,483,491
                                                                 ==========

                             See accompanying notes

                             CANARGO OIL & GAS INC.

                CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT
                            (STATED IN U.S. DOLLARS)

                                                                SIX MONTHS ENDED
                                                                DECEMBER 31, 1997
                                                                -----------------
REVENUE
Oil.........................................................       $ 1,324,114
Interest....................................................            22,681
                                                                   -----------
                                                                   $ 1,346,795
                                                                   -----------
EXPENSES
Operating costs.............................................       $   790,287
General and administration..................................           386,397
Depletion...................................................           555,960
Interest....................................................            34,410
                                                                   -----------
                                                                   $ 1,767,054
                                                                   -----------
Loss before non-controlling interest........................       $  (420,259)
Non-controlling interest....................................           164,432
                                                                   -----------
LOSS FOR THE PERIOD.........................................       $  (255,827)
DEFICIT -- BEGINNING OF PERIOD..............................                --
                                                                   -----------
DEFICIT -- END OF PERIOD....................................       $  (255,827)
                                                                   ===========
BASIC AND FULLY DILUTED LOSS PER SHARE......................       $     (0.03)
                                                                   -----------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING DURING
  PERIOD....................................................       $10,210,641
                                                                   ===========

                             See accompanying notes

                             CANARGO OIL & GAS INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                            (STATED IN U.S. DOLLARS)

                                                                SIX MONTHS ENDED
                                                                DECEMBER 31, 1997
                                                                -----------------
CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES
Loss for the period.........................................       $  (255,827)
Items not requiring cash
  Depletion.................................................           555,960
  Non-controlling interest..................................          (164,432)
                                                                   -----------
Funds from operations.......................................       $   135,701
Net change in non-cash working capital related to operating
  activities................................................           480,454
                                                                   -----------
                                                                   $   616,155
                                                                   -----------
INVESTING ACTIVITIES
Contribution of NOC assets, net of cash.....................       $(2,694,705)
Acquisition of Money Works Inc., net of cash................           (29,249)
Additions to capital assets.................................        (2,868,995)
                                                                   -----------
                                                                   $(5,592,949)
                                                                   -----------
FINANCING ACTIVITIES
Issue of share capital on contribution of NOC assets........       $ 3,187,000
Issue of share capital to acquire Money Works Inc...........            31,975
Initial share capital issued................................               100
Contribution from non-controlling interest..................           650,000
Long term debt..............................................           220,500
Issue of share capital......................................           698,390
Issuance of special warrants, net of issue costs............         2,022,277
                                                                   -----------
                                                                   $ 6,810,242
                                                                   -----------
INCREASE IN CASH............................................       $ 1,833,448
Cash position, beginning of period..........................                --
                                                                   -----------
CASH POSITION, END OF PERIOD................................       $ 1,833,448
                                                                   ===========

                             See accompanying notes

                             CANARGO OIL & GAS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (STATED IN U.S. DOLLARS)

1. BASIS OF PRESENTATION

Prior to July 1, 1997, CanArgo Oil & Gas Inc. (formerly CanArgo Energy Inc.) carried on business under the name Money Works Inc. Money Works Inc. was incorporated under the Alberta Business Corporations Act. Effective July 1, 1997, Money Works Inc. acquired all of the outstanding common shares of CanArgo Ltd. by issuing a total of 8,276,250 common shares from treasury (see note 4), and changed its name to CanArgo Energy Inc. ("the Corporation"). This resulted in the former shareholders of CanArgo Ltd. acquiring control of Money Works Inc. Accordingly, this transaction has been accounted for as a reverse takeover of the Corporation and the Consolidated Balance Sheet includes the assets and liabilities of CanArgo Ltd. at their carrying values together with the net assets of Money Works Inc. acquired at their ascribed fair values. The financial statements of the Corporation are a continuation of the financial statements of CanArgo Ltd., the acquirer, for accounting purposes.

CanArgo Ltd. was incorporated on March 4, 1997 with nominal share capital for the purpose of holding certain shareholders' interest aggregating 55.9% of the shares of Ninotsminda Oil Company Limited ("NOC"). There was no change in the individual shareholders' effective interest in NOC as a result of the formation of CanArgo Ltd. These consolidated financial statements reflect the operations of the Corporation from July 1, 1997, the date of commencement of operations, which also coincides with the date of the reverse takeover, when the series of transactions resulting in achieving control over the principal operating asset was culminated.

NOC is a Cypriot company specializing in the exploration and development of oil and gas properties in the Republic of Georgia. NOC operates under the terms of a Production Sharing Contract ("PSC") signed February 15, 1996 between NOC and the Republic of Georgia represented by the state oil company, Georgian Oil. Under the terms of the PSC, NOC is responsible for the costs associated with the project, which is operated on behalf of NOC by the local operating company, Georgian British Oil Company ("Georgian Oil"). Georgian Oil is responsible for the costs associated with site restoration and abandonment, royalties and all state taxes. The PSC expires in December 2019 and provides for a five-year extension. While areas containing field developments are not subject to relinquishment, other areas are subject to relinquishment after 5, 10, 15 and 20 years after the date of issue of the license. Currently, the Ninotsminda field is the only producing field in this license.

Production from the Ninotsminda field commenced in the early part of 1996, and during 1996 approximately 515,000 barrels of oil were produced. Under the terms of the PSC, Georgian Oil currently takes the first 96.4 tons per day ("determined production") of production, after which all production is shared. The level of determined production will change in accordance with the terms of the agreement. After determined production, NOC receives up to 50% of production for cost recovery. Remaining production after cost recovery is then allocated as to 30% to NOC and as to 70% to Georgian Oil.

To date, NOC has sold all of its production to one international buyer at prices related to the world market price for Brent crude, with payment in US dollars into NOC's bank account in Cyprus.

                             CANARGO OIL & GAS INC.

1. BASIS OF PRESENTATION -- (CONTINUED)
NOC is in an early stage of operations and is facing challenges typical of doing business in the former Soviet Union. Neither NOC nor the Corporation is currently in a position to finance all working capital or capital investment requirements through their own operations and therefore will require additional external financing.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Corporation follows accounting principles generally accepted in Canada. The significant accounting policies are noted below.

a) PRINCIPLES OF CONSOLIDATION

These consolidated financial statements include the accounts of the Corporation's wholly owned subsidiaries CanArgo Ltd. and CanArgo Nazvrevi Limited and its 55.9% owned subsidiary, NOC. The Corporation's interest in NOC was contributed by the CanArgo Ltd. shareholders. As there was no substantive change in the ownership of the NOC shares arising from the transfer, the Corporation has recorded its investment at the historic costs of NOC to the shareholders.

b) INVENTORY

Materials, supplies and spare parts held for use in the oil field and inventories of petroleum products held for sale are recorded at the lower of average cost and net realizable value.

c) OIL AND GAS PROPERTIES

The Corporation follows the full cost method of accounting for exploration and development expenditures wherein all costs related to the exploration for and the development of oil and gas reserves are capitalized. These costs include lease acquisition costs, geological and geophysical expenses, carrying charges of non-producing properties, costs of drilling and completing wells and oil and gas production equipment and that portion of general and administrative expense applicable to these activities. Proceeds received from the disposal of properties are normally credited against accumulated costs unless this would result in a change in the depletion rate by more than 20%, in which case a gain or loss is computed and reflected in the statement of operations.

Depletion of exploration and development costs and production equipment is provided on the unit-of-production method based upon estimated proved oil and gas reserves, as determined by independent engineers.

The Corporation carries its oil and gas properties at the lower of capitalized cost and net recoverable amount. Net recoverable amount is future net revenues from proved reserves plus unproved properties at cost less any impairment. Future net revenues are determined using unit prices and production and overhead costs, financing charges and income taxes that will be incurred in earning these revenues.

                             CANARGO OIL & GAS INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  -- (CONTINUED)
d) FOREIGN CURRENCY TRANSLATION

These financial statements are presented in United States dollars. Monetary amounts denominated in a foreign currency are translated to United States dollars at the exchange rate in effect at the balance sheet date. Revenue and expense items are translated at the average exchange rate for the period. Exchange gains and losses resulting from the translation of foreign currency amounts are included in or charged to income for the year.

e) FINANCIAL INSTRUMENTS

Financial instruments of the Corporation consist of cash, accounts receivable, accounts payable and long term debt. As at December 31, 1997 there are no significant differences between their carrying values and their estimated market values.

f) INCOME TAXES

Georgian Oil is responsible for all state taxes in the Republic of Georgia. The undistributed earnings of foreign investees are considered to be permanently invested for their continuing operations; accordingly, no provisions are made for taxes which would become payable upon the distribution of such earnings to the parent company.

g) MEASUREMENT UNCERTAINTY

The amount recorded for depletion of oil and gas properties is based on estimates. The ceiling test calculation is based on estimates of proved reserves, production rates, oil prices, future costs and other relevant assumptions. By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future years could be significant.

3. CONTRIBUTING OF SHARES OF NOC

Effective June 30, 1997, the shareholders of CanArgo Ltd. contributed their collective 55.9% interest in NOC for shares in a common control transaction. The contribution is summarized as follows:

NET ASSETS CONTRIBUTED:
Current assets, including $492,295 cash.....................    $ 1,291,195
Capital assets..............................................      4,748,422
Current liabilities.........................................       (777,834)
Long term debt..............................................       (675,000)
Non-controlling interest....................................     (1,399,783)
                                                                -----------
                                                                $ 3,187,000
                                                                ===========
SHARES ISSUED:
8,275,250 common shares.....................................    $ 3,187,000
                                                                ===========

                             CANARGO OIL & GAS INC.

4. ACQUISITION OF CANARGO LTD.

Effective July 1, 1997, the Corporation acquired all of the outstanding shares of CanArgo Ltd., a privately owned company. This transaction has been accounted for as a reverse takeover as described in Note 1.

The acquisition is summarized as follows:

NET ASSETS OF CANARGO ENERGY INC. (FORMERLY MONEY WORKS
  INC.) ACQUIRED:
Current assets, including $2,726 cash.......................    $ 44,108
Current liabilities.........................................     (12,133)
                                                                --------
                                                                $ 31,975
                                                                --------
CONSIDERATION:
1,708,640 common shares.....................................    $ 31,975
                                                                ========

5. OIL AND GAS PROPERTIES

                                                                DECEMBER 31,
                                                                    1997
                                                                ------------
Oil and gas properties......................................     $7,617,417
Accumulated Depletion.......................................       (555,960)
                                                                 ----------
                                                                 $7,061,457
                                                                 ==========

General and administrative expenses of $637,993 were capitalized during the six months ended December 31, 1997.

6. LONG TERM DEBT

                                                                DECEMBER 31,
                                                                    1997
                                                                ------------
Advance.....................................................      $220,500
Loan........................................................       675,000
                                                                  --------
                                                                  $895,500
                                                                  ========

The advance from non-controlling interest to NOC bears no interest unless it is not repaid by June 30, 2000, at which time it would bear interest at 15% until repayment. The loan from non-controlling interest to NOC bears interest at a rate of 10% and is repayable out of surplus funds of NOC as and when available.

7. SHARE CAPITAL AND SPECIAL WARRANTS

AUTHORIZED

Unlimited number of voting common shares
Unlimited number of first preferred shares

                             CANARGO OIL & GAS INC.

7. SHARE CAPITAL AND SPECIAL WARRANTS -- (CONTINUED)
Unlimited number of second preferred shares

ISSUED COMMON SHARES                                      NUMBER        AMOUNT
--------------------                                    ----------    ----------
Balance on incorporation, opening balance.............       1,000    $      100
Issued upon contribution of an interest in NOC [note
  3]..................................................   8,275,250     3,187,000
Issued to CanArgo Ltd. [note 4].......................   1,708,641        31,975
Issued for cash.......................................     453,500       698,390
                                                        ----------    ----------
Balance, December 31, 1997............................  10,438,391    $3,917,465
                                                        ----------    ----------
SPECIAL WARRANTS
Special warrants issued...............................   1,636,597    $2,520,359
Issue costs...........................................          --      (498,082)
                                                        ----------    ----------
Balance, December 31, 1997............................   1,636,597    $2,022,277
                                                        ----------    ----------
WARRANTS ISSUED AND BALANCE, DECEMBER 31, 1997........     681,760    $       --
                                                        ----------    ----------
TOTAL SHARE CAPITAL AND SPECIAL WARRANT, DECEMBER 31,
  1997................................................                $5,939,742
                                                                      ==========

On June 30, 1997, the shareholders approved a 40 for 1 consolidation of all the outstanding common shares. The record date of the stock consolidation was July 2, 1997. Accordingly, all references to number of shares and per share information prior to July 2, 1997 have been adjusted to reflect the share consolidation retroactively.

On November 3, 1997, the Corporation closed a private placement of 1,636,597 special warrants at a price of Canadian $2.20 per special warrant. Each special warrant is convertible into one common share of the Corporation and one half of one warrant. Each full warrant is exercisable into one common share at a price of Canadian $2.60 per share through to November 1, 1999.

In conjunction with the special warrant placement, 681,760 warrants were issued. Each warrant is exercisable into one common share with 455,010 being exercisable at a price of Canadian $2.20, 250,000 warrants of which expire on June 30, 1998 and 205,010 warrants of which expire April 30, 1999, and 226,750 being exercisable at a price of Canadian $2.60 and expiring on November 1, 1999.

If the Corporation has not obtained a receipt for a final prospectus indicating the qualification of these securities in each relevant jurisdiction by February 28, 1998 then each special warrant will entitle the holder to receive an additional 0.1 common share and 0.05 warrant without payment of additional consideration.

INCENTIVE STOCK OPTION PLAN

During the period ended December 31, 1997, 1,035,000 common share options were granted; none were exercised. At December 31, 1997, options exercisable between 1998 and 2002 were outstanding to purchase 1,035,000 common shares at a price of $2.20 per share.

                             CANARGO OIL & GAS INC.

8. CONTINGENCIES

The non-controlling shareholder in NOC has initiated legal proceedings in Cyprus claiming that a share offer in NOC had not been accepted by the majority shareholder in the time limits set out and accordingly the share issuance to the majority shareholder was invalid. If the non-controlling shareholder is successful in its application before the Cyprus courts, the interest of the Corporation in NOC could be reduced to 49%. The Corporation has obtained a legal opinion from Cypriot counsel confirming the appropriate acceptance of the subscriptions to the share offer. Subsequent to December 31, 1997, the non-controlling shareholder withdrew its legal action without prejudice. Accordingly, the Corporation continues to maintain that the legal proceedings are without merit and consolidates its 55.9% share holding.

9. SUBSEQUENT EVENTS

On February 2, 1998, the Corporation entered into an agreement with Fountain Oil Incorporated ("Fountain") under which a business combination would be effected through an exchange of shares. Each common share of the Corporation is exchangeable into 1.6 common shares of Fountain. This business combination is subject to regulatory and shareholder approval.

10. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) IN THE
    UNITED STATES

The Corporation's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada, which in the case of the Corporation at December 31, 1997, conforms in all material respects with United States GAAP, except as set forth below.

(a) Adjustments to consolidated loss per share

                                                                 1997
                                                              -----------
Loss in accordance with Canadian and U.S. GAAP..............  $  (255,827)
                                                              -----------
Loss per share in accordance with U.S. GAAP.................  $     (0.02)
                                                              -----------
Weighted average number of common shares outstanding during
  period in accordance with U.S. GAAP.......................   10,757,176
                                                              ===========

                             CANARGO OIL & GAS INC.

10. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) IN THE
    UNITED STATES -- (CONTINUED)
(b) Adjustments to consolidated statements of cash flows in respect of non-cash investing and financing activities.

                                                                 1997
                                                              -----------
INVESTING ACTIVITIES
In accordance with Canadian GAAP............................  $(5,592,949)
Add:
  Contribution of NOC assets, net of cash...................    2,694,705
  Acquisition of Money Works, net of cash...................       29,249
                                                              -----------
INVESTING ACTIVITIES IN ACCORDANCE WITH U.S. GAAP...........  $(2,868,995)
                                                              ===========
FINANCING ACTIVITIES
In accordance with Canadian GAAP............................  $ 6,810,242
Less:
  Issue of share capital on contribution of NOC assets......   (3,187,000)
  Issue of share capital on contribution of Money Works.....      (31,975)
Add:
  Contribution of NOC assets, net of cash...................      492,295
  Acquisition of Money Works, net of cash...................        2,726
                                                              -----------
FINANCING ACTIVITIES IN ACCORDANCE WITH U.S. GAAP...........  $ 4,086,288
                                                              ===========

                             CANARGO OIL & GAS INC.

                   SUPPLEMENTAL DISCLOSURES ABOUT OIL AND GAS
                             PRODUCTION ACTIVITIES
                        (UNAUDITED, STATED U.S. DOLLARS)

The following information about the Corporation's oil producing activities is presented in accordance with United States Statement of Financial Accounting Standards No. 69: Disclosures About Oil and Gas Producing Activities.

OIL RESERVES

Proved oil reserves are the estimated quantities of crude oil which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic conditions.

Proved developed oil reserves are reserves that can be expected to be recovered from existing wells with existing equipment and operating methods.

Estimates of oil reserves are subject to uncertainty and will change as additional information regarding the producing fields and technology becomes available and as economic conditions change.

Reserves presented in this section represent NOC's working interest share of reserves net of royalties. The Corporation has a 55.9% beneficial interest in the reserves of NOC. Reserves at December 31, 1997 are based on estimates by the independent petroleum-engineering firm, AMH Group Ltd. and are all located in the Republic of Georgia.

The Corporation's net proved and net proved developed oil reserves were as follows:

NET PROVED RESERVES                                                  NOC
-------------------                                             -------------
                                                                (THOUSANDS OF
                                                                  BARRELS)
Crude oil
Net proved reserves, June 30, 1997(1).......................        5,675
Production..................................................         (112)
Reserve additions(1)........................................        5,452
                                                                   ------
NET PROVED RESERVES, DECEMBER 31, 1997......................       11,015
                                                                   ======
NET PROVED DEVELOPED RESERVES
June 30, 1997(1)............................................          994
December 31, 1997...........................................        1,929

-------------------------

(1) Estimated by management as the first reserve report prepared for the Corporation was as of December 31, 1997.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS AND CHANGES THEREIN RELATING TO PROVED OIL RESERVES

The following standardized measure of discounted future net cash flows from proved oil reserves has been computed using period end prices and costs and period end statutory tax rates. A discount rate of 10% has been applied in determining the standardized measure of discounted future net cash flows.

                             CANARGO OIL & GAS INC.

                             PRODUCTION ACTIVITIES
                        (UNAUDITED, STATED U.S. DOLLARS)

This information does not necessarily reflect the fair market value of its oil properties. Actual future net cash flows will differ from the presented estimated future net cash flows in that:

(i) future production from proved reserves will differ from estimated production;

(ii) future production will also include production from probable and potential reserves;

(iii) future rather than year end prices and costs will apply; and

(iv) existing economic, operating and regulatory conditions are subject to change.

The standardized measure of discounted future net cash flows is as follows:

                                                                     NOC
                                                                --------------
                                                                (IN THOUSANDS)
DECEMBER 31, 1997
Future cash inflows.........................................       $113,567
Future production, development and restoration costs........         73,664
                                                                   --------
Future net cash flows.......................................       $ 39,903
Ten percent annual discount.................................         14,255
                                                                   --------
Standardized measure........................................       $ 25,648
                                                                   ========

The changes in the standardized measure of discounted future net cash flows for the period is as follows:

                                                                     NOC
                                                                --------------
                                                                (IN THOUSANDS)
JULY 1, 1997(1).............................................       $12,951
Oil sales net of production costs...........................          (534)
Oil discoveries(1)..........................................        16,100
Development costs incurred..................................         2,869
                                                                   -------
DECEMBER 31, 1997...........................................       $25,648
                                                                   =======

-------------------------

(1) Estimated by management as the first reserve report prepared for the Corporation was as of December 31, 1997.

                             CANARGO OIL & GAS INC.

                             PRODUCTION ACTIVITIES
                        (UNAUDITED, STATED U.S. DOLLARS)

Costs incurred in oil property acquisition, exploration and development activities:

                                                                     NOC
                                                                --------------
                                                                (IN THOUSANDS)
SIX MONTHS ENDED DECEMBER 31, 1997
Property acquisition
  Proved....................................................            --
  Unproved..................................................            --
Development.................................................        $2,869
Exploration.................................................            --
                                                                    ------
                                                                    $2,869
                                                                    ======

Depletion per unit of net production:

                                                                    NOC
                                                                -----------
                                                                ($ PER BOE)
Six months ended December 31, 1997..........................       $4.98

Results of operations for oil producing activities:

                                                                     NOC
                                                                --------------
                                                                (IN THOUSANDS)
SIX MONTHS ENDED DECEMBER 31, 1997
Sales.......................................................        $1,324
Royalty and production expense..............................          (790)
Depletion...................................................          (556)
                                                                    ------
Loss before tax.............................................        $  (22)
Income tax..................................................            --
                                                                    ------
RESULTS OF OPERATIONS FROM PRODUCING ACTIVITIES.............        $  (22)
                                                                    ======

NOC's share of revenues under the PSC is determined by the price of Brent crude oil, less transportation charges. At current world oil prices, NOC's share of revenues under the PSC is insufficient to cover royalty, production and depletion expenses. In order to cover royalty, production and depletion expenses under the PSC, at current production volumes of approximately 1,900 barrels per day, the price for Brent crude will need to be approximately US$16.50 per barrel. The closing price for Brent crude on May 25, 1998 was US$14.26 per barrel.

                                AUDITORS' REPORT

To the Directors of
Ninotsminda Oil Company Limited
(formerly "JKX (Ninotsminda) Limited")

We have audited the financial statements of Ninotsminda Oil Company Limited and have obtained all the information and explanations we considered necessary. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with International Standards on Auditing. These standards are substantially in accordance with United States generally accepted auditing standards. Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, proper books of account have been kept by the Company and the financial statements, which are in agreement therewith give a true and fair view of the state of affairs of Ninotsminda Oil Company Limited for the six months ended June 30, 1997 and the year ended December 31, 1996 and of its profit and cash flows for the periods then ended in accordance with International Accounting Standards and comply with the provisions of the Companies Law, Chapter 113.

                                         /s/ Ernst & Young
Limassol, Cyprus                         Ernst & Young
February 18, 1998                        Chartered Accountants

                        NINOTSMINDA OIL COMPANY LIMITED

                                 BALANCE SHEET

                            (STATED IN U.S. DOLLARS)

                                                        JUNE 30,     DECEMBER 31,
                                                          1997           1996
                                                       ----------    ------------
                                     ASSETS
CURRENT
Cash.................................................  $  492,300     $1,565,800
Accounts receivable..................................     716,300        373,500
Inventory............................................      82,600         49,600
                                                       ----------     ----------
                                                        1,291,200     $1,988,900
Oil and gas properties [note 6]......................   4,081,700      2,069,900
                                                       ----------     ----------
                                                       $5,372,900     $4,058,800
                                                       ==========     ==========
                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
Accounts payable.....................................  $   67,500     $   25,600
Taxes payable........................................      61,000         61,000
Due to shareholders [note 7].........................     783,800        188,800
                                                       ----------     ----------
                                                          912,300        275,400
Long term debt [note 8]..............................   1,350,000      2,411,600
                                                       ----------     ----------
                                                        2,262,300      2,687,000
                                                       ----------     ----------
SHAREHOLDERS' EQUITY
Retained earnings....................................   1,291,300      1,367,500
Share premium [note 9]...............................   1,814,300             --
Share capital [note 9]...............................       5,000          4,300
                                                       ----------     ----------
                                                        3,110,600      1,371,800
                                                       ----------     ----------
                                                       $5,372,900     $4,058,800
                                                       ==========     ==========

See accompanying notes

                        NINOTSMINDA OIL COMPANY LIMITED

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                            (STATED IN U.S. DOLLARS)

                                                                         PERIOD
                                                        SIX MONTHS    OCTOBER 24,
                                                          ENDED         1995 TO
                                                         JUNE 30,     DECEMBER 31,
                                                           1997           1996
                                                        ----------    ------------
REVENUE
Oil...................................................  $1,500,000     $3,058,900
Other.................................................      17,400         16,000
                                                        ----------     ----------
                                                         1,517,400      3,074,900
                                                        ----------     ----------
EXPENSES
Operating.............................................     638,200        962,500
General and administrative [note 10]..................     216,400        415,900
Interest [note 4].....................................      76,000        188,900
Depletion.............................................     663,000         79,100
                                                        ----------     ----------
                                                         1,593,600      1,646,400
                                                        ----------     ----------
(LOSS) INCOME BEFORE TAXES............................     (76,200)     1,428,500
Provision for income taxes............................          --         61,000
                                                        ----------     ----------
(LOSS) NET INCOME FOR THE PERIOD......................     (76,200)     1,367,500
Retained earnings, beginning of period................   1,367,500             --
                                                        ----------     ----------
RETAINED EARNINGS, END OF PERIOD......................  $1,291,300     $1,367,500
                                                        ==========     ==========

See accompanying notes

                        NINOTSMINDA OIL COMPANY LIMITED

                            STATEMENT OF CASH FLOWS

                            (STATED IN U.S. DOLLARS)

                                                   SIX MONTHS      PERIOD OCTOBER 24,
                                                      ENDED             1995 TO
                                                  JUNE 30, 1997    DECEMBER 31, 1996
                                                  -------------    ------------------
OPERATING ACTIVITIES
(Loss) income before taxes......................   $   (76,200)       $ 1,428,500
Adjustments to reconcile net income to net cash
  provided by operating activities
  Depletion.....................................       663,000             79,100
                                                   -----------        -----------
Funds from operations...........................       586,800          1,507,600
Changes in non-cash working capital relating to
  operations....................................       261,100           (208,700)
                                                   -----------        -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES.......       847,900          1,298,900
                                                   -----------        -----------
INVESTING ACTIVITIES
Capital asset additions.........................    (2,674,800)        (2,149,000)
                                                   -----------        -----------
NET CASH USED IN INVESTING ACTIVITIES...........   $(2,674,800)       $(2,149,000)
                                                   -----------        -----------
FINANCING ACTIVITIES
Issuance of shares..............................           700              4,300
Share premium...................................     1,814,300                 --
Increase in due to shareholders.................            --          2,500,000
Repayment of due to shareholders................    (1,061,600)           (88,400)
                                                   -----------        -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES.......       753,400          2,415,900
                                                   -----------        -----------
Net (decrease) increase in cash.................    (1,073,500)         1,565,800
Cash, beginning of period.......................     1,565,800                 --
                                                   -----------        -----------
CASH, END OF PERIOD.............................   $   492,300        $ 1,565,800
                                                   ===========        ===========

See accompanying notes

                        NINOTSMINDA OIL COMPANY LIMITED

                         NOTES TO FINANCIAL STATEMENTS

                            (STATED IN U.S. DOLLARS)

1. INCORPORATION

The Company was incorporated in Cyprus on October 24, 1995 with minimal share capital and changed its name to Ninotsminda Oil Company Limited ("NOC") effective January 16, 1998.

2. DESCRIPTION OF BUSINESS

The primary purpose of the Company is the exploration for and production of hydrocarbons in the Republic of Georgia.

NOC operates under the terms of a Production Sharing Contract ("PSC") signed February 15, 1996 between NOC and the Republic of Georgia represented by the state oil company, Georgian Oil. Under the terms of the PSC, NOC is responsible for the costs associated with the project, which is operated on behalf of NOC by the local operating company, Georgian British Oil Company ("Georgian Oil"). Georgian Oil is responsible for the costs associated with site restoration and abandonment, royalties and all state taxes. The PSC expires in December 2019 and provides for a five year extension. While areas of the license containing field developments are not subject to relinquishment, other areas are subject to relinquishment after 5, 10, 15 and 20 years after the date of issue of the license. Currently the Ninotsminda field is the only producing field in this license.

Production from the Ninotsminda field commenced in the early part of 1996, and during 1996 approximately 515,000 barrels of oil were produced. Under the terms of the PSC, Georgian Oil currently takes the first 750 barrels per day ("determined production") of production, after which all production is shared. The level of determined production will change in accordance with the terms of the agreement. After determined production, NOC receives up to 50% of production for cost recovery. Remaining production after cost recovery is then allocated as to 30% to NOC and as to 70% to Georgian Oil.

To date, NOC has sold all of its production to one international buyer at prices related to the world market price for Brent crude, with payment in US dollars into NOC's bank account in Cyprus.

NOC is in an early stage of operations and is effectively dealing with challenges typical of doing business in the former Soviet Union. NOC is currently not in a position to finance all its working capital and capital investment requirements through its own operations and therefore will require additional external financing.

3. ACCOUNTING POLICIES

The Company follows international accounting standards. The significant accounting policies are noted below.

ACCOUNTING CONVENTION

The financial statements are drawn up under the historical cost convention.

                        NINOTSMINDA OIL COMPANY LIMITED

                            (STATED IN U.S. DOLLARS)

3. ACCOUNTING POLICIES -- (CONTINUED)
EXCHANGE RATES

The financial statements are presented in United States dollars. The Company's revenues and exploration and production costs are denominated in U.S. dollars.

Transactions in other currencies are translated to United States dollars at the rates in effect on the transaction date. Balances are translated to United States dollars at the exchange rate in effect at the balance sheet date. Any resulting exchange gains or losses are recognized as income or expense in the year they are incurred.

OIL AND GAS PROPERTIES

The Company accounts for oil and gas expenditures under the full cost method of accounting, whereby all costs associated with the exploration for and development of crude oil and natural gas reserves are capitalized as capital assets within one global amortized cost pool.

Costs related to evaluated properties, including an estimate for future costs to develop proved reserves, are amortized through depletion charges using the unit of production method based on commercial proved crude oil reserves.

INVENTORY

Inventory is comprised of crude oil and is carried at the lower of cost and net realizable value.

4. INTEREST PAYABLE

The following amounts are included in the due to shareholder:

                                                         JUNE 30,    DECEMBER 31,
                                                           1997          1996
                                                         --------    ------------
CanArgo Energy Inc.....................................  $134,500      $ 97,800
JKX Nederland BV.......................................   125,400        91,100
                                                         --------      --------
                                                         $259,900      $188,900
                                                         ========      ========

5. PROFITS TAX

The Company is subject to Cyprus corporation tax on its taxable profits at the rate of 4.25%.

                        NINOTSMINDA OIL COMPANY LIMITED

                            (STATED IN U.S. DOLLARS)

6. OIL AND GAS PROPERTIES

                                                        JUNE 30,     DECEMBER 31,
                                                          1997           1996
                                                       ----------    ------------
Cost
  Opening balance....................................  $2,149,000     $       --
  Additions during the period........................   2,674,800      2,149,000
                                                       ----------     ----------
  At December 31.....................................   4,823,800      2,149,000
                                                       ----------     ----------
Depletion
  Opening balance....................................      79,100             --
  Charge for the period..............................     663,000         79,100
                                                       ----------     ----------
  At December 31.....................................     742,100         79,100
                                                       ----------     ----------
Net book value
  At December 31.....................................  $4,081,700     $2,069,900
                                                       ==========     ==========

7. DUE TO SHAREHOLDERS

Amounts falling due within one year:

                                                         JUNE 30,    DECEMBER 31,
                                                           1997          1996
                                                         --------    ------------
CanArgo Energy Inc.....................................  $134,500      $ 97,800
JKX Nederland BV.......................................   649,300        91,100
                                                         --------      --------
                                                         $783,800      $188,900
                                                         ========      ========

8. LONG TERM DEBT

                                                        JUNE 30,     DECEMBER 31,
                                                          1997           1996
                                                       ----------    ------------
Shareholder loans
  CanArgo Energy Inc.................................  $  675,000     $1,500,000
  JKX Nederland BV...................................     675,000        911,600
                                                       ----------     ----------
                                                       $1,350,000     $2,411,600
                                                       ==========     ==========

The shareholder loans bear interest at the rate of 10% per annum and are repayable out of surplus funds as and when available.

                        NINOTSMINDA OIL COMPANY LIMITED

                            (STATED IN U.S. DOLLARS)

9. SHARE CAPITAL

AUTHORIZED

10,000 shares at a par value of L1 each

ISSUED

                                                              NUMBER    VALUE
                                                              ------    ------
Issued during 1996..........................................  2,000     $4,300
                                                              -----     ------
Balance, December 31, 1996..................................  2,000     $4,300
Issued for cash.............................................    363        700
                                                              -----     ------
Balance, June 30, 1997......................................  2,363     $5,000
                                                              =====     ======

During 1997, the Company issued 203 shares to CanArgo and 160 shares to JKX Nederland B.V. at a price of $5,000 per share. The amount paid in excess of the nominal value of the shares is recorded as share premium.

10. RELATED PARTY TRANSACTIONS

During 1997, members of the JKX Oil & Gas plc ("JKX") group of companies, including JKX Nederland B.V. (44.1% shareholder in NOC at December 31, 1997) performed services and procured goods and services on behalf of NOC. These goods and services recharged by JKX to NOC, excluding interest expense, totaled $531,300 for the six month period ended June 30, 1997 (December 31, 1996 -- $743,000) of which $381,900 has not yet been agreed to by NOC.

11. SHAREHOLDER DISPUTES

There are disputes between shareholders as to their relative ownership interests in NOC. The resolution of these disputes may result in a reallocation of amounts between contributed surplus and due to shareholders.

12. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) IN THE UNITED STATES

The Company's financial statements have been prepared in accordance with international generally accepted accounting principles, which in the case of the Company conform in all material respects with United States GAAP.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, other than broker commissions, all of which are being borne by the Company.


Securities and Exchange Commission filing fee...............  $  1,663.00
Blue Sky filing fees........................................     4,300.00
NASD fee....................................................       700.00
Printing expenses...........................................    50,000.00
Legal fees and expenses.....................................   175,000.00
Accounting fees and expenses................................    35,000.00
Broker-dealer expense allowance.............................   127,588.00
Escrow Agent Fees...........................................     2,500.00
Miscellaneous...............................................    30,837.00
                                                              -----------
  Total.....................................................  $427,588.00
                                                              ===========



All of the amounts shown are estimates based on a maximum offering except for the fees paid to the Securities and Exchange Commission, Blue Sky Filing Fees and the NASD fee.


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES


In May 1999, CanArgo issued an aggregate of 81,250 shares of Common Stock to two persons in consideration for financial consulting services valued at $0.2812 per share.



The offer and sale of the shares was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), under Section 4(2) of the Act as a transaction by an issuer not involving a public offering. The purchaser of the shares represented to CanArgo, among other things, that it was acquiring the shares for its own account; that it was acquiring the shares for investment and not with a view toward the distribution thereof; and that it would not sell the shares without registration under the Act or an applicable exemption from such registration requirement. The certificate representing the shares has a restrictive legend endorsed thereon reflecting the restrictions on transferability arising out of the foregoing matters, and CanArgo has issued "stop transfer" instructions to its transfer agent with respect to such shares.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) The following exhibits are filed herewith or incorporated herein by reference:

         (*) Management Contracts, Compensation Plans and Arrangements are identified by an asterisk.


         1(1)     Form of Escrow Agreement with Signature Stock Transfer,
                  Inc.(2)


         1(2)     Form of Selling Agent Agreement -- to be filed by amendment.

         2(1) Amended and Restated Combination Agreement between Fountain Oil Incorporated and CanArgo Energy Inc. dated as of February 2, 1998 (Incorporated herein by reference from Form S-3 Registration Statement, File No. 333-48287 filed on June 9,
                  1998).

         2(2) Voting, Support and Exchange Trust Agreement (Incorporated herein by reference as Annex G from Form S-3 Registration Statement, File No. 333-48287 filed on June 9, 1998).

         3(1) Registrant's Certificate of Incorporation and amendments thereto (Incorporated herein by reference from July 15, 1998 Form 8-K).

         3(2) Registrant's Bylaws (Incorporated herein by reference from March 31, 1999 Form 10-Q).

         4(1) Form of 8% Convertible Subordinated Debenture (Incorporated herein by reference from February 29, 1996 Form 10-QSB).


         4(2)     Form of Stock Certificate


         5(1) Opinion of Kelly Lytton Mintz & Vann LLP -- to be filed by amendment.

        *10(1) Securities Compensation Plan (Incorporated herein by reference from August 31, 1994 Form 10-KSB, filed by Electromagnetic Oil Recovery, Inc., the Company's predecessor).

        *10(2) Form of Certificate for Common Stock Purchase Warrants issued pursuant to the Securities Compensation Plan (Incorporated herein by reference from Form S-8 Registration Statement, File No. 33-82944 filed on August 17, 1994, filed by Electromagnetic Oil Recovery, Inc., the Company's predecessor).

        *10(3) Form of Option Agreement for options granted to certain persons, including Directors (Incorporated herein by reference from August 31, 1994 Form 10-KSB, filed by Electromagnetic Oil Recovery, Inc., the Company's predecessor).

        *10(4) Form of Certificate for Common Stock Purchase Warrants issued to certain investors in August 1994, including Directors (Incorporated herein by reference from August 31, 1994 Form 10-KSB, filed by Electromagnetic Oil Recovery, Inc., the Company's predecessor).

        *10(5) Restated Employment Agreement between Fountain Oil Incorporated and Nils N. Trulsvik (Incorporated herein by reference from December 31, 1997 Form 10-K/A).

        *10(6) Employment Agreement between Fountain Oil Incorporated and Ravinder S. Sierra (Incorporated herein by reference from August 31, 1995 Form 10-KSB).

        *10(7) Amended and Restated 1995 Long-Term Incentive Plan (Incorporated herein by reference from September 30, 1998 Form 10-Q).

        *10(8) Fee Agreement dated November 15, 1995 between Fountain Oil Incorporated and Robert A. Halpin (Incorporated herein by reference from August 31, 1996 Form 10-KSB).

        *10(9) Fee Agreement between Fountain Oil Incorporated and Eugene J. Meyers (Incorporated herein by reference from August 31, 1996 Form 10-KSB).

        *10(10) Amended Fee Agreement dated December 10, 1996 between Fountain Oil Incorporated and Robert A. Halpin (Incorporated herein by reference from December 31, 1996 Form 10-K).

        *10(11) Employment Agreement between Fountain Oil Incorporated and Alfred Kjemperud (Incorporated herein by reference from March 31, 1997 Form 10-Q).

        *10(12) Employment Agreement between Fountain Oil Norway AS and Rune Falstad (Incorporated herein by reference from December 31, 1997 Form 10-K/A).

        *10(13) Amended and Restated CanArgo Energy Inc. Stock Option Plan (Incorporated herein by reference from September 30, 1998 Form 10-Q).

        *10(14) Workorder between CanArgo Energy Inc. and Nils N. Trulsvik as Consultant (Incorporated herein by reference from September 30, 1998 Form 10-Q).

        *10(15) Consultancy Agreement between CanArgo Energy Corporation and Fincom AS, Norway (Incorporated herein by reference from September 30, 1998 Form 10-Q).

        *10(16) Employment Contract between CanArgo Energy Inc. and Anthony J. Potter (Incorporated herein by reference from September 30, 1998 Form 10-Q).

        *10(17) Workorder between CanArgo Energy Inc. and Alfred Kjemperud as Consultant.(1)

         10(18)  Convertible Loan Agreement between Ninotsminda Oil Company
                 (NOC) and International Finance Corporation (IFC) dated December 17, 1998.(1)

         10(19) Put Option Agreement between CanArgo Energy Corporation, JKX Oil & Gas PLC. and IFC dated December 17, 1998.(1)

         10(20) Guarantee Agreement between CanArgo Energy Corporation and IFC dated December 17, 1998.(1)

         10(21) Agreement between Georgian Oil Refinery Company and CanArgo Petroleum Products Ltd. dated September 26, 1998.(1)

         10(22) Terrenex Acquisition Corporation Option regarding CanArgo (Nazvrevi) Limited.(1)

         10(23) Production Sharing Contract between (1) Georgia and (2) Georgian Oil and JKX Navtobi Ltd. dated February 15, 1996.

         21       List of Subsidiaries.(1)


         23(1)   Consent of PricewaterhouseCoopers LLP.

         23(2) Consent of Ernst & Young, Chartered Accountants, Calgary, Canada.(2)



         23(3) Consent of Ernst & Young, Chartered Accountants, Limassol, Cyprus.(2)


         23(4)   Consent of AMH Group Ltd.(1)

         23(5) Consent of Kelly Lytton Mintz & Vann LLP, contained in Exhibit 5(1).

         24(1)   Power of Attorney.(1)


         24(2)   Power of Attorney of Robert A. Halpin(2)


         27(1) Restated Financial Data Schedule for the fiscal year ended December 31, 1997.(1)

         27(2) Restated Financial Data Schedule for the four-month period ended December 31, 1996.(1)

         27(3) Restated Financial Data Schedule for the fiscal year ended August 31, 1996.(1)

         27(4) Restated Financial Data Schedule for the fiscal year ended August 31, 1995.(1)

         27(5) Restated Financial Data Schedule for the quarter ended March 31, 1998.(1)

         27(6) Restated Financial Data Schedule for the quarter ended June 30, 1998.(1)

         27(7) Restated Financial Data Schedule for the quarter ended March 31, 1997.(1)

         27(8) Restated Financial Data Schedule for the quarter ended June 30, 1997.(1)

         27(9) Restated Financial Data Schedule for the quarter ended September 30, 1997.(1)

     (b)      No financial statement schedules are required to be filed
              herewith.
---------------

(1) Previously filed on February 12, 1999.


(2) Previously filed on May 19, 1999.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on June 4, 1999.


                                              CANARGO ENERGY CORPORATION

                                              By: /s/ MICHAEL BINNION
                                                --------------------------------

                                                  Michael Binnion,


                                                  President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                                                  TITLE                   DATE
---------                                                  -----                   ----
              /s/ DAVID ROBSON                 Chief Executive Officer and     June 4, 1999
---------------------------------------------  Director (Principal Executive
                David Robson*                  Officer)
             /s/ MICHAEL BINNION               President, Chief Financial      June 4, 1999
---------------------------------------------  Officer and Director
               Michael Binnion                 (Principal Financial Officer)
            /s/ ROBERT A. HALPIN               Director                        June 4, 1999
---------------------------------------------
              Robert A. Halpin*
          /s/ J.F. RUSSELL HAMMOND             Director                        June 4, 1999
---------------------------------------------
            J.F. Russell Hammond*
               /s/ PEDER PAUS                  Director                        June 4, 1999
---------------------------------------------
                 Peder Paus*
            /s/ NILS N. TRULSVIK               Director                        June 4, 1999
---------------------------------------------
              Nils N. Trulsvik*
            /s/ ANTHONY J. POTTER              Controller (Principal           June 4, 1999
---------------------------------------------  Accounting Officer)
             Anthony J. Potter*


*By /s/  MICHAEL BINNION
    ------------------------------
    Michael Binnion
    Attorney-in-fact

                           CANARGO ENERGY CORPORATION
                   AMENDMENT NO. 2 TO REGISTRATION STATEMENT
                                  ON FORM S-1

                                 EXHIBIT INDEX


 FILED
HEREWITH
--------
              (*)  Management Contracts, Compensation Plans and Arrangements
                   are identified by an asterisk.

             1(1)  Form of Escrow Agreement with Signature Stock Transfer,
                   Inc.(2)

             1(2)  Form of Selling Agent Agreement -- to be filed by amendment.

             2(1)  Amended and Restated Combination Agreement between Fountain
                   Oil Incorporated and CanArgo Energy Inc. dated as of
                   February 2, 1998 (Incorporated herein by reference from Form
                   S-3 Registration Statement, File No. 333-48287 filed on June
                   9, 1998).

             2(2) Voting, Support and Exchange Trust Agreement (Incorporated herein by reference as Annex G from Form S-3 Registration
                   Statement, File No. 333-48287 filed on June 9, 1998).

             3(1) Registrant's Certificate of Incorporation and amendments thereto (Incorporated herein by reference from July 15, 1998
                   Form 8-K).

             3(2) Registrant's Bylaws (Incorporated herein by reference from March 31, 1999 Form 10-Q).

             4(1) Form of 8% Convertible Subordinated Debenture (Incorporated herein by reference from February 29, 1996 Form 10-QSB).

   X         4(2)  Form of Stock Certificate

             5(1) Opinion of Kelly Lytton Mintz & Vann LLP -- to be filed by amendment.

           *10(1) Securities Compensation Plan (Incorporated herein by reference from August 31, 1994 Form 10-KSB, filed by
                   Electromagnetic Oil Recovery, Inc., the Company's predecessor).

           *10(2) Form of Certificate for Common Stock Purchase Warrants issued pursuant to the Securities Compensation Plan
                   (Incorporated herein by reference from Form S-8 Registration
                   Statement, File No. 33-82944 filed on August 17, 1994, filed by Electromagnetic Oil Recovery, Inc., the Company's predecessor).

           *10(3) Form of Option Agreement for options granted to certain persons, including Directors (Incorporated herein by reference from August 31, 1994 Form 10-KSB, filed by
                   Electromagnetic Oil Recovery, Inc., the Company's predecessor).

           *10(4) Form of Certificate for Common Stock Purchase Warrants issued to certain investors in August 1994, including
                   Directors (Incorporated herein by reference from August 31, 1994 Form 10-KSB, filed by Electromagnetic Oil Recovery,
                   Inc., the Company's predecessor).

           *10(5)  Restated Employment Agreement between Fountain Oil
                   Incorporated and Nils N. Trulsvik (Incorporated herein by reference from December 31, 1997 Form 10-K/A).

 FILED
HEREWITH
--------
           *10(6)  Employment Agreement between Fountain Oil Incorporated and
                   Ravinder S. Sierra (Incorporated herein by reference from
                   August 31, 1995 Form 10-KSB).

           *10(7)  Amended and Restated 1995 Long-Term Incentive Plan
                   (Incorporated herein by reference from September 30, 1998
                   Form 10-Q).

           *10(8)  Fee Agreement dated November 15, 1995 between Fountain Oil
                   Incorporated and Robert A. Halpin (Incorporated herein by reference from August 31, 1996 Form 10-KSB).

           *10(9)  Fee Agreement between Fountain Oil Incorporated and Eugene
                   J. Meyers (Incorporated herein by reference from August 31,
                   1996 Form 10-KSB).

          *10(10)  Amended Fee Agreement dated December 10, 1996 between
                   Fountain Oil Incorporated and Robert A. Halpin (Incorporated herein by reference from December 31, 1996 Form 10-K).

          *10(11)  Employment Agreement between Fountain Oil Incorporated and
                   Alfred Kjemperud (Incorporated herein by reference from March 31, 1997 Form 10-Q).

          *10(12)  Employment Agreement between Fountain Oil Norway AS and Rune
                   Falstad (Incorporated herein by reference from December 31, 1997 Form 10-K/A).

          *10(13)  Amended and Restated CanArgo Energy Inc. Stock Option Plan
                   (Incorporated herein by reference from September 30, 1998
                   Form 10-Q).

          *10(14) Workorder between CanArgo Energy Inc. and Nils N. Trulsvik as Consultant (Incorporated herein by reference from September 30, 1998 Form 10-Q).

          *10(15)  Consultancy Agreement between CanArgo Energy Corporation and
                   Fincom AS, Norway (Incorporated herein by reference from September 30, 1998 Form 10-Q).

          *10(16)  Employment Contract between CanArgo Energy Inc. and Anthony
                   J. Potter (Incorporated herein by reference from September
                   30, 1998 Form 10-Q).

          *10(17) Workorder between CanArgo Energy Inc. and Alfred Kjemperud as Consultant.(1)

           10(18)  Convertible Loan Agreement between Ninotsminda Oil Company
                   (NOC) and International Finance Corporation (IFC) dated
                   December 17, 1998.(1)

           10(19)  Put Option Agreement between CanArgo Energy Corporation, JKX
                   Oil & Gas PLC. and IFC dated December 17, 1998.(1)

           10(20)  Guarantee Agreement between CanArgo Energy Corporation and
                   IFC dated December 17, 1998.(1)

           10(21)  Agreement between Georgian Oil Refinery Company and CanArgo
                   Petroleum Products Ltd. dated September 26, 1998.(1)

           10(22)  Terrenex Acquisition Corporation Option regarding CanArgo
                   (Nazvrevi) Limited.(1)

 FILED
HEREWITH
--------
   X       10(23)  Production Sharing Contract between (1) Georgia and (2)
                   Georgian Oil and JKX Navtobi Ltd. dated February 15, 1996.

               21  List of Subsidiaries.(1)

   X        23(1)  Consent of PricewaterhouseCoopers LLP.
            23(2)  Consent of Ernst & Young, Chartered Accountants, Calgary,
                   Canada.(2)
            23(3)  Consent of Ernst & Young, Chartered Accountants, Limassol,
                   Cyprus.(2)

            23(4)  Consent of AMH Group Ltd.(1)

            23(5)  Consent of Kelly Lytton Mintz & Vann LLP, contained in
                   Exhibit 5(1).

            24(1)  Power of Attorney.(1)

            24(2)  Power of Attorney of Robert A. Halpin(2)

            27(1)  Restated Financial Data Schedule for the fiscal year ended
                   December 31, 1997.(1)

            27(2) Restated Financial Data Schedule for the four-month period ended December 31, 1996.(1)

            27(3)  Restated Financial Data Schedule for the fiscal year ended
                   August 31, 1996.(1)

            27(4)  Restated Financial Data Schedule for the fiscal year ended
                   August 31, 1995.(1)

            27(5)  Restated Financial Data Schedule for the quarter ended March
                   31, 1998.(1)

            27(6)  Restated Financial Data Schedule for the quarter ended June
                   30, 1998.(1)

            27(7)  Restated Financial Data Schedule for the quarter ended March
                   31, 1997.(1)

            27(8)  Restated Financial Data Schedule for the quarter ended June
                   30, 1997.(1)

            27(9)  Restated Financial Data Schedule for the quarter ended
                   September 30, 1997.(1)


---------------

(1) Previously filed on February 12, 1999.


(2) Previously filed on May 19, 1999.